REVOLVING LOAN AGREEMENT                                  Page 10
423610.11D
                    REVOLVING LOAN AGREEMENT


      THIS REVOLVING LOAN AGREEMENT is entered into as of the 29th day of September, 1995, by and among AMRESCO, INC., a Delaware corporation, and the entities designated as "Borrowers" on Schedule I attached hereto (as modified from time to time), and NationsBank of Texas, N.A., a national banking association, for itself and as agent, and the lending institutions designated as "Lenders" on Schedule I hereto (as modified from time to time).


                     PRELIMINARY STATEMENT


      Borrowers have requested that Lenders make available two revolving credit facilities in an aggregate amount not to exceed One Hundred Seventy-Five Million and No/100 Dollars ($175,000,000.00). Upon and subject to the terms of this Agreement, Lenders are willing to make such revolving credit facilities available to Borrowers. Accordingly, in consideration of the mutual covenants contained herein, Borrowers, Agent and Lenders agree as follows:


                           ARTICLE I

                         TERMS DEFINED

      Section 1.1. Definitions. The following terms, as used herein, have the following meanings:

      Account Debtor means, collectively, the "borrower" and each other obligor, guarantor or other liable party under any Assigned
Loan.

     Acquired Loans means the loans and mortgages included in any Asset Portfolio acquired by any of the Borrowers, and which have not been disposed of by any such Borrower.

      Adjusted LIBOR Rate shall mean on the applicable Effective Date, with respect to a LIBOR Rate Advance, a rate per annum equal to the sum of (a) the quotient of (i) the LIBOR Rate on the applicable Effective Date, divided by (ii) the remainder of 1.00 minus the LIBOR Reserve Requirement, if any, on the applicable Effective Date, plus (b) the FDIC Percentage in effect on the applicable Effective Date, together with any additional impositions, assessments, fees or surcharges that may be imposed on Agent or any Lender (expressed as a percentage), to the extent such impositions, assessments, fees or surcharges are not reflected in the FDIC Percentage or the LIBOR Reserve Requirement and are generally imposed on banks with capitalization and supervisory risk factors comparable to Agent, plus (c) the LIBOR Margin.

       Administrative Fee means an aggregate annual fee of Twenty-Five Thousand and No/100 Dollars ($25,000.00).

      Advances means Corporate Facility Advances and/or Portfolio
Facility Advances.

      Affiliate means, as to any Person, any Subsidiary of such Person, or any Person which, directly or indirectly, controls, is controlled by, or is under common control with such Person. For the purposes of this definition, "control" means the possession of the power to direct or cause the direction of management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

      Agent means NationsBank, in its capacity as agent for the Lenders hereunder, or any successor agent pursuant to Section
10.5 or any agreement entered into pursuant to Section 10.6.

      Agreement  means  this  Revolving Loan  Agreement  and  all
renewals,     extensions,    modifications,    amendments     and
rearrangements thereof.

      AMRESCO means AMRESCO, Inc., a Delaware corporation, that directly or indirectly owns 100% of the capital stock of the other Borrowers.

      Applicable Environmental Laws has the meaning set forth  in
Section 7.7.

     Applicable Rate has the meaning set forth in Section 3.3.

      Approved Subordinated Debt means Debt issued by AMRESCO which is unsecured and subordinated to payment of the Credit Facilities and the terms of which (including, without limitation, the subordination provisions thereof) have been approved in writing by the Required Lenders.

     Arranger means NationsBanc Capital Markets, Inc.

      Asset  Portfolios means one or more pools or portfolios  of
(a)  performing, non-performing or under-performing loans, and/or
(b) real estate or other assets acquired in connection with the foreclosure, restructure or settlement of non-performing or under-performing loans, together with all documents, instruments, certificates and other information related thereto.

      Asset Portfolio Report means a report showing various information concerning each Asset Portfolio which is included as an Eligible Investment, such report being in form as attached to the Borrowing Base Schedule as Annex A.

      Assigned Loans means the Acquired Loans included in the Asset Portfolios which are Eligible Investments, and which have not been disposed of by the applicable Borrower as contemplated and permitted by this Agreement and the other Loan Documents.

      Assignment  and  Acceptance has the meaning  set  forth  in
Section 11.10.

      Authorized Officer means, as to any Borrower, or any other Person, any of its Chairman, Vice-Chairman, President, Executive Vice President(s), Chief Financial Officer, Chief Accounting Officer, Treasurer or Assistant Treasurer, who are duly authorized by the Board of Directors of such Person to execute the Loan Documents or any other documents or certificates to be executed by such Person hereunder or in connection with any Advance or Letter of Credit.

      Available Commitment means the aggregate amount which Borrowers are entitled to borrow under the terms of this Agreement, which amount shall initially be (a) as to the
Corporate Facility, Seventy-Five Million and No/100 Dollars ($75,000,000.00), subject to reduction pursuant to the terms of
Section 2.1(a) or as otherwise provided in the Loan Documents, and (b) as to the Portfolio Facility, One Hundred Million and No/100 Dollars ($100,000,000.00); provided, however, that until such time that Lenders, in addition to the Initial Lenders, agree to make Advances hereunder (as evidenced by an addendum or modification to Schedule I being attached hereto and the issuance by Borrowers of additional Notes to such Lenders), (i) the Available Commitment under the Corporate Facility shall equal the greater of $43,928,571.00 and the sum of (A) the aggregate Loan Commitment Amounts of the Initial Lenders under the Corporate Facility plus (B) the aggregate Loan Commitment Amounts under the Corporate Facility of any other Lenders hereafter added as a Lender to this Agreement (other than through an assignment or participation of an existing Lender's interest in the Credit
Facilities), and (ii) the Available Commitment under the Portfolio Facility shall equal the greater of $58,571,429.00 and the sum of (A) the aggregate Loan Commitment Amounts of the Initial Lenders under the Portfolio Facility plus (B) the aggregate Loan Commitment Amounts under the sPortfolio Facility of any other Lenders hereafter added as a Lender under this Agreement (other than through an assignment or participation of an existing Lender's interest in the Credit Facilities).

      Base Rate means, on any date of determination, the greater of (a) the rate of interest per annum most recently announced by Agent as its prime rate in effect at its principal office (which, in the case of NationsBank shall mean its principal office in Dallas, Texas), automatically fluctuating upward and downward until and at the time specified in each such announcement without special notice to any Borrower or any other Person, which prime rate may not necessarily represent the lowest or best rate actually charged to a customer and (b) the sum of the Federal Funds Rate plus .50%.

      Borrower Due Diligence Reports means the various written reports, information and other materials that a Borrower prepared or assembled and has available at the offices designated in
Section 7.12 hereof containing descriptions and evaluations of the Acquired Loans and Mortgaged Properties included in a particular Asset Portfolio, and the applicable Borrower's assessments and projections regarding same, or other information regarding such Acquired Loans and the Mortgaged Property, including copies of purchase agreements, copies of any appraisals or environmental site assessments, and the "Round Table" books for each such Asset Portfolio summarizing the applicable Borrower's due diligence regarding such Acquired Loans and the Mortgaged Property.

      Borrowers means AMRESCO and each of the entities designated on Schedule I as a "Borrower," as such Schedule I may be supplemented pursuant to Section 2.4.

      Borrowing  Base  means an amount equal  to  the  lesser  of
(a) the sum of (i) the aggregate amount obtained by adding the products obtained by multiplying the applicable Borrowing Percentage times the Net Investment Value of the Eligible Investments (excluding, however, the Net Investment Value of any Performing Assigned Loans), plus (ii) eighty percent (80%) of the Net Investment Value of Performing Assigned Loans at the time of determination, provided, that, in no event shall the amount included under clause (ii) exceed the lesser of twenty percent (20%) of the total availability under the Portfolio Facility on the date of determination, or Fifteen Million and No/100 Dollars ($15,000,000.00), or (b) the quotient of (i) the net present value (discounted at nine percent (9%)) of the Projected Net Cash Flow from Eligible Investments as determined by Borrower and not reasonably objected to by Agent (provided, that, with respect to the Projected Net Cash Flow from any Eligible Investment in which Heller Financial, Inc. has a profits interest as described in
Section 8.8(g), Borrowers shall include only 75% of the net present value of such Projected Net Cash Flow for the purposes of this calculation), divided by (ii) 1.70; provided that, in computing the Borrowing Base the portion of the Borrowing Base attributable to Wholly-Owned Real Estate Portfolios shall not exceed twenty-five percent (25%) of the aggregate Borrowing Base.

      Borrowing Base Schedule means the schedule which (a) lists each Eligible Investment and the current Net Investment Value thereof with any back-up schedule required by Section 7.1(g),
(b)  the  aggregate  Net  Investment  Values  of  the  Performing
Assigned Loans included in Eligible Investments, (c) designates the number of months since each such Eligible Investment was initially acquired by any Borrower, (d) shows the net present value (discounted at nine percent (9%)) of the Projected Net Cash Flow from Eligible Investments for each Eligible Investment, (e) shows the aggregate Net Investment Value and aggregate net present values of Projected Net Cash Flow related to any Wholly-Owned Real Estate Portfolios included in the Borrowing Base, (f) calculates the Borrowing Base and shows how such calculation was made, and (g) includes a completed Asset Portfolio Report if such Borrowing Base Schedule is being delivered with Borrowers' quarterly financial statements, which Borrowing Base Schedule shall be in substantially the form attached as Schedule I to the Request for Advance.

     Borrowing Percentage means the following percentages for the following time periods:

Time Elapsed Since Initial
 Purchase By Any Borrower of Eligible Investment Percentage

Less than 6 months                                          80%
Greater than or equal to 6 months, but less than 12 months 70% Greater than or equal to 12 months, but less than 18 months 60% Greater than or equal to 18 months, but less than 24 months 25%
Greater than or equal to 24 months                           0%

      Bridge  Loan  means a loan in an initial  amount  equal  to
Twenty-Five  Million and No/100 Dollars ($25,000,000.00),  to  be
used  by  Borrowers  for the purposes set forth  in  Section  2.5 hereof and to be repaid as provided in Section 3.14.

     Bridge Loan Advances means advances by Bridge Loan Lender to
Borrowers under the Bridge Loan pursuant to the terms and conditions of this Agreement.

      Bridge  Loan Commitment means the commitment by the  Bridge
Loan Lender to make the Bridge Loan, as the same is reduced from time to time pursuant to Section 2.5.

     Bridge Loan Lender means NationsBank, and its successors and assigns.

      Bridge Loan Percentage means the percentage obtained by dividing (a) the Bridge Loan Commitment by (b) the sum of the Available Commitment related to the Corporate Facility plus the Bridge Loan Commitment.

      Business Day means (a) for all purposes other than as covered by clause (b) of this definition, any day of the week, other than Saturday, Sunday or other day Agent or any Lender is required or authorized by law or executive order to close, and
(b) with respect to all requests, notices and determinations in connection with LIBOR Rate Advances, a day which is a Business Day described in clause (a) of this definition and which is a day for trading by and between banks for Dollar deposits in the London interbank market.

     CERCLA has the meaning set forth in Section 7.7.

      Change in Control means (a) the acquisition by a person (as such term is used in Section 13(d) and Section 14(d)(2) of the Exchange Act) or related persons constituting a group (as such term is used in Rule 13d-5 under the Exchange Act) of the beneficial ownership of issued and outstanding shares of the voting stock of AMRESCO, the result of which acquisition is that such person or such group possess in excess of 50% of the combined voting power of all the issued and outstanding voting stock of AMRESCO, or (b) during any period of twelve consecutive calendar months, individuals who were directors of AMRESCO on the first day of such period shall cease to constitute a majority of the Board of Directors of AMRESCO; provided, however, that the Existing Control Group shall not be deemed to be persons or members of such acquiring group in determining whether such direct or indirect beneficial ownership or power has been acquired by any person or any group.

      Closing Date means the effective date of execution of this Agreement as designated in the first paragraph of this Agreement.

     Code means the Internal Revenue Code of 1986, as amended.

      Collateral means all property, assets and interests of any kind securing the Credit Facilities (including, without limitation, all Advances and the Letters of Credit) pursuant to this Agreement or any of the other Loan Documents, which shall include, without limitation, all Assigned Loans.

      Collateral Assignment means the collateral assignment of promissory notes and liens and, collectively, all collateral assignments of promissory notes and liens, executed by any Borrower in favor of Agent, on behalf and for the benefit of Lenders, as security for the Credit Facilities, which collateral assignment is intended to cover all of the Assigned Loans and all renewals, modifications, amendments, supplements and restatements thereof, which collateral assignment shall be in the form attached hereto as Exhibit B.

      Commitment Fee shall mean the non-refundable fee equal to the product of (a) the applicable percentage in effect as computed pursuant to Schedule II attached hereto, times, (b) the average daily unused portion of the Available Commitment after adjustment for the Letter of Credit Exposure.

      Compliance Letter means a letter from Deloitte & Touche (or such other firm approved by the Required Lenders) stating that such firm has reviewed the calculation of the then current Borrowing Base and all components of the Borrowing Base and such calculations are accurate and comply with the requirements of this Agreement, and containing such other information Agent may reasonably request, and otherwise being in substantially the form attached hereto as Exhibit D-1.

       Consequential   Loss  has  the  meaning   set   forth   in
Section 3.6(d).

      Consolidated Capitalization means, as of any date, the sum of (a) Consolidated Funded Debt plus (b) Consolidated Tangible
Net Worth.

      Consolidated EBITDA means, for any period, determined in accordance with GAAP on a consolidated basis for AMRESCO and its Subsidiaries, the sum of consolidated net income before taxes and non-recurring gains or losses, plus depreciation, plus amortization, plus interest expense, each as deducted in determining such consolidated net income before taxes.

      Consolidated Funded Debt means, as of any date, all Debt which is evidenced by promissory notes, loan agreements, bonds or similar instruments, as such amount is required to be shown on AMRESCO's consolidated financial statements prepared in accordance with GAAP (including, without limitation, Approved Subordinated Debt), but excludes the Investment Line of Credit.

      Consolidated Interest Expense means, for any period, the interest expense which is required to be shown as such on the financial statements of AMRESCO and its Subsidiaries, on a consolidated basis, prepared in accordance with GAAP.

      Consolidated Lease Expense means, for any period, the lease
expense   under  all  Operating  Leases  for  AMRESCO   and   its
Subsidiaries on a consolidated basis.

      Consolidated Net Income means, as of the first day of each calendar quarter, the net income after taxes of AMRESCO and its Subsidiaries, on a consolidated basis, determined in accordance with GAAP, for the immediately preceding calendar quarter, which amount shall be zero if there was a net loss for the immediately preceding calendar quarter.

      Consolidated Tangible Net Worth means, as of any date, (a) the total shareholder's equity (including capital stock, additional paid-in capital and retained earnings after deducting treasury stock) which would appear on a consolidated balance sheet of AMRESCO and its Subsidiaries prepared as of such date in accordance with GAAP, less (b) the aggregate book value of Intangible Assets shown on such balance sheet of such Person, prepared in accordance with GAAP, provided that, for purposes of determining the financial covenants in Article VIII, the percentage of Consolidated Tangible Net Worth attributable to (i) the Excluded Subsidiaries, shall not exceed ten percent (10%) of total Consolidated Tangible Net Worth, and (ii) Permitted Foreign Assets, shall not exceed twenty-five percent (25%) of total Consolidated Tangible Net Worth, and less (c) unamortized debt discount and expenses.

     Corporate Facility means that portion of the Credit Facility which is to be used by AMRESCO for itself and the other Borrowers for the purposes listed in Section 2.1(a).

      Corporate Facility Advance means an Advance made by Lenders to any Borrower under the Corporate Facility pursuant to the terms and conditions of this Agreement.

      Corporate Facility Notes means the promissory notes in the form attached hereto as Exhibit A to be issued by Borrowers to each Lender in the amount of such Lender's Loan Percentage of the Corporate Facility.

      Credit Facilities means the credit facilities arranged by Lenders for Borrowers as evidenced by this Agreement, consisting of the Corporate Facility and the Portfolio Facility.

      Credit Period means the period commencing on the date of this Agreement and ending on the applicable Termination Date.

      Custodial Agreement means each Custodial Agreement in form approved by Agent by and between the Custodian, AMRESCO, for itself and on behalf of Borrowers, and Agent whereby Custodian agrees to act as bailee for the documents evidencing certain of the Assigned Loans, as any such Custodial Agreement may be amended or supplemented from time to time, together with any replacement or substitution therefor.

      Custodian means a financial institution approved by the Required Lenders to act as a custodian under a Custodial Agreement. The initial Custodians shall be Fleet National Bank, a national banking association, and Bank One, Texas, NA, a national banking association.

      Debt  of any Person means at any date, without duplication,
(a) all indebtedness, obligations and liabilities of such Person for borrowed money, (b) all indebtedness, obligations and liabilities of such Person evidenced by bonds, debentures, notes or other similar instruments, whether recourse or non-recourse and whether secured or unsecured, (c) all other indebtedness (including capitalized lease obligations) of such Person on which interest charges are customarily paid or accrued, (d) all other indebtedness and obligations of such Person including, without limitation, trade payables and Interest Hedge Agreements, (e) all obligations for indebtedness in respect of Guarantees by such Person, (f) the unfunded or unreimbursed portion of all letters of credit issued for the account of such Person, and (g) all personal liability of such Person as a general partner or joint venturer of a partnership or joint venture for obligations of such partnership or joint venture of the nature described in
(a) through (f) preceding.

      Default means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

      Default Rate means the fluctuating per annum rate of interest equal to the lesser of (a) four percent (4.0%) plus the Base Rate, or (b) the Maximum Lawful Rate.

      Designated Successor Agent means, at any given time, the Lender other than Agent which has the largest Loan Percentage; provided, however, if two or more such Lenders have the same Loan Percentage at such time, then the Designated Successor Agent shall be such of those Lenders having the same Loan Percentage which has the largest net worth; and, provided further, that if the Required Lenders object to the newly named Designated Successor Agent, or if any Lender determined to be a Designated Successor Agent declines to serve as successor Agent, in writing delivered to the outgoing Agent within seven (7) Business Days after such Designated Successor Agent is determined, then the Lender other than Agent or such rejected or declining Designated Successor Agent which has the next largest Loan Percentage shall be the Designated Successor Agent. For each such Lender that is a member of a bank holding company, its net worth shall be deemed to be the consolidated net worth of its bank holding company.

      DIDMCA  means the Depositary Institutions Deregulation  and
Monetary Control Act of 1980, Public Law 96-221, as amended, codified at 12 U.S.C. 1735f-7.

      Distressed Assets means (a) one or more non-performing or under-performing loans or (b) real estate or other assets acquired or received in connection with the foreclosure, restructure or settlement of any non-performing or under-performing loans.

      Distribution by any Person, means (a) with respect to any stock issued by such Person or any partnership or joint venture interest of such person, the retirement, redemption, repurchase, or other acquisition for value of such stock, partnership or joint venture interest, (b) the declaration or payment (without duplication) of any dividend or other distribution, whether monetary or in kind, on or with respect to any stock, partnership or joint venture of any Person, and (c) any other payment or distribution of assets of a similar nature or in respect of an equity investment.

      Dollars and the "$" symbol shall refer to currency of the United States of America.

     Effective Date has the meaning set forth in Section 3.5.

      Eligible Assignee means any of (a) a commercial bank organized under the laws of the United States, or any State thereof or the District of Columbia; (b) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof or the District of Columbia;
(c) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD; (d) the central bank of any country which is a member of the OECD; or (e) an insurance company, pension fund, credit corporation or other finance company organized under the laws of any state of the United States; provided, however, that no institution described in clause (a), (b), (c), (d), or (e) above shall be an Eligible Assignee unless it has total assets in excess of $5 billion; and, provided further, that an institution described in clause (c) or (d) above must maintain a branch or agency under the laws of the United States.

      Eligible  Investments are investments in  Asset  Portfolios
(a) which are wholly-owned by any Borrower, (b) for which Lenders have a perfected, first priority lien or security interest in the related Acquired Loans and other assets included in such Asset Portfolios (except for the net profits interest granted by AMRESCO New Hampshire, Inc. and referenced in Section 8.8(g) and except that Lenders may not have filed a Mortgage received with respect to any or all of the Mortgaged Properties), and (c) with respect to which Borrowers have timely delivered all related documents and agreements required to be delivered under the applicable Custodial Agreements.

      Employee Plan means at any time an employee benefit plan as defined in Section 3(3) of ERISA that is now or was previously maintained, sponsored or contributed to by any Borrower or any ERISA Affiliate of any Borrower.

      ERISA means the Employee Retirement Income Security Act  of
1974, as amended from time to time, together with all regulations issued pursuant thereto.

     ERISA Affiliate means any person that is treated as a single employer with any Borrower under Section 414 of the Code.

     Event of Default has the meaning set forth in Section 9.1.

     Exchange Act shall mean the Securities Exchange Act of 1934, as amended.

      Excluded Loans means those Acquired Loans which are secured by bank stock, time shares, property with significant environmental clean up requirements (as determined by Agent), any assets which are located outside of the United States (other than Canada, territories of the United States, or, otherwise approved by the Required Lenders), or other assets designated by Agent from time to time in writing to AMRESCO.

      Excluded Subsidiaries means, collectively, (a) Whiterock Investments, Inc., a Delaware corporation, AMRESCO Advisors, Inc., a Texas corporation, AMRESCO Realty Advisors, Inc., a Georgia corporation, BEI Asset Managers, Inc., a Texas corporation, and any other existing or future Subsidiary of any Borrower which is subject to the Investment Advisors Act of 1940, as amended, (b) any special purpose subsidiary which has been established to acquire loan portfolios and has obtained Nonrecourse Debt in connection with such acquisitions or indebtedness where recourse is limited just to such special purpose subsidiary, and which does not own Eligible Investments or any other Collateral included in determining the Borrowing Base (and which, after the Closing Date, is approved by Agent as an Excluded Subsidiary), and (c) such other Subsidiaries designated by AMRESCO as excluded subsidiaries and approved by the Required Lenders.

      Existing  Control Group shall mean CGW Southeast  Partners,
James Cotton and Gerald Eickhoff.

      FDIC Percentage shall mean, on any day, the net assessment rate (expressed as a percentage rounded to the next highest 1/100 of 1%) which is in effect on such day (under the regulations of the Federal Deposit Insurance Corporation or any successor) for determining the assessments paid by Agent to the Federal Deposit Insurance Corporation (or any successor) for insuring Eurocurrency deposits made in dollars at Agent's principal offices (which for NationsBank shall be its offices in Dallas, Texas). Each determination of said percentage made by Agent shall, in the absence of manifest error, be binding and conclusive.

      Federal Funds Rate means, for any day, the rate per annum (rounded upwards if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Agent on such day on such transactions from three Federal funds brokers of recognized standing.

     Fiscal Year means any fiscal year of any Borrower commencing on January 1 and ending on December 31.

       Fixed Charge Coverage Ratio means, for any date of determination, the ratio of (a) the sum of (i) Consolidated EBITDA plus (ii) Consolidated Lease Expense, both for the immediately preceding twelve calendar months, to (b) the sum of
(i) Consolidated Interest Expense plus (ii) Consolidated Lease Expense, both for the immediately preceding twelve calendar months.

       GAAP means generally accepted accounting principles consistently applied as in effect at the time of application of the provisions hereof; provided, however, that wherever in this Agreement principles of consolidation different from those required by generally accepted accounting principles are specified, the principles of consolidation specified in this Agreement shall govern.

      Governmental Authority means any government, any state or other political subdivision thereof, or any Person exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

      Guaranty by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions, by "comfort letter" or other similar undertaking of support or otherwise), or (b) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guaranty shall not include endorsements for collection or deposit in the ordinary course of business.

      Impositions means all real estate and personal property taxes; charges for any easement, license or agreement maintained for the benefit of any of the real property of any Borrower, or any part thereof; and all other taxes, charges and assessments and any interest, costs or penalties with respect thereto, general and special, ordinary and extraordinary, foreseen and unforeseen, of any kind and nature whatsoever, which at any time prior to or after the execution hereof may be assessed, levied or imposed upon any of the real property of any Borrower, or any part thereof, or the ownership, use, sale, occupancy or enjoyment thereof, in each case which, if not timely paid or otherwise discharged, would materially and adversely affect (a) such ownership, use, sale, occupancy or enjoyment, or (b) the financial condition of any Borrower.

      Initial  Lenders means NationsBank, Bank  One,  Texas,  NA,
First  Interstate Bank of Texas, N.A. and Morgan  Guaranty  Trust
Company of New York.

      Intangible Assets of any Person means those assets of such Person which are (a) deferred assets, other than prepaid insurance and prepaid taxes, (b) patents, copyrights, trademarks, tradenames, franchises, goodwill, experimental expenses and other similar assets which would be classified as intangible assets on a balance sheet of such Person, prepared in accordance with GAAP,
(c) unamortized discount and expenses, and (d) assets located, and notes and receivables due from obligors domiciled, outside the United States of America, other than Permitted Foreign Assets.

      Interest Adjustment Date shall mean the earlier of either the last day of an Interest Period or the Termination Date.

       Interest Coverage Ratio means, for any date of determination, the ratio of (a) Consolidated EBITDA for the immediately preceding twelve calendar months to (b) Consolidated Interest Expense for the immediately preceding twelve calendar months.

      Interest Hedge Agreements means any and all agreements, devises or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, including, but not limited to, interest rate cap or collar protection agreements, interest rate swap agreements or interest rate options, as the same may be amended or modified and in effect from time to time, and any and all terminations or assignments of any of the foregoing.

      Interest Period shall mean, with respect to a LIBOR Rate Advance, a period selected by AMRESCO of 30, 60, 90, 120, or 180 days, commencing on the Effective Date of any LIBOR Rate Advance; provided that any Interest Period ending on a date later than the Termination Date shall be deemed to end on the Termination Date.

     Investment Grade means a Qualified Investment Rating of BBB-or higher using the rating classification employed by Fitch
Investors Service, Inc. or such comparable rating employed by another rating agency.

      Investment Line of Credit means the line of credit to AMRESCO made by NationsBank, such line of credit being in the amount of Thirty-Five Million and No/100 Dollars ($35,000,000.00) for the purchase of liquid short-term investments, as the same may be renewed, extended, modified, amended or replaced from time to time.

      Issuing Lender means NationsBank in its capacity as issuer of the Letters of Credit.

      Legal Requirements means (a) any and all present and future judicial decisions, statutes, laws, rulings, rules, orders, regulations, permits, licenses, certificates, or ordinances of any Governmental Authority in any way applicable to any Borrower,
(b) the presently or subsequently effective bylaws and articles of incorporation and any other form of business association agreement of any Borrower, (c) any and all covenants, conditions or restrictions applicable to the Collateral or the ownership, use or occupancy thereof, and (d) any and all leases or contracts (written or oral) of any nature that relate in any way to any Collateral, or any portion thereof, or to which any Borrower may be bound, and in each case which, if violated, would materially and adversely affect (i) the present or potential ownership, use, sale, occupancy or possession of the Collateral or any part thereof, by any Borrower, (ii) the Lenders' Liens or (iii) the financial condition of any Borrower.

     Lenders means each of the financial institutions listed as a "Lender" on Schedule I attached hereto as the same may be modified or amended from time to time.

     Lenders' Liens means all liens, security interests, charges, pledges or encumbrances created by the Loan Documents.

      Letter of Credit Exposure means the aggregate amount of the unfunded portion of each Letter of Credit outstanding at any time.

       Letter  of  Credit  Fee  has  the  meaning  set  forth  in
Section 2.3(c).

      Letters of Credit means all letters of credit issued by the Issuing Lender for the account of any Borrower pursuant to this Agreement.

     LIBOR Margin means the applicable margins based on AMRESCO's Consolidated Funded Debt to Consolidated EBITDA ratio computed as of the last day of each calendar quarter on a trailing four-quarter basis or a Qualified Investment Rating (whichever results in the lowest applicable margin), as determined pursuant to
Schedule II attached hereto.

      LIBOR Rate shall mean, with respect to a LIBOR Rate Advance for the Interest Period applicable thereto, the rate of interest determined by Agent at which deposits in dollars for the relevant Interest Period are offered based on information presented on the Telerate Screen as of 11:00 A.M. (London time) on the day which is two (2) Business Days prior to the first day of such Interest Period; provided, that if at least two such offered rates appear on the Telerate Screen in respect of such Interest Period, the arithmetic mean of all such rates (as determined by Agent) will be the rate used; provided, further, that if Telerate ceases to provide LIBOR quotations, such rate shall be the average rate of interest determined by Agent at which deposits in Dollars are offered for the relevant Interest Period by Agent (or its successor) to banks with combined capital and surplus in excess of $500,000,000 in the London interbank market as of 11:00 A.M. (London time) on the applicable Effective Date.

      LIBOR Rate Advance shall mean an Advance which bears interest computed with reference to the LIBOR Rate.

      LIBOR Reserve Requirement shall mean, on any day, that percentage (expressed as a decimal fraction) which is in effect on such date, as provided by the Federal Reserve System for determining the maximum reserve requirements generally applicable to financial institutions regulated by the Federal Reserve Board comparable in size and type to Agent (including, without limitation, basic supplemental, marginal and emergency reserves) under Regulation D with respect to "Eurocurrency liabilities" as currently defined in Regulation D, or under any similar or successor regulation with respect to Eurocurrency liabilities or Eurocurrency funding (or, if reserves for Eurocurrency liabilities are not separately stated in such regulations, the other applicable category of liabilities which includes deposits by reference to which the interest rate on a LIBOR Rate Advance is determined). Each determination by Agent of the LIBOR Reserve Requirement, shall, in the absence of manifest error, be conclusive and binding.

      Lien means with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

      Loan Commitment Amount means, with respect to each Lender, the amount indicated as such Lender's Loan Commitment Amount opposite the name of such Lender with respect to each of the Corporate Facility and the Portfolio Facility in Schedule I, as such amount (a) may be reduced from time to time, as a result of a reduction in the Available Commitment as provided in this Agreement, or (b) may be adjusted from time to time to account for any assignment of a Lender's interest as provided in Section 11.10.

      Loan Documents means this Agreement, the Notes, the Pledge Agreements, the Letters of Credit, the LOC Applications, the Collateral Assignments, the Lockbox Agreement, the Security Agreements, all related financing statements, and all other agreements, statements, certificates, documents or instruments evidencing, securing or pertaining to the Credit Facilities (including the Letters of Credit) or otherwise executed and/or delivered from time to time pursuant to or in connection with this Agreement, as the same may be modified, amended, renewed, extended, rearranged, restated or replaced from time to time.

      Loan Percentage means, with respect to each Lender, the percentage indicated as such Lender's Loan Percentage opposite the name of such Lender on Schedule I, as such percentage may be adjusted from time to time to account for any assignments of a Lender's interest as provided in Section 11.10.

     LOC Application has the meaning set forth in Section 2.2(d).

     Lockbox means a post office box, or collectively post office boxes, established by Borrowers and Lockbox Agent pursuant to the provisions of Section 5.7 and the Lockbox Agreement.

      Lockbox Account means a cash collateral account or accounts maintained with Lockbox Agent and styled "(name of particular Borrower) Lockbox Account for the Benefit and Under the Control of NationsBank of Texas, N.A., as Agent for Lenders," which accounts shall be (a) subject to the provisions of Section 5.7., and (b) pledged and assigned to Lenders as additional security for the payment, performance and observance of the Obligations.

     Lockbox Agent means NationsBank.

      Lockbox Agreement means that certain Lockbox Agreement, dated as of the Closing Date, executed by and among Borrowers, Agent and Lockbox Agent, substantially in the form attached hereto as Exhibit F, and all amendments, modifications and replacements thereof.

      Margin  Regulations mean Regulations G, T, U and X  of  the
Board of Governors of the Federal Reserve System, as in effect from time to time.

       Margin   Stock   means  "margin  stock"  as   defined   in
Regulation U.

      Maximum Lawful Rate means the maximum rate (or, if the context so permits or requires, an amount calculated at such rate) of interest which, at the time in question would not cause the interest charged on the Credit Facilities at such time to exceed the maximum amount which Lenders would be allowed to contract for, charge, take, reserve, or receive under applicable federal or state law after taking into account, to the extent required by applicable law, any and all relevant payments, fees or charges under the Loan Documents. If and to the extent the laws of the State of Texas are applicable for purposes of determining the "Maximum Lawful Rate", such term shall mean the "indicated rate ceiling" from time to time in effect under
Article 5069-1.04, Title 79, Revised Civil Statutes of Texas, 1925, as amended, or, if permitted by applicable law and effective upon the giving of the notices required by such Article 5069-1.04 (or effective upon any other date otherwise specified by applicable law), the "quarterly ceiling" or "annualized ceiling" from time to time in effect under such Article 5069-1.04, whichever Agent shall elect to substitute for the "indicated rate ceiling," and vice versa, each such substitution to have the effect provided in such Article 5069-1.04, and Agent shall be entitled to make such election from time to time and one or more times and, without notice to any Borrower, to leave any such substitute rate in effect for subsequent periods in accordance with subsection (h)(1) of such Article 5069-1.04. If under federal or state law there is no legal limitation on the amount or rate of interest that may be charged on amounts outstanding under the Credit Facilities, there shall be no Maximum Lawful Rate, notwithstanding any reference thereto herein or in any of the Loan Documents.

      Minimum  Notice Requirement has the meaning  set  forth  in
Section 3.5.

      Mortgage means any deed of trust or mortgage covering a Mortgaged Property executed by any Borrower, granted to Agent, for the benefit of the Lenders, to secure repayment of the Credit Facilities and the Obligations, substantially in the form approved by Agent, and all renewals, extensions, modifications, amendments or supplements thereto, and all mortgages or deeds of trust given in renewal, extension, modification, restatement or replacement thereof.

     Mortgaged Property or Mortgaged Properties means any and all lots or parcels of land which any Borrower owns on the Closing
Date or which it may hereafter acquire as part of an Asset Portfolio or any Underlying Real Estate which any Borrower may hereafter own as a result of a foreclosure or deed-in-lieu of foreclosure or otherwise, and improvements, fixtures and personal property located thereon and all other property referenced in and subject to the Mortgages. The Mortgaged Property is intended to include all of the above-described real property whether or not a Mortgage is actually granted or filed.

      NationsBank means NationsBank of Texas, N.A., a national banking association, and its successors.

     Net Collections for any calendar month means an amount equal to (a) any and all cash proceeds received by any Borrower from its ownership, management and disposition of any and all assets in any Asset Portfolio, including, without limitation, interest and principal payments on Acquired Loans from any source, loan settlement payments, any restructure or commitment or other loan fees, payments on any judgments or settlement of litigation with respect to Acquired Loans, proceeds from the sale of Acquired Loans or Mortgaged Property, income from any Mortgaged Property, but excluding any escrow deposits paid to any Borrower for tax or insurance escrows under the Acquired Loans, minus (b) expenses incurred and paid by any Borrower from, and any normal and customary expenses reserved or accrued on a monthly basis related to, its ownership, management and sale of assets in the Asset Portfolio (including without limitation any advances of committed principal that any Borrower is legally required to make under any of the Acquired Loans) (such expenses not to exceed in the aggregate 10% of the gross collections from such assets); it being expressly understood and agreed that there shall be no deduction for any disbursements by any Borrower of any tax or insurance escrows held for the Acquired Loans.

      Net Investment Value means the Net Purchase Price less the Net Collections actually received by a Borrower or Borrowers as of the date of determination from the applicable Asset Portfolio less any write down of the value of the applicable Asset Portfolio required by GAAP or otherwise made by any Borrower.

      Net Purchase Price means the actual purchase price paid by the applicable Borrower or Borrowers for an Asset Portfolio, excluding (a) any costs or adjustments for legal fees, travel, due diligence expenses or other "soft" costs, (b) the portion of the purchase price allocated to Excluded Loans, and (c) the portion of the purchase price allocated to any Acquired Loan which has a purchase price allocation in excess of Seven Million Five Hundred Thousand and No/100 Dollars ($7,500,000.00) or such larger limit approved in writing by the Required Lenders for any particular Acquired Loan.

      Nonrecourse Debt means indebtedness of any Person (a) used to finance the acquisition of, or refinance the costs of carrying, assets by such Person which is secured solely by the assets acquired or refinanced with such financing and (b) with respect to which or to the portion of which such Person has no liability for payment other than the assets pledged.

      Note  means  each  Corporate Facility  Note  and  Portfolio
Facility Note; Notes means all of the Corporate Facility Notes and Portfolio Facility Notes issued to Lenders pursuant to this Agreement.

      Obligations means all present and future indebtedness, obligations and liabilities, or any part thereof, of any Borrower now or hereafter existing or arising under or in connection with this Agreement, the Notes or any other of the Loan Documents (specifically including, without limitation, the principal amount outstanding under the Notes), pursuant to the Loan Documents, together with: (a) all interest accrued thereon; (b) all reasonable costs, expenses, and attorneys' fees of counsel to
Agent and Lenders (as a group) and of counsel to any Lender (subject to the limitations set forth in Section 11.4) incurred in the documentation of any amendments, waivers or extensions of the Loan Documents or administration, enforcement or collection thereof (specifically including, without limitation, any of the foregoing incurred in connection with any bankruptcy or other insolvency proceedings of any Borrower); (c) the reimbursement and payment of all sums which might be advanced by Agent or any Lender to pay or satisfy amounts required to be paid by any Borrower under this Agreement or under any other instrument, agreement or document at any time executed in connection with or as security for any part of the Credit Facilities (including the Letters of Credit); (d) all amounts owed by any Borrower with respect to any Interest Hedge Agreements between any Borrower and any Lender (such amounts limited, however, to $1,000,000.00 in the aggregate); and (e) all costs, charges, reasonable commissions, reasonable attorneys' fees and expenses owing and to become owing in connection with the documentation, administration, enforcement and collection of the foregoing obligations and indebtedness, and those owing or to become owing in connection with the repossession, operation, maintenance, preservation or foreclosure of any or all of the Collateral; regardless of whether such indebtedness, obligations and liabilities are direct, indirect, fixed, contingent, liquidated, unliquidated, joint, several or joint and several. The Obligations shall include all renewals, extensions, modifications, rearrangements and replacements of any of the above-described obligations and indebtedness. The term "Obligation" shall also include all amounts owed by Borrowers under or with respect to the Bridge Loan, including, without limitation, principal and interest, as the same may be renewed, extended or modified (but shall specifically not include any portion of the Bridge Loan replaced by the issuance of any equity of Borrowers or the Approved Subordinated Debt).

     Operating Lease means any operating lease, as defined in the
Financial   Accounting  Standard  Board  Statement  of  Financial
Accounting Standards No. 13 dated November, 1976, or otherwise in accordance with GAAP.

      PBGC means the Pension Benefit Guaranty Corporation, or its successors.

      Participation Fee means the nonrefundable participation fee to be paid by Borrowers on the Closing Date to each of the Lenders in the amounts shown for each such Lender on Schedule I attached hereto.

      Pension Plan means any Employee Plan that is now or was previously covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code.

     Performing Assigned Loan means each Assigned Loan (a) which, over the immediately preceding 90-day period, has accrued and been paying interest and principal no less often than quarterly (and with no less than two such payments having been made) in an amount which is sufficient to amortize the legal balance of the Assigned Loan as of the time of its acquisition by a Borrower (less any payments received and applied to reduce such Assigned
Loan), and interest thereon at a rate not less than the existing Base Rate, in equal installments over fifteen years, and (b) which at no time during the immediately preceding 90-day period has been 30 or more days past due.

     Permitted Encumbrances means with respect to any asset in an Asset Portfolio or any Mortgaged Property:

          (a)  Liens securing the Notes in favor of the Lenders;

           (b) Exceptions affecting title which are shown in a Title Policy included in Borrowers' files or are described with respect to a particular Assigned Loan, Mortgaged Property or parcel of the Underlying Real Estate in the applicable Borrower Due Diligence Reports;

           (c) In the case of any portion of the Mortgaged Property that is not covered by a Title Policy, minor defects in title or customary easements, platted building lines, restrictive covenants, mineral reservations and similar exceptions affecting title which do not secure the payment of money;

           (d) Inchoate statutory or operators' liens securing obligations for labor, services, materials and supplies furnished to the Mortgaged Properties, which (i) are not delinquent, or
(ii) are being contested by any Borrower in good faith and for which such Borrower has obtained a proper payment and performance bond in the amount of the contested claim;

            (e) Mechanics', materialmen's, warehousemen's, journeymen's and carriers' liens and other similar liens arising by operation of law or statute in the ordinary course of business if (i) the underlying claim is not delinquent and did not in any event cover a billing period not exceeding sixty (60) days, or
(ii) unless the claim giving rise to such lien is being contested by any Borrower in good faith and for which such Borrower has obtained a proper payment and performance bond in the amount of the contested claim; and

           (f) Liens for Taxes or Impositions not yet due or not yet delinquent, or, if delinquent, that are being contested by any Borrower as permitted by and in accordance with the terms and conditions set forth in Section 7.5.

      Permitted Foreign Assets means only those assets which  are
(a) included in an Asset Portfolio acquired by any Borrower either directly or through investments in Persons who acquire Asset Portfolios, and (b) located in Canada, Mexico, Australia, Japan or any country which is a member of the European Economic Community.

       Permitted Investments means (a) time deposits or certificates of deposit in any Lender or other investments or securities offered by any Lender (including eurodollar deposits),
(b) obligations backed by the full faith and credit of the United States of America, (c) commercial paper rated P-1 by Moody's Investors Service, Inc. or A-1 by Standard & Poor's Corporation on the date of acquisition, (d) subject to any limitations contained in this Agreement, investments in Asset Portfolios, or Persons acquiring an Asset Portfolio, that will be managed by a Borrower or an Affiliate of a Borrower, including, without limitation Eligible Investments, (e) Related Investments, (f) subject to any limitations contained in this Agreement, including, without limitation, the limitations set forth in
Section   8.11,   investments  in  the   Excluded   Subsidiaries,
(g) subject to any limitations contained in this Agreement, including, without limitation, the limitations set forth in
Section 8.11, amounts advanced by AMRESCO or AMRESCO Capital Corporation in connection with Warehouse Line Loans and/or Residential Funding Loans, or (h) subject to any limitations contained in this Agreement, acquisitions made with Corporate Facility Advances.

     Person means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

      Pledge Agreement shall mean the Stock Pledge Agreement or Stock Pledge Agreements executed by the appropriate Borrowers covering all of the issued and outstanding stock of each Subsidiary of Borrowers, each such Pledge Agreement to be in the form attached hereto as Exhibit C.

     Portfolio Facility means that portion of the Credit Facility which is to be used for the purposes listed in Section 2.1(b).

      Portfolio Facility Advance means an Advance made by Lenders to any Borrower under the Portfolio Facility pursuant to the terms and conditions of this Agreement.

      Portfolio Facility Notes means the promissory notes in the form attached hereto as Exhibit A-1 to be issued by Borrowers to each Lender in the amount of such Lender's Loan Percentage of the Portfolio Facility.

      Principal Debt means, at the time of any determination thereof, the aggregate unpaid principal balance of all Advances.

      Projected Net Cash Flow means the net cash flow which Borrowers reasonably expect to receive from an Asset Portfolio
(excluding net cash flow from Excluded Loans) which has been determined in a manner consistent with Borrowers' past practices and not less comprehensive than industry practices, which cash flow projection has been made or updated not later than six months from the date when it is to be used under this Agreement.

      Purchase  Money Lien has the meaning set forth  in  Section
8.8.

      Qualified Investment Rating means the currently effective rating of the Portfolio Facility at the time of determination, if any, given by Fitch Investors Service, Inc., Standard & Poor's Corporation, Moody's Investors Services, Inc., Duff & Phelps, Inc. or such other rating agency acceptable to the Required Lenders.

      Real Estate Loans means Acquired Loans (a) which have a purchase price of greater than Two Million Five Hundred Thousand and No/100 Dollars ($2,500,000.00), (b) which are secured by land, office buildings, retail centers, hotels/motels, multi-family properties, or industrial properties, (c) if improved, which are secured by non-owner occupied facilities, and
(d) where the primary source of repayment is proceeds from the operation or liquidation of the real estate. A loan must meet all of the above tests to be deemed a Real Estate Loan.

     Register has the meaning set forth in Section 11.10 hereof.

     Regulation U means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time and shall include any successor or other regulation or official interpretation of the Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks that is applicable to member banks of the Federal Reserve System.

      Regulatory Change shall mean the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any Governmental Authority charged with the administration thereof.

      Related Investments means investments in joint ventures, asset-backed securities and direct participations in, and acquisitions of, any right to manage and/or service assets, which investments are consistent with the business of Borrowers as described in Section 7.2, and however such investments are recorded on the financial statements of any Borrower.

      Request for Advance means a written request for an Advance or a Letter of Credit, substantially in the form attached hereto as Exhibit D, which shall (a) specify (i) the date of such an Advance or Letter of Credit, which shall be a Business Day, (ii) what portion of such Advance is to be a Corporate Facility Advance or a Portfolio Facility Advance, (iii) what portion of such Advance is to be a LIBOR Rate Advance or Variable Rate Advance, and (iv) the aggregate amount of such Advance or Letter of Credit; and (b) contain a certification of an Authorized Officer of AMRESCO (acting for itself and on behalf of any Borrower which will use the proceeds of such Advance) as of the date of such Loan or Letter of Credit certifying (i) as to the solvency of Borrowers (determined in accordance with Section 6.19), (ii) that the intended use of the proceeds of such Advance or Letter of Credit does not violate the provisions of this Agreement (including, without limitation, Sections 2.1, 6.15 and 7.10) or any other Loan Document, (iii) as to the matters set forth in Section 4.2(b) and (c), in the case of an Advance, or the matters set forth in Section 4.3(c) and (d), in the case of a Letter of Credit, and (iv) with respect to a Portfolio Advance for which the Asset Portfolio being acquired is included in the then current Borrowing Base, that Borrowers possess or will possess on the funding date of such Advance, the originals of the promissory notes evidencing the Assigned Loans included in such Asset Portfolio and will deliver such original promissory notes to a Custodian on the Business Day following the acquisition of such Asset Portfolio.

     Required Lenders means:

           (a) Except as provided in clause (b) below or as expressly stated otherwise in this Agreement or in any other Loan Document, at any time and with respect to any matter hereunder or relating to the Credit Facilities, both (i) the Lenders holding at the time in question a portion of the Credit Facilities (including participations in Letters of Credit) equal to or greater than fifty-one percent (51%) of the sum of (A) the aggregate unpaid principal amount of the Notes, plus (B) the Letter of Credit Exposure (or, if no Advances or Letters of
Credit are outstanding, then Lenders holding at the time in question fifty-one percent (51%) of the aggregate Loan Commitment Amounts of all Lenders) and (ii) no fewer than fifty percent (50%) of the Lenders in number; and

          (b) With respect to (i) any alteration of the interest rate applicable to the Credit Facilities, or (ii) any alteration of the amount of any fees payable to the Lenders (excluding the Agent in such capacity or the Arranger) under this Agreement, or
(iii) any extension of the maturity date of the Credit Facilities or the due date of any installment of principal or interest or any fees on the Credit Facilities, or (iv) forgiveness of any principal or interest under the Credit Facilities, or (v) any increase in the amount of the Credit Facilities, or (vi) any change in the definition of Loan Percentage, or (vii) the release of any Lenders' Liens on any Collateral after the occurrence of a Default, or (viii) the reinstatement of the Notes and other indebtedness pursuant to the provisions in Section 9.2(a) hereof, or (ix) any consent of Lenders required by Section 11.10(a)(i) hereof, or (x) any alteration of the provisions of this definition of Required Lenders, all the Lenders.

      Residential Funding Loans mean the real estate loans originally funded under the Residential Funding Warehousing Facility, and shall include any such loan which is refinanced but is still held by AMRESCO, AMRESCO Capital Corporation or any other Subsidiary.

      Residential Funding Warehousing Facility means the credit facility evidenced by that certain Warehousing Credit and Security Agreement (Multi-Family Mortgage Loans), dated as of August 15, 1995, between AMRESCO Capital Corporation and Residential Funding Corporation.

      Rights means rights, remedies, powers, privileges and benefits.

      SEC means the federal Securities and Exchange Commission, and its successors.

      Security Agreement means a Security Agreement in the form attached hereto as Exhibit E, as the same may be modified or amended from time to time.

      Security Documents means the Collateral Assignment, the Security Agreement, the Pledge Agreements, the Lockbox Agreement, all Mortgages and all other documents or instruments granting a Lien in favor of the Lenders (or Agent for the benefit or on behalf of the Lenders) as collateral for the Loans, and all financing statements related thereto, and all modifications, renewals or extensions thereof and any documents executed in modification, renewal, extension or replacement thereof.

      Standard Industry Practices means such due diligence, collateral control and collection procedures that are customarily followed by Persons actively engaged in the business of acquiring
Distressed Assets in a bulk transaction.

      Structure Fee means the fee to be paid by AMRESCO to the Arranger pursuant to a separate letter executed by AMRESCO and Arranger on or prior to the date of this Agreement.

     Subsidiary means, (a) for any Person other than AMRESCO, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions (including that of a general partner) are at the time directly or indirectly owned, collectively, by such Person and any Subsidiaries of such Person, or (b) for AMRESCO, any corporation wholly-owned by AMRESCO or any other entity of which 100% of the securities or other ownership interests are at the time directly or indirectly owned, collectively, by AMRESCO and any Subsidiaries of AMRESCO. The term Subsidiary shall include Subsidiaries of Subsidiaries (and so on).

       Supplement to Schedule I means an addendum to this Agreement, the other Loan Documents, Schedule I to the Collateral Assignment, and Schedule I to the Security Agreement, in form as attached hereto as Exhibit G and as contemplated by Section 2.4.

      Taxes means all taxes, assessments, filing or other fees, levies, imposts, duties, deductions, withholdings, stamp taxes, interest equalization taxes, capital transaction taxes, foreign exchange taxes or other charges of any nature whatsoever, from time to time or at any time imposed by law or any federal, state or local governmental agency. "Tax" means any one of the foregoing.

      Telerate Screen means the display designated as Screen 3750 on the Telerate System or such other screen on the Telerate
System as shall display the London interbank offered rates for deposits in U.S. dollars quoted by selected banks.

      Termination Date means September 29, 1997, as to the Corporate Facility, and 364 days from the Closing Date as to the Portfolio Facility (provided, that Borrowers will have the option to extend the outstanding balance of the Portfolio Facility for an additional one-year period as a term loan as provided in
Section 3.2).

      Title Company means a title company or title companies selected by any Borrower and not disapproved by Agent, together with any issuing agent that issues all or any part of a Title
Policy.

      Title Policy means a Mortgagee or Loan Policy of Title Insurance issued and underwritten by a Title Company for the benefit of (a) Agent, on behalf of the Lenders, covering that portion of the Mortgaged Property therein described and insuring the lien of the Mortgage which covers such portion of the Mortgaged Property, or (b) any Borrower insuring a lien on Underlying Real Estate securing an Assigned Loan.

      Transfer of Lien means an absolute assignment of note and liens (including, without limitation, all mortgages and any other security for each of the Assigned Loans), executed by any Borrower to Agent, for the benefit of the Lenders, in the form attached as Exhibit B to the Collateral Assignment (which document may also be referred to as an "Assignment of Lien " in certain states).

      UCC means the Uniform Commercial Code in effect under the laws of the State of Texas, as amended, or, if stated with reference to another jurisdiction, the Uniform Commercial Code as adopted in the relevant jurisdiction.

      Underlying Real Estate means the real property, together with all improvements thereon, which secures any of the Assigned
Loans, or any one of such parcels of real property.

      Variable Rate means a fluctuating rate of interest equal to the Base Rate.

      Variable Rate Advance shall mean an Advance which will bear interest computed with reference to the Variable Rate.

     Warehouse Line of Credit means the line of credit to AMRESCO Capital Corporation, and guaranteed by AMRESCO, made by NationsBank, such line of credit being in the original amount of Twenty-Five Million and No/100 Dollars ($25,000,000.00), for the funding of real estate loans, as the same may be renewed, extended, modified, amended or replaced from time to time.

      Warehouse Line Loans means the real estate loans funded under the Warehouse Line of Credit, and shall include any such loan which is refinanced but is still held by AMRESCO, AMRESCO
Capital Corporation or any other Subsidiary.

      Wholly-Owned Real Estate Portfolios means Asset Portfolios that are 100% owned by any Borrower where more than 50% of the Purchase Price is allocated to Real Estate Loans.

      Section 1.2. Singular and Plural of Definitions. Each term defined in the singular form in Section 1.1 shall mean the plural thereof when the plural form of such term is used in this Agreement, and each term defined in the plural form in
Section 1.1 shall mean the singular thereof when the singular form of such term is used in this Agreement.

      Section 1.3. Substantive Definitions. The use of defined terms herein is for convenience and the wording of defined terms shall not affect or limit the terms and provisions hereof; provided, however, that the terms, provisions and agreements set forth in the definitions contained in Section 1.1 shall be substantive terms of this Agreement and fully binding on the parties hereto.

      Section 1.4. Money. Unless stipulated otherwise, all references herein or in any of the Loan Documents to "Dollars," "$," "money," "payments" or other similar financial or monetary terms are references to lawful money of the United States of America.

      Section 1.5. Captions; References. The captions in this Agreement and in the table of contents hereof are for convenience of reference only and shall not define, affect or limit any of the terms or provisions hereof. All references herein to Articles and Sections are, unless specified otherwise, references to articles and sections of this Agreement. Unless specifically indicated otherwise, all references herein to an "Exhibit," "Annex" or "Schedule" are references to exhibits, annexes or schedules attached hereto, all of which are incorporated herein and made a part hereof for all purposes, the same as if set forth fully herein, it being understood that if any exhibit, annex or schedule attached hereto which is to be executed and delivered contains blanks, the same shall be completed correctly and in accordance with this Agreement prior to or at the time of the execution and delivery thereof. The words "herein," "hereof," "hereunder" and other similar compounds of the word "here" when used in this Agreement shall refer to the entire Agreement and not to any particular provision or section unless specifically indicated otherwise.

      Section 1.6. Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP.


                           ARTICLE II

                           COMMITMENT

      Section 2.1. Credit Facilities Commitment. Each Lender severally agrees, subject to and upon the terms, covenants and conditions of this Agreement, to make Advances to any Borrower, or, with respect to Letters of Credit, to cause the Issuing Bank to issue Letters of Credit for the account of any Borrower, and each Borrower shall be entitled to obtain in the manner set forth in Section 2.2:

          (a) Corporate Facility Advances. One or more Advances for (i) general working capital purposes, (ii) acquisitions of equity interests in other Persons, (iii) Permitted Investments, and (iv) other business needs approved by the Required Lenders, which, subject to the Loan Documents, Borrower may borrow, repay, and reborrow under this Agreement; provided, that, (A) each such Corporate Facility Advance must occur on a Business Day and no later than the Business Day immediately preceding the Termination Date for the Corporate Facility, (B) each such Corporate Facility Advance must be in an amount not less than the limitations provided in Section 2.2, and (C) on any date of determination, the aggregate outstanding balance of Corporate Facility Advances shall never exceed the Available Commitment for the Corporate Facility less the Letter of Credit Exposure. The initial Available Commitment under the Corporate Facility shall be in the maximum amount of Seventy-Five Million and No/100 Dollars ($75,000,000.00); provided, that the maximum amount of such Available Commitment shall reduce to Fifty Million and No/100 ($50,000,000.00) upon the earlier to occur of March 31, 1996, or the issuance by any Borrower (or the receipt by any Borrower of the proceeds obtained by the issuance of any Subsidiary) of additional common stock or other equity (other than the issuance thereof to another Borrower) or any Approved Subordinated Debt.

          (b) Portfolio Facility Advances. One or more Advances to (i) refinance Debt incurred in connection with the purchase of the existing Asset Portfolios; (ii) finance future acquisitions of Asset Portfolios; and (iii) finance the acquisitions of entities for the purpose of resolving Distressed Assets owned by such entities, which, subject to the Loan Documents, Borrowers may borrow, repay, and reborrow under this Agreement; provided, that (A) each such Portfolio Facility Advance must occur on a Business Day and no later than the Business Day immediately preceding the original Termination Date of the Portfolio Facility, (B) each such Portfolio Facility Advance must be in an amount not less than the limitations provided in Section 2.2, and shall not exceed Sixteen Million and No/100 Dollars ($16,000,000.00) without the consent of the Required Lenders, and
(C) at no time shall the aggregate outstanding balance of all Portfolio Facility Advances ever exceed the lesser of (x) the then effective Borrowing Base or (y) the Available Commitment under the Portfolio Facility.

           (c) Letters of Credit. Letters of Credit issued by the Issuing Lender for the account of Borrowers for any of the purposes for which Borrower can obtain a Corporate Facility Advance; provided, that, (i) each such Letter of Credit shall be issued on a Business Day, (ii) each such Letter of Credit must be funded under the Corporate Facility, (iii) after the issuance of any such Letter of Credit, (A) the Letter of Credit Exposure plus the outstanding balance of Corporate Facility Advances must be less than or equal to the Available Commitment under the Corporate Facility (as the same may be adjusted as herein provided), and (B) the Letter of Credit Exposure shall not exceed Ten Million and No/100 Dollars ($10,000,000.00), and (iv) each such Letter of Credit must have an expiration date no later than the Termination Date for the Corporate Facility. To the extent that funds are ever drawn under any of the Letters of Credit, each such draw will be paid by the Issuing Lender, and each of the Lenders will make a Corporate Facility Advance in the amount of such Lender's Loan Percentage of the amount so paid by the Issuing Lender to reimburse the issuing Lender for such draw.

           In no event shall any Lender be required to make any Advances in excess of such Lender's Loan Percentage of the amount required to be advanced by the Lenders under the above provisions of this Section 2.1 or which would cause any Lender to have made Advances in excess of such Lender's Loan Commitment Amount.

      Section 2.2. Method of Borrowing. Each Borrower shall be entitled to obtain Loans and Letters of Credit from Lenders pursuant to Section 2.1 in the following manner:

           (a) Variable Rate Advances. In the case of any Variable Rate Advance, AMRESCO (acting for itself or on behalf of any Borrower), through an Authorized Officer, shall give Agent prior to 10:00 a.m., Dallas, Texas time, on the date of any such proposed Advance, an irrevocable written notice of its intention to borrow or reborrow such Variable Rate Advance hereunder. Such notice of borrowing shall specify the requested funding date, which shall be a Business Day, the amount of the proposed aggregate Variable Rate Advances to be made by Lenders and shall be accompanied by the documents required to be delivered pursuant to Article IV. The aggregate amount of Variable Rate Advances to be made on any funding date shall not be less than One Million and No/100 Dollars ($1,000,000.00) or greater whole multiples of One Hundred Thousand and No/100 Dollars ($100,000.00).

           (b) LIBOR Rate Advances. In the case of LIBOR Rate Advances, AMRESCO (acting for itself or on behalf of any Borrower), through an Authorized Officer, shall give Agent at least three Business Days' irrevocable written notice of its intention to borrow or reborrow such advance hereunder. Notice shall be given to Agent prior to 10:00 a.m., Dallas, Texas time, in order for such Business Day to count toward the minimum number of Business Days required. LIBOR Rate Advances shall in all cases be subject to availability and to Section 3.5 hereof. For LIBOR Rate Advances, the notice of borrowing shall specify the requested funding date, which shall be a Business Day, the amount of the proposed aggregate LIBOR Rate Advances to be made by Lenders, the Interest Period selected by AMRESCO (provided that no such Interest Period shall extend past the applicable Termination Date) and shall be accompanied by the documents required to be delivered pursuant to Article IV. The aggregate amount of LIBOR Rate Advances to be made on any funding date shall not be less than Five Million and No/100 Dollars ($5,000,000.00) or greater whole multiples of One Million and No/100 Dollars ($1,000,000.00).

           (c) Notice To Lenders. Agent shall promptly notify Lenders of each notice received from AMRESCO pursuant to this
Section 2.2. Each Lender shall, not later than noon, Dallas, Texas time, on the date of any Advance, deliver to Agent, at its address set forth herein, such Lender's Loan Percentage of such Advance in immediately available funds in accordance with Agent's instructions. Prior to 2:00 p.m., Dallas, Texas time, on the date of any Advance hereunder Agent shall, subject to satisfaction of the conditions set forth in Article IV, disburse the amounts made available to Agent by the Lenders by (i) transferring such amounts by wire transfer pursuant to AMRESCO's instructions, or (ii) in the absence of such instructions, crediting such amounts to the account of AMRESCO maintained with Agent. All Advances shall be made by each Lender according to its Loan Percentage.

           (d) Method of Issuing Letters of Credit. Not less than three (3) Business Days prior to the requested date of issuance of any Letter of Credit, AMRESCO (for itself or on behalf of any Borrower) shall deliver to Agent a Request For Advance and shall execute and deliver to the Issuing Lender the customary letter of credit application and agreement used by the Issuing Lender from time to time (the "LOC Application"). Nothing in this Agreement shall prohibit the Issuing Lender from modifying the form of LOC Application in effect from time to time in connection with the issuance of any Letter of Credit, provided that, such modification does not substantially modify this Agreement to the detriment of Borrowers. In the event of a direct conflict between the provisions of the LOC Application and this Agreement, the provisions of this Agreement shall govern. In no event shall a Letter of Credit have an expiration date which is later than the Termination Date of the Corporate Facility. Letters of Credit may be standby letters of credit only and may be issued on behalf of any Borrower. Upon satisfaction of the applicable conditions precedent set forth in
Article IV, and subject to the other terms and conditions of this Agreement, the Issuing Lender shall issue Letters of Credit for the account of any Borrower within three (3) Business Days from receipt by the Issuing Lender of the fully-executed LOC Application (so long as the requested terms of such Letter of Credit are acceptable to the Issuing Lender in its reasonable discretion).

      Immediately upon the issuance of each Letter of Credit, the Issuing Lender shall be deemed to have sold and transferred to each Lender, and each Lender shall be deemed to have purchased and received from the Issuing Lender, in each case irrevocably and without any further action by any party, an undivided interest and participation in such Letter of Credit, each drawing thereunder and the obligations of Borrowers under this Agreement in respect thereof in an amount equal to the product of (x) such Lender's Loan Percentage times (y) the maximum amount available to be drawn under such Letter of Credit (assuming compliance with all conditions to drawing). Within the limits of the Corporate Facility, and subject to the limits referred to above, Borrowers may request the issuance of Letters of Credit under this Section 2.2(d), repay any Advances resulting from drawings thereunder pursuant to this Section 2.2(d) and request the issuance of additional Letters of Credit under this Section 2.2(d).

     The payment by the Issuing Lender of a draft drawn under any Letter of Credit shall constitute for all purposes of this Agreement the making by the Issuing Lender of a Corporate Facility Advance, which shall bear interest at the Variable Rate, in the amount of such draft (but without any requirement for compliance with the conditions set forth in Article IV hereof). In the event that a drawing under any Letter of Credit is not reimbursed by Borrowers by 10:00 a.m. (Dallas time) on the first Business Day after such drawing, the Issuing Lender shall promptly notify Agent and each other Lender. Each such Lender shall, on the first Business Day following such notification, make a Corporate Facility Advance, which shall bear interest at the Variable Rate, and shall be used to repay the applicable portion of the Issuing Lender's advance with respect to such Letter of Credit, in an amount equal to the amount of its participation in such drawing for application to reimburse the Issuing Lender (but without any requirement for compliance with the applicable conditions set forth in Article IV hereof) and shall make available to Agent for the account of the Issuing
Lender, by deposit at Agent's office, in same day funds, the amount of such Advance. In the event that any Lender fails to make available to Agent for the account of the Issuing Lender the amount of such Advance, the Issuing Lender shall be entitled to recover such amount on demand from such Lender together with interest thereon at a rate per annum equal to the lesser of
(i) the Maximum Lawful Rate or (ii) the Federal Funds Rate.

     Section 2.3.   Fees.

      (a) Participation Fee. In consideration of the commitment of each Lender to make Advances upon the terms and conditions set forth in this Agreement and the reserving of sufficient funds by each Lender from which to make disbursement of the Advances, Borrowers shall pay to each such Lender on the Closing Date its Participation Fee.

       (b) Commitment Fee. Throughout the Credit Period, Borrowers shall pay to Agent for the account of each Lender, such Lender's Loan Percentage of the Commitment Fee, such fee to be computed based on the number of actual days elapsed assuming each calendar year consisted of 360 days, and due and payable quarterly in arrears, commencing on January 1, 1996, and continuing on the first day of each calendar quarter thereafter, with a final payment of such Commitment Fee being due and payable upon the Termination Date of the latest to occur of the Corporate Facility or the Portfolio Facility.

      (c) Letter of Credit Fees. Borrowers shall pay to Agent for the account of each Lender a letter of credit fee (the "Letter of Credit Fee") (which shall be payable quarterly in arrears, commencing on January 1, 1996, and continuing on the first day of each calendar quarter thereafter, with a final payment of such Letter of Credit Fee being due and payable on the Termination Date for the Corporate Facility) on the average daily amount available for drawing under all outstanding Letters of Credit at the following per annum percentages, applicable in the following situations:

                                                    Annual
               Applicability                      Percentage

          (a)  Qualified Investment Rating of               1.5%
          below Investment Grade or unrated

          (b)  Qualified Investment Rating of               1%
          Investment Grade or higher

The fee payable in respect of the Letters of Credit shall be subject to reduction or increase, as set forth in the table above. Subject to Section 11.8 hereof, such fee shall be computed on the basis of the actual number of days elapsed. In addition to the Letter of Credit Fee, Borrowers shall pay to Agent for the account of the Issuing Lender an issuance fee (which shall be due and payable on the date of issuance of each Letter of Credit) in an amount equal to Three Hundred and No/100 Dollars ($300.00).

            (d)    Structure  Fee.   In  consideration  for   the
Arranger's efforts in structuring the Credit Facilities and arranging for such Credit Facilities, Borrowers agree to pay
Arranger the Structure Fee on the Closing Date.

          (e) Administrative Fees. In consideration for Agent's administration services under the Credit Facilities, Borrowers agree to pay Agent the Administrative Fee in advance in equal quarterly payments, commencing on October 1, 1995, and continuing on the first day of each calendar quarter thereafter, until such time the Notes are paid in full, all Letters of Credit have been terminated, and Lenders' commitment to make Advances under this Agreement have been terminated.

      Section 2.4. Additional Borrowers. Upon the earlier to occur of (1) thirty (30) days after the filing of articles of incorporation, certificates of limited partnership or similar organizational documents with the appropriate Governmental Authority of any future Subsidiary of any Borrower or (2) two (2) Business Days prior to the date that such Subsidiary obtains an Advance (or the proceeds of any Advance from another Borrower) or includes any of its assets in the Borrowing Base, Borrowers shall cause to be delivered to Agent (a) a Supplement to Schedule I properly executed by such future Subsidiary (other than an Excluded Subsidiary), (b) a Pledge Agreement and all financing statements related thereto, properly executed by the appropriate Borrower pursuant to which all of the outstanding shares of stock of such future Subsidiary are pledged to Agent (for the benefit of Lenders), together with the original stock certificates accompanied by stock powers executed in blank by the appropriate Borrower evidencing all of such outstanding shares of stock, and
(c) all resolutions, certificates or documents Agent may reasonably request relating to the formation, existence and good standing of such future Subsidiary, corporate authority for the execution and validity of the Loan Documents described in clauses
(a) and (b) immediately above and any other documents and matters relevant to the formation of such future Subsidiary and its status as a Borrower hereunder, all in form and substance satisfactory to Agent, which resolutions, certificates and documents shall include, without limitation, (i) the articles of incorporation and bylaws of such future Subsidiary,
(ii) resolutions of the board of directors of such future Subsidiary authorizing the execution of the Loan Documents described in clauses (a) and (b) immediately above on behalf of such future Subsidiary and the granting of all the relevant Lenders' Liens as security for the Credit Facilities and the Letters of Credit, (iii) certificates of incumbency for the officers of such future Subsidiary, and (iv) certificates of corporate existence and good standing issued by the state of incorporation of such future Subsidiary and from the appropriate governmental authority of each state in which such future Subsidiary is required by applicable law to be qualified.

           Section 2.5.   Bridge Loan Commitment.  Bridge  Lender
hereby agrees, subject to and upon the terms, covenants and conditions of this Agreement, to make Bridge Loan Advances, and each Borrower shall be entitled to obtain Bridge Loan Advances in the manner set forth in Section 2.2 with respect to Corporate Facility Advances, so long as each Bridge Loan Advance is made simultaneously with, and for the same purpose as, a Corporate Facility Advance; provided, that, (i) Borrowers shall not be entitled to obtain Bridge Loan Advances after December 31, 1995;
(ii) each such Bridge Loan Advance must be in an amount which, when added to the Corporate Facility Advance made simultaneously therewith, does not exceed the limitation provided in Section 2.2 with respect to Corporate Facility Advances; and (iii) on any date of determination, the aggregate outstanding balances of Bridge Loan Advances shall never exceed the Bridge Loan Commitment.

                          ARTICLE III

                   TERMS OF CREDIT FACILITIES

      Section 3.1. Notes. The Corporate Facility shall be evidenced by the Corporate Facility Notes, and the Portfolio Facility shall be evidenced by the Portfolio Facility Notes. Each Lender shall receive an originally executed Corporate Facility Note and a Portfolio Facility Note in an amount equal to such Lender's Loan Amount of the Corporate Facility and the Portfolio Facility, respectively.

      Section 3.2. Maturity. All outstanding principal of the Notes, together with all accrued but unpaid interest and other amounts owed with respect thereto, shall be due and payable in full on the applicable Termination Date. Borrowers shall be entitled to extend the original Termination Date of the Portfolio Facility (i.e., 364 days from the Closing Date) until September 29, 1997, provided, that (a) AMRESCO sends a written notice to Agent thirty (30) days prior to such original Termination Date requesting such extension, (b) Borrowers shall not be entitled to obtain Portfolio Facility Advances after the original Termination Date of the Portfolio Facility, (c) at the time of such request and on the original Termination Date of the Portfolio Facility there shall not have occurred a Default or Event of Default which is continuing, and (d) Borrowers shall have executed and delivered to Agent such documents, instruments or agreements as Agent may reasonably request to evidence such extension.

      Section 3.3. Interest Rate. Interest on the Advances shall accrue at a rate per annum equal to the lesser of (a) at Borrowers' option, the Variable Rate, or the Adjusted LIBOR Rate, subject, however, to the provisions of Section 11.8 (the "Applicable Rate"), or (b) the Maximum Lawful Rate; provided, however, if at any time the Applicable Rate exceeds the Maximum Lawful Rate, resulting in the charging of interest hereunder to be limited to the Maximum Lawful Rate, then any subsequent reduction in the Applicable Rate shall not reduce the rate of interest below the Maximum Lawful Rate until the total amount of interest accrued on the indebtedness evidenced hereby equals the amount of interest which would have accrued on such indebtedness if the Applicable Rate had at all times been in effect.

      Without notice to any Borrower or anyone else, the Variable Rate and the Maximum Lawful Rate shall each automatically fluctuate upward and downward as and in the amount by which the Base Rate and Maximum Lawful Rate, respectively, fluctuate, subject always to limitations contained in this Agreement. In addition, the Adjusted LIBOR Rate shall fluctuate upward and downward as and in the amount by which the LIBOR Margin fluctuates, subject always to limitations contained in this Agreement, any such changes in the LIBOR Margin and, therefore, the Adjusted LIBOR Rate, to occur on the Business Day following the receipt by Agent of the quarterly financial statements and related officer's certificate required to be delivered by AMRESCO pursuant to Sections 7.1(b) and (c) hereof.

      Section 3.4. Interest Payments. Interest on the Notes, computed as provided in Section 3.11, shall be due and payable as it accrues on (a) the first day of each calendar quarter commencing on January 1, 1996, and continuing on the first day of each April, July, October, and January thereafter until the applicable Termination Date, and (b) at the end of each Interest Period as to any LIBOR Rate Advance then expiring, and on demand after the applicable Termination Date so long as any principal of any Note remains unpaid.

     Section 3.5.   LIBOR Rate Advances.

      (a) Upon at least three (3) Business Days' prior written notice from AMRESCO to Agent ("Minimum Notice Requirement"), Borrowers may, on any Interest Adjustment Date (other than the Termination Date), convert amounts of any LIBOR Rate Advances into Variable Rate Advances with interest accruing thereon, with reference to the Variable Rate, as provided in Section 3.3 above.

      (b) Upon satisfaction by AMRESCO of the Minimum Notice Requirement, and subject to the conditions provided in this Agreement or the Notes, Borrowers may, on any date prior to the Termination Date, convert amounts of not less than Five Million and No/100 Dollars ($5,000,000.00) in the aggregate on the same date (or any whole multiple of One Million and No/100 Dollars ($1,000,000.00) in excess thereof) of any Variable Rate Advances into LIBOR Rate Advances with interest accruing thereon with reference to the Adjusted LIBOR Rate as provided in Section 3.3 above, for the Interest Period selected in such notice.

      (c) To the extent Borrowers have not made an effective election under and in accordance with subparagraphs (a) or (b) above (including, without limitation, at the expiration of an Interest Period), the Applicable Rate shall be the rate specified pursuant to the provisions contained herein for Variable Rate Advances. If Borrowers have failed to make such election at the end of an Interest Period, the Lenders shall be deemed to have made a Variable Rate Advance in the amount, and in replacement, of the LIBOR Rate Advance then maturing.

           Each notice of LIBOR Rate election by Borrowers must satisfy the Minimum Notice Requirement and shall include the following: (i) Borrowers' election of the Adjusted LIBOR Rate;
(ii) Borrowers' choice of an Interest Period during which the Adjusted LIBOR Rate will apply; (iii) Borrowers' election of the "Effective Date" (herein so called) on which the LIBOR Rate Advances shall begin; and (iv) the amount of outstanding loan principal which for all LIBOR Rate Advances to be made on the same Effective Date shall not be less than Five Million and No/100 Dollars ($5,000,000.00) (or any whole multiple of One Million and No/100 Dollars ($1,000,000.00) in excess thereof), to which the Adjusted LIBOR Rate shall apply. AMRESCO shall make the above elections on behalf of all Borrowers and shall give notice of such election to Agent on behalf of Lenders.

     Borrowers' election to convert to the Adjusted LIBOR Rate is subject to the following conditions: (1) the Interest Period shall be limited to a period commencing on the Effective Date and ending on a date 30, 60, 90, 120 or 180 days later elected by AMRESCO in its notice to Agent; (2) AMRESCO's written notice of an election shall be received by Agent in time to satisfy the Minimum Notice Requirement; (3) the last day of the Interest Period will not be subsequent in time to the Termination Date;
(4) in the case of a continuation of a LIBOR Rate Advance, the Interest Period applicable after such continuation shall commence on the last day of the preceding Interest Period; (5) no LIBOR Rate election shall be made if Agent determines by reason of circumstances affecting the interbank Eurodollar market that either adequate or reasonable means do not exist for ascertaining the Adjusted LIBOR Rate for any Interest Period, or it becomes impracticable for Agent to obtain funds by purchasing U.S. dollars in the interbank Eurodollar market, or if Agent or any
Lender determines that the Adjusted LIBOR Rate will not adequately or fairly reflect the costs to any Lender of maintaining the applicable LIBOR Rate Advances at such rate, or if as a result of any Regulatory Change, it shall become unlawful or impossible for Lenders to maintain any such LIBOR Rate election; (6) there shall never be more than ten (10) LIBOR Rate Advances, in the aggregate, in effect at any one time hereunder; and (7) no LIBOR Rate election shall be made after the occurrence and during the continuance of a Default or Event of Default.

      If, on or after the Closing Date, any Regulatory Change shall make it unlawful or impossible for any Lender (or its Eurodollar lending office) to make, maintain or fund LIBOR Rate Advances and such Lender shall so notify Agent, Agent shall forthwith give notice thereof to the other Lenders and AMRESCO, whereupon until such Lender notifies AMRESCO and Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Lender to make LIBOR Rate Advances shall be suspended. If such Lender shall determine that it may not lawfully continue to maintain and fund any of its outstanding LIBOR Rate Advances to maturity and shall so specify in such notice, Borrowers shall immediately prepay in full the then outstanding principal amount of such Lender's portion of the LIBOR Rate Advances, together with accrued interest thereon. Concurrently with prepaying such portion of the LIBOR Rate Advances, Borrowers shall borrow a Variable Rate Advance in an equal principal amount from such Lender (on which interest and principal shall be payable contemporaneously with the related LIBOR Rate Advances of the other Lenders), and such Lender shall make such Variable Rate Advance. If a Lender shall be unable to make, maintain or fund LIBOR Rate Advances as above provided for more than sixty days, and the other Lenders are not similarly restricted, Borrowers shall be entitled to designate an Eligible Assignee acceptable to Agent to purchase the interest of the Lender which is unable to fund LIBOR Rate Advances, and such Lender shall sell its interest to such Eligible Assignee within ten Business Days of the Borrowers' request.

     Borrowers shall indemnify Agent and Lenders against any loss or expense which Agent or Lenders may, as a consequence of Borrowers' failure to make a payment on the date such payment is due hereunder or the payment, prepayment or conversion of any LIBOR Rate Advances hereunder on a day other than an Interest Adjustment Date, sustain or incur in liquidating or employing deposits from third parties acquired to effect, fund or maintain any such LIBOR Rate Advances or any part thereof, including, without limitation, any Consequential Loss.

     Borrowers shall also indemnify Lenders against and reimburse Lenders for increased costs to Lenders, as a result of any Regulatory Change, in the maintaining of any LIBOR Rate Advances. Agent shall give AMRESCO written notice of such costs within ninety (90) days of its or any Lender's implementation and/or compliance with any such Regulatory Change and such costs shall be reimbursed to such Lender prior to the earlier of (i) the Termination Date or (ii) ten (10) days following written notice thereof from Agent to AMRESCO. All payments made pursuant to this paragraph shall be made free and clear, without reduction for, or account of, any present or future taxes or other levies of any nature, excluding net income and franchise taxes.

     Section 3.6.   Payments of Advances; Reduction of Commitment
Amount.

      (a) At any time, Borrowers may by notice from AMRESCO to Agent prior to 10:00 a.m. (Dallas, Texas time) at least one Business Day prior to the date on which prepayment under this
Section 3.6 is to be made, voluntarily prepay outstanding Advances from time to time and at any time, in whole or in part, without premium or penalty; provided, that (i) each such partial payment must be in a minimum amount of at least One Million and No/100 Dollars ($1,000,000.00), (ii) Borrowers shall pay any related Consequential Losses within ten days after Agent's demand therefor, and (iii) AMRESCO must notify Agent whether such prepayments are to be applied against the Corporate Facility or the Portfolio Facility. Each such optional prepayment shall be applied ratably in accordance with Section 3.9 to pay the amounts owed to each Lender under the Credit Facilities.

      (b) If the outstanding principal balance of the Corporate Facility plus the Letter of Credit Exposure ever exceeds the Available Commitment of the Corporate Facility, Borrowers shall make a mandatory prepayment on the principal amount of the Corporate Facility in at least the amount of such excess together with any Consequential Loss arising as a result thereof. If the outstanding principal balance of the Portfolio Facility ever exceeds the lesser of (i) the Available Commitment of the Portfolio Facility or (ii) the Borrowing Base, Borrowers shall make a mandatory prepayment on the principal amount of the Portfolio Facility in at least the amount of such excess together with any Consequential Loss arising as a result thereof.

      (c) Borrowers shall make mandatory prepayments of the principal amount of the Corporate Facility from time to time, and at any time, in an amount equal to (i) the proceeds (less customary and reasonable closing costs) received by any Borrower after the Closing Date from its issuance of common stock or other equity or any Approved Subordinated Debt (other than as a result of the issuance thereof to another Borrower) and (ii) the net sale proceeds received by any Borrower from the sale of any asset which has either a value at the time of the sale (as shown on the books of such Borrower), or an aggregate sales price and all other consideration for such sale, in excess of Two Million Five Hundred Thousand and No/100 Dollars ($2,500,000.00) (excluding, however, the proceeds from the sale of an Assigned Loan included in the Borrowing Base, if, within five Business Days from the receipt of any Borrower of such sale proceeds, either such proceeds are used to reduce the outstanding balance of the
Portfolio  Facility  or  AMRESCO delivers  to  Agent  an  updated
Borrowing Base Schedule showing that the aggregate outstanding Portfolio Advances does not exceed the Borrowing Base). If at the time of any mandatory prepayment of the Corporate Facility required pursuant to the immediately preceding sentence there are no outstanding Corporate Facility Advances, then the required mandatory prepayment shall be applied against the principal balance of the Portfolio Facility. Borrowers shall pay on demand given by Agent any Consequential Loss arising as a result of any such mandatory prepayment.

      (d) Borrowers may reduce the Available Commitment at any time and from time to time provided that (i) notice of such reduction must be received by Agent by 10:00 a.m. Dallas, Texas, time on the fifth Business Day preceding the effective date of such reduction, (ii) each such reduction in the Available Commitment must be in a minimum amount of Ten Million and No/100 Dollars ($10,000,000.00) or any whole multiple of One Million and No/100 Dollars ($1,000,000.00) in excess thereof, (iii) if the aggregate outstanding principal balance of the applicable Credit Facility exceeds the Available Commitment for such Credit
Facility as so reduced, Borrower shall make a mandatory prepayment on the principal amount of such Credit Facility in at least the amount of such excess, together with any Consequential Loss arising as a result thereof, (iv) Borrowers shall not be entitled to reduce the Available Commitment of the Corporate
Facility to an amount which is less than the Letter of Credit Exposure at such time, (v) Borrowers shall not be entitled to an increase in the Available Commitment once it has been so reduced, and (vi) in no event shall Borrowers be entitled to so reduce the Available Commitment below $20,000,000.00, unless Borrowers have elected to terminate the Available Commitment in full.

      (e) If Borrower shall prepay any LIBOR Rate Advance prior to the expiration of its applicable Interest Period, a prepayment fee shall be due to Lenders in an amount equal to the consequential loss (the "Consequential Loss") incurred by Lenders as a result of any such prepayment, such Consequential Loss to be computed as the product of (i) the amount of the sum so prepaid multiplied by (ii) the difference (but not less than 0.00) of
(A) the 360-day interest yield (as of the applicable Effective Date and expressed as a decimal) on a Treasury Obligation selected by Agent and having, as of the applicable Effective Date, a remaining term until its maturity approximately equal to the original Interest Period, minus (B) the 360-day interest yield (as of the Business Day immediately preceding the prepayment date and expressed as a decimal) on a Treasury Obligation selected by Agent and having, as of the Business Day preceding the prepayment date, a remaining term until maturity approximately equal to the unexpired portion of the Interest Period, multiplied by (iii) the quotient of (A) the number of calendar days in the unexpired portion of the Interest Period, divided by (B) 360. For purposes of computing a prepayment fee, the Treasury Obligations selected by Agent shall be from among those included in the over-the-counter quotations supplied to The Wall Street Journal by the Federal Reserve Bank of New York City based on transactions of $1,000,000.00 or more. Any prepayment fee required to be paid by Borrowers pursuant to this Section 3.6 or any other provisions of this Agreement or of the other Loan Documents in connection with the prepayment of any LIBOR Rate Advances shall be due and payable whether such prepayment is being made voluntarily or involuntarily, including, without limitation, as a result of an acceleration of sums due under LIBOR Rate Advances or any part thereof due to an Event of Default.

      Section 3.7. Schedules on Notes. Each Lender is hereby authorized to record the date and amount of the initial principal balance of its Notes and the date and amount of each advance and repayment of principal on such Notes, and to attach any such recording as a schedule to the Notes whereupon such schedule shall constitute a part of such Notes for all purposes. Any such recording shall constitute prima facie evidence of the accuracy of the information so recorded; provided that the absence or inaccuracy of any such schedule or notation thereon shall not limit or otherwise affect the liability of Borrowers for the repayment of all amounts outstanding under the Notes together with interest thereon.

      Section 3.8. General Provisions as to Payments. All payments and indemnities required to be made by Borrowers under any of the Loan Documents shall be joint and several obligations of Borrowers. Borrowers shall make each payment of principal and interest on the Credit Facilities and all fees payable hereunder or under any other Loan Document not later than 12:00 noon (Dallas time) on the date when due, in Federal or other funds immediately available in Dallas, Texas, to Agent at Agent's address for payments set forth in Schedule I. Agent will promptly (and if such payment is received by Agent by 12:00 noon (Dallas, Texas time), and otherwise if reasonably possible, on the same Business Day, and in any event not later than the next Business Day after receipt of such payment) distribute to each Lender a payment on the applicable Note, such Lender's pro rata share of each such payment received by Agent for the account of Lenders. For purposes of calculating accrued interest on the Credit Facilities, any payment received by Agent as aforesaid by 12:00 noon (Dallas, Texas time) on any Business Day shall be deemed made on such day; otherwise, such payment shall be deemed made on the next Business Day after receipt by Agent. Whenever any payment of principal or interest on the Credit Facilities, or any fees under the Loan Documents, shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

      Section 3.9. Application of Payments. All payments made on the Credit Facilities and all proceeds from the sale of any assets securing the Credit Facilities or the exercise of any right of setoff hereunder shall be ratably paid to each Lender in accordance with its Loan Percentage, subject to the provisions of
Article X and any provision in the Loan Documents or agreements among the Lenders providing for the application of such proceeds against expenses or other amounts. Except as (a) to principal payments made pursuant to Section 3.6(a), (b) or (c)(iii), (b) provided in Section 9.10, and (c) otherwise specifically provided in this Agreement or in any Loan Document, all prepayments on the Credit Facilities shall be applied against accrued but unpaid interest and then against the principal portion of the Credit Facilities; provided, however, that, unless otherwise designated by AMRESCO or required by law, prepayments and involuntary payments received by the holder hereof and applied to principal hereunder shall be applied first to the Variable Rate Advances
(or that portion of LIBOR Rate Advances not subject to a prepayment penalty) and then to reduce LIBOR Rate Advances and shall be applied against the Corporate Facility before being applied to the Portfolio Facility.

     Section 3.10. Post-Default Interest; Past Due Principal and Interest. After maturity of the Notes or the occurrence of an Event of Default, the outstanding principal balance of the Notes shall, at the option of the Required Lenders, bear interest at the Default Rate. Any past due principal of and, to the extent permitted by law, past due interest on the Notes shall bear interest, payable as it accrues on demand, for each day until paid at the Default Rate. Such interest shall continue to accrue at the Default Rate notwithstanding the entry of a judgment with respect to any of the Obligations or the foreclosure of any of the Lenders' Liens, except as otherwise provided by applicable law.

      Section 3.11. Computation of Interest and Fees. All interest payable on the Notes hereunder or the amount of any fees hereunder shall be computed based on the number of days elapsed and 360-days per year, subject to the provisions hereof limiting interest to the maximum permitted by applicable law.

      Section 3.12. Capital Adequacy. If any present or future law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) or the interpretation thereof by a court or governmental authority with appropriate jurisdiction affects the amount of capital required or expected to be maintained by any Lender or any corporation controlling such Lender and such Lender reasonably determines that the amount of capital so required or expected to be maintained is increased by or based upon the existence of the Credit Facilities or the Letters of Credit, then such Lender may notify AMRESCO of such fact, and commencing ninety (90) days following such notice, Borrowers shall pay to such Lender or Agent (for such Lender) from time to time on demand, as an additional fee payable hereunder, such amount as Lender shall determine in good faith and certify in a notice to AMRESCO in reasonable detail to be an amount that will adequately compensate such Lender in light of these circumstances for its increased costs of maintaining such capital. Each Lender shall allocate such cost increases among its customers in good faith and on an equitable basis.

      Section 3.13. Deposit of Cash Collateral. Upon the occurrence of any Event of Default, Borrowers shall, on the next succeeding Business Day, deposit in a segregated, interest bearing account with Agent such funds as Agent may request, up to a maximum amount equal to the aggregate existing Letter of Credit Exposure. Any funds so deposited shall be held by Agent as security for the Credit Facilities (including the Letters of Credit) and Borrowers will, in connection therewith, execute and deliver such assignments and security agreements in form and substance satisfactory to Agent which Agent may, in its discretion, require. As drafts or demands for payment are presented under any Letter of Credit, Borrowers hereby irrevocably direct Agent to apply such funds to satisfy such drafts or demands. When all Letters of Credit have expired and the Notes have been repaid in full (and Lenders have no obligation to make further Advances or issue Letters of Credit hereunder) or such Event of Default has been cured to the satisfaction  of  Agent,  Agent  shall  release  to  AMRESCO  any remaining funds deposited under this Section 3.13. Whenever Borrowers are required to make deposits under this Section 3.13 and fail to do so on the day such deposit is due, Lenders may make such deposit using any funds of Borrowers then available to any Lender.

     Section 3.14. Terms of Bridge Loan. During the term of the Bridge Loan, the Bridge Loan Lender shall make a Bridge Loan Advance simultaneously with (and for the same purposes as requested for) each Corporate Facility Advance in an amount equal to the Bridge Loan Percentage times the amount requested to be funded under the Corporate Facility pursuant to the applicable Request For Advance. The remaining portion of the requested advance shall be funded by the Lenders pursuant to the terms of this Agreement as a Corporate Facility Advance. Prior to December 31, 1995, payments made by Borrowers to be applied against the Corporate Facility shall be allocated to the Bridge Loan in an amount equal to the Bridge Loan Percentage times such payment, with the remaining portion of such payment applied against the Corporate Facility. After December 31, 1995, Borrowers shall (i) no longer be entitled to obtain Bridge Loan Advances, and (ii) make equal monthly payments on the Bridge Loan in an amount equal to one-sixth of the aggregate Bridge Loan Advances outstanding as of January 1, 1996, such payments to be made in consecutive monthly installments on the last Business Day of each month, commencing on January 31, 1996.

       Borrowers shall also be required to make mandatory prepayments on the Bridge Loan from time to time in an amount by which the aggregate outstanding Bridge Loan Advances exceeds the Bridge Loan Commitment. The Bridge Loan Commitment shall be reduced from time to time (i) in an amount by which the Available Commitment applicable to the Corporate Facility increases after the Closing Date, and (ii) in an amount equal to the proceeds obtained by any Borrower (or the receipt by any Borrower of the proceeds obtained by the issuance of any Subsidiary) of additional common stock or other equity (other than the issuance thereof to another Borrower) or any Approved Subordinated Debt.
To the extent that the proceeds of any common stock or other equity, or the Approved Subordinated Debt, is applied to reduce the Bridge Loan as a result of the reduction in the Bridge Loan Commitment above provided, then Borrower shall not to required be make the mandatory prepayments contemplated by Section 3.6(c) hereof.

      The Bridge Loan shall be secured by the Collateral on a pro rata basis with the Credit Facilities. All of the representations and warranties made by Borrowers to Lenders under this Agreement and the other Loan Documents are hereby also made in favor of the Bridge Loan Lender, all of the covenants and agreements contained in Articles VII and VIII of this Agreement are hereby also made for the benefit of the Bridge Loan Lender, and a Default or Event of Default under the Corporate Facilities shall also be a default or event of default, as applicable, under the Bridge Loan.

      Agent shall also act as agent for the Bridge Loan Lender with respect to the Bridge Loan for the same purposes, and in the same manner, as Agent is acting on behalf of the Lenders with
respect   to   the   Credit  Facilities.   Bridge   Loan   Lender
acknowledges and agrees that the terms of such agency relationship shall be as set forth in Article X hereof. Lender and Bridge Loan Lender agree that, so long as the Bridge Loan is outstanding, for purposes of clause (a) of the definition of Required Lenders, Required Lenders shall mean both (A) the Lenders and the Bridge Loan Lender holding at the time in question fifty-one percent (51%) of the sum of (i) the aggregate unpaid principal amount of the Notes, plus (ii) the Letter of Credit Exposure, plus (iii) the outstanding balance of the Bridge Loan and (B) and no fewer than fifty percent (50%) of the Lenders in number. The other terms of the Bridge Loan shall be as set forth in a letter agreement between Borrowers and the Bridge Loan Lender executed as of the Closing Date.



                           ARTICLE IV

                     CONDITIONS TO FUNDING

      Section 4.1. Conditions To Initial Advance or Letter of Credit. The obligation of Lenders to fund the initial Advance or the Issuing Lender to issue any Letter of Credit, whichever is first, as provided herein is subject to the satisfaction of the following conditions and requirements:

           (a) receipt by Agent of (i) this Agreement, properly executed by Borrowers, (ii) evidence acceptable to Agent that Borrowers have paid all fees and expenses required to be paid by Borrowers as of the date of such Advance or issuance, (iii) the Compliance Letter for the initial Borrowing Base, and (iv) the initial Asset Portfolio Report;

           (b) receipt by each Lender of its Notes, properly executed by Borrowers;

           (c) receipt by Agent of a Pledge Agreement and all financing statements related thereto, properly executed by the appropriate Borrowers, together with the original stock certificates accompanied by stock powers executed in blank by the appropriate Borrowers evidencing all of the outstanding shares of stock of each Subsidiary of Borrowers (other than those Subsidiaries listed in clause (a) of the definition of Excluded Subsidiaries);

           (d) receipt by Agent of a Collateral Assignment and all financing statements related thereto, properly executed by the appropriate Borrowers;

          (e)  receipt by Agent of the Security Agreement and all
financing  statements  related  thereto,  properly  executed   by
Borrowers;

           (f) receipt by Agent of the Lockbox Agreement, properly executed by Borrowers and the Lockbox Agent;

            (g) receipt by the Custodians of the original promissory notes evidencing the Assigned Loans owned by any
Borrower as of the Closing Date, together with allonge endorsements attached thereto (in form acceptable to Agent) executed in blank by the appropriate Borrower and all other documents required to be delivered to the Custodian pursuant to the terms of the Custodial Agreement or the Loan Documents (including, without limitation, as required by Section 5.2);

           (h)   receipt  by  Agent from each  Custodian  of  the
certificate  required  to  be  delivered  under  its   respective
Custodial Agreement to reflect receipt by the Custodian of the items referenced in (g) above;

           (i)   receipt  by  Agent of fully  executed  Custodial
Agreements from the initial Custodians;

           (j) receipt by Agent of an opinion of general counsel for each Borrower, opining as to the due organization and existence of each Borrower, the enforceability of each of the Loan Documents and such other matters as Agent may reasonably request, in form and substance satisfactory to Agent;

           (k) receipt by Agent of all resolutions, certificates or documents it may reasonably request relating to the formation, existence and good standing of each Borrower on the date hereof, corporate authority for the execution and validity of this Agreement and the other Loan Documents, and any other matters relevant to this Agreement, all in form and substance satisfactory to Agent, which resolutions, certificates and documents shall include, without limitation, (i) the articles of incorporation and bylaws of each Borrower, (ii) resolutions of the board of directors of each Borrower authorizing the execution of the Loan Documents on behalf of each such Borrower and the granting of all the Lenders' Liens as security for the Credit Facilities and the Letters of Credit, (iii) certificates of
incumbency    for   the   officers   of   each   Borrower,    and
(iv) certificates of corporate existence and good standing issued by the state of incorporation of each Borrower and from the appropriate governmental authority of each state in which each Borrower is required by applicable law to be qualified;

          (l) filing officer certificates (or commercial reports similar thereto, if satisfactory to Agent) under Section 9-407(2) of the UCC, releases or partial releases of liens or financing statements, and other evidence satisfactory to Agent that there are no Liens on any assets of any Borrower, except Permitted Encumbrances;

           (m)   satisfaction  of  all  conditions  contained  in
Section 4.2 if an Advance is being made, or satisfaction of all conditions contained in Section 4.3 if a Letter of Credit is being issued;

           (n) copies of certificates of insurance for each policy maintained by any Borrower, together with evidence of payment of all premiums thereon;

           (o) a power of attorney executed by Borrowers (other than AMRESCO) to AMRESCO entitling AMRESCO to take various actions under the Loan Documents in favor of all Borrowers or any Borrower; and

          (p) all other documents, instruments, certificates and information to be delivered on or before the Closing Date pursuant to the terms of this Agreement.

All the documents, instruments, certificates, information, evidences and opinions referred to in this Section 4.1 shall be delivered to Agent no later than the Closing Date, and Lenders shall not be bound by or obligated hereunder until Agent has received all such items.

      Section 4.2. Conditions To All Advances. The obligation of Lenders to fund any Advance as provided herein is subject to the satisfaction of the following conditions and requirements:

          (a)  timely receipt by Agent of a Request For Advance;

          (b) immediately before and after giving effect to such Advance, no Default shall have occurred and be continuing and the making of such Advance shall not cause a Default;

           (c) the representations and warranties contained in this Agreement and in the other Loan Documents shall be true and correct in all material respects on and as of the date of such Advance, except that all representations and warranties that speak as of a particular date shall only be required on the date of each such Advance to be true and correct in all material respects as of the date to which such representation or warranty speaks and not as of any subsequent date; and

           (d) such other information and documentation as Agent shall reasonably deem necessary or desirable in connection with the funding of such Advance.

      Section  4.3.    Conditions  to  Letters  of  Credit.   The
obligation of the Issuing Lender to issue any Letter of Credit as provided herein is subject to the satisfaction by Borrowers of the following conditions and requirements:

           (a) timely receipt by the Issuing Lender of a fully completed LOC Application;

          (b)  timely receipt by Agent of a Request For Advance;

           (c)  immediately before and after the issuance of such
Letter  of  Credit,  no  Default  shall  have  occurred  and   be
continuing and the issuance of any Letter of Credit shall not cause a Default;

           (d) the representations and warranties contained in this Agreement and in the other Loan Documents shall be true in all material respects on and as of the date of issuance of such Letter of Credit, except that all representations and warranties that speak as of a particular date shall only be required on the date of issuance of each such Letter of Credit to be true and correct in all material respects as of the date to which such representation or warranty speaks and not as of any subsequent date;

           (e)  timely receipt by Agent (on behalf of the Issuing
Lender)  of  the issuance fee required to be paid by the  Issuing
Lender related to the issuance of such Letter of Credit; and

           (f)  such other information and documentation as Agent
or   the  Issuing  Lender  shall  reasonably  deem  necessary  or desirable in connection with the issuance of such Letter of Credit.


                           ARTICLE V

                           COLLATERAL

     Section 5.1. Security. The Credit Facilities, the Letters of Credit, and the Obligations shall all be secured by the liens and security interests created by the Security Documents and any and all other Collateral described herein, and all proceeds thereof, until the particular item of Collateral is released or until the Letters of Credit have expired and the Credit Facilities and all the Obligations are paid and performed in full (and any obligation of Lenders to make Advances has been terminated).

      Section 5.2. Requirements For Assigned Loans. With respect to each of the Assigned Loans, Borrower shall deliver to a Custodian the documents required by the applicable Custodial Agreement which shall include, without limitation, the following:

           (a) Either (i) the original promissory note or notes evidencing the Assigned Loan properly endorsed showing endorsements thereof from the original holder thereof, and all subsequent holders, to a Borrower, together with an endorsement thereof by such Borrower to Agent, on behalf of Lenders (in form satisfactory to Agent), which endorsement may be an allonge endorsement, (ii) with respect to those Assigned Loans where the original promissory note has been lost, an original lost note affidavit in form which is sufficient under the UCC or the laws of any applicable jurisdiction to enable the owner thereof to maintain an action on the related promissory notes and recover from any party liable thereon, and properly executed by the Person which sold such promissory note to the applicable Borrower, or (iii) with respect to those Assigned Loans for which Borrowers have a participation interest, the original or a copy of the participation certificate or agreement evidencing the applicable Borrower's interest in such Assigned Loans;

           (b) Copies of the mortgage, deed of trust or other security documents by which a lien or security interest has been granted to secure the Assigned Loan;

            (c) A Transfer of Liens properly executed and acknowledged by the appropriate Borrower;

           (d) To the extent in the possession of a Borrower or an Affiliate of a Borrower, a Title Policy and certificate of hazard and/or liability insurance with respect to any Underlying
Real Estate; and

           (e)   Such other information related to the Underlying
Real Estate, to the extent in the possession of any Borrower or an Affiliate of any Borrower, as Agent shall reasonably request.

      Section 5.3. Requirements for Mortgaged Properties. With respect to each of the Mortgaged Properties, the Borrower which owns such Mortgaged Property shall deliver to a Custodian the documents required by the applicable Custodial Agreement with respect thereto which shall include, without limitation, the following:

           (a) A copy of the deed or conveyance instrument by which the applicable Borrower took title to the Mortgaged
Property;

           (b) A Title Policy (which Title Policy may be a mortgagee policy of title insurance which has converted to an owner's policy of title insurance after foreclosure), for each Mortgaged Property with a value in excess of One Hundred Thousand and No/100 Dollars ($100,000.00) and, unless covered under an umbrella policy approved by Agent, a certificate of hazard and/or liability insurance covering the Mortgaged Property;

          (c)  A properly executed and acknowledged Mortgage; and

           (d) Such other information as Agent shall reasonably request.

      Section 5.4. Recording. The Custodial Agreements shall provide that the Custodian shall hold the original of each Mortgage and Transfer of Liens for recording in the appropriate real estate records if and when (i) a Default occurs, or
(ii) Agent delivers ten (10) days prior written notice to the Custodians and AMRESCO that the Required Lenders require the recordation of such Mortgages or Transfers of Liens. After the occurrence of any of the above events, the Custodians or Agent shall record all Mortgages and Transfers of Liens then held by the Custodians, and Borrowers shall be required to pay, or reimburse the Lenders for the payment of, all filing fees, mortgage and stamp taxes and other expenses incurred by Lenders, Agent or Custodians in connection with the recordation of the Mortgages and Transfers of Liens.

      Section 5.5. Timing of Deliveries. The items referenced in Sections 5.2 and 5.3 must be delivered to a Custodian under a Custodial Agreement within the time periods specified in such Custodial Agreement and Borrowers must deliver to Agent a supplement to the Collateral Assignment covering any Assigned Loans or Mortgaged Property acquired by any Borrower after the Closing Date, no later than the earlier to occur of (i) a Default, (ii) thirty (30) days after the effective date of the acquisition by the applicable Borrower of such Assigned Loans or Mortgaged Property, or (iii) the date on which Borrower requests that such Assigned Loans or Mortgaged Property be included in the Borrowing Base.

     Section 5.6. Agent's Discretion. All requirements for the Collateral are imposed solely and exclusively for the benefit of the Lenders but are to be enforced and monitored solely and exclusively by Agent in accordance with the provisions of the Loan Documents. No Person (including Borrower or any other Lender) other than Agent shall have any standing to require satisfaction of any such requirements. Agent shall be entitled to require delivery of the items referenced in Section 5.2 and
Section 5.3 at any time and, from time to time (subject to the limitation contained in Section 5.4), and the failure of Agent to request any such items at any particular time shall not constitute a waiver of the Lenders' rights to thereafter require that such items be delivered.

     Section 5.7.   Lockbox; Lockbox Account.

           (a) Notwithstanding any provision herein or in the other Loan Documents to the contrary, Borrowers agree that they have instructed, or will cause instructions to be given to, all Account Debtors, or contemporaneously with the execution of this Agreement or within thirty (30) days after the addition of an Asset Portfolio to the Borrowing Base will instruct, or will cause instructions to be given to, all Account Debtors, pursuant to a letter from the appropriate Borrower or the seller of such Asset Portfolio in form approved by Agent, to mail all payments and other remittances owing with respect to the Assigned Loans directly to the Lockbox. Lockbox Agent will have exclusive and unrestricted access to the Lockbox and will have complete and exclusive authority to receive, pick up and open all mail addressed to the Lockbox, whether registered, certified, insured or otherwise. Borrowers will have no access to or control over the Lockbox or any checks or monies received in the Lockbox. All items received and monies collected in connection with the Assigned Loans will be processed by the Lockbox Agent pursuant to the terms of the Lockbox Agreement, and in the event any checks or monies shall be submitted to any Borrower by any Account Debtor under the Assigned Loans, or shall otherwise come into the possession of any Borrower, the same shall be deemed held by such Borrower in trust for Lenders, and such Borrower shall deliver the same to the Lockbox Agent within three (3) Business Days after received by such Borrower, endorsed if appropriate, for deposit into the Lockbox Account.

           (b) Prior to the occurrence of a Default, on each Business Day during the Credit Period, the Lockbox Agent shall, and Borrowers hereby authorize and instruct the Lockbox Agent to, withdraw all funds from the Lockbox Account, if any, and deposit same into AMRESCO's operating account at NationsBank as designated in writing from time to time by AMRESCO to the Lockbox Agent. Upon the occurrence of a Default and thereafter, all amounts in the Lockbox Account shall be disbursed to and applied by Lockbox Agent and Agent to reduce the outstanding obligations as provided in Section 9.10.
     ARTICLE VI

                 REPRESENTATIONS AND WARRANTIES

     Each Borrower represents and warrants to Lenders that:

      Section 6.1. Existence and Power of Borrowers. Each Borrower (a) is a corporation duly created, validly existing and in good standing under the laws of the state, province or country under which it is organized, and is or will be qualified and in good standing as a foreign corporation under the laws of each state where such qualification is necessary for such Borrower to conduct its business; and (b) has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and as contemplated to be conducted, except where the failure to have any such item would not have a material adverse effect on such Borrower's business and financial condition.

      Section 6.2. Subsidiaries. Other than the Excluded Subsidiaries, all direct and indirect Subsidiaries of AMRESCO are Borrowers. All stock of each Subsidiary has been collaterally assigned to Agent (on behalf of Lenders) pursuant to a Pledge Agreement, other than Subsidiaries identified in clause (a) of the definition of Excluded Subsidiaries. No Borrower is an Excluded Subsidiary.

      Section 6.3. Authorization; Contravention. The execution, delivery and performance of this Agreement, the Notes, the LOC Applications, the Security Documents and the other Loan Documents by each Borrower are within each such Borrower's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or bylaws of any such Borrower or of any agreement, judgment, injunction, order, decree or other instrument binding upon any such Borrower or result in the creation or imposition of any Lien on any asset of any such Borrower except Liens securing the Notes.

     Section 6.4. Enforceable Obligations. This Agreement, the Notes, the LOC Applications and the other Loan Documents each constitutes a valid and binding agreement of each Borrower, which is a party thereto, enforceable in accordance with its terms except as (a) the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer or similar laws affecting creditors rights generally, and (b) the availability of equitable remedies may be limited by equitable principles of general applicability.

     Section 6.5.   Financial Information.

           (a) The current financial statements of each Borrower and all of the other financial reports and information of each Borrower that have been delivered to Lenders are true and correct in all material respects as of the date of such current financial statements and other reports and information.

          (b) Except as disclosed in writing to Lenders prior to the execution and delivery of this Agreement, since July 31, 1995, there has been no material adverse change in the business, financial position or results of operations of any Borrower; and, there exists no condition, event or occurrence that, individually or in the aggregate, could reasonably be expected to result in a material adverse change in the business, financial position or results of operations of any Borrower.

      Section 6.6. Litigation. There is no action, suit or proceeding pending against, or to the knowledge of any Borrower, threatened against or affecting, any Borrower before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could materially adversely affect the business, financial position or results of operations of such Borrower or which could in any manner draw into question the validity of the Loan Documents.

     Section 6.7.   ERISA.

           (a) Each Employee Plan has been maintained and administered in substantial compliance with the applicable requirements of the Code and ERISA. No circumstances exist with respect to any Employee Plan that could have a material adverse effect on any Borrower.

           (b) With respect to each Pension Plan, (i) no accumulated funding deficiency (within the meaning of
Section  412(a) of the Code), whether waived or unwaived, exists;
(ii) the present value of accrued benefits (based on the most recent actuarial valuation prepared for each such plan, if any, in accordance with ongoing assumptions) does not exceed the current value of plan assets allocable to such benefits by a material amount; (iii) no reportable event (within the meaning of
Section 4043 of ERISA) other than purchases and sales of securities from a plan trustee as reported in the audited
financial  statements  of  such  plan  has  occurred;   (iv)   no
uncorrected  prohibited  transactions  (within  the  meaning   of
Section 4975 of the Code) exist which could have a material adverse effect on any Borrower; (v) to the extent such plan is covered by PBGC, no material liability to the PBGC exists and no circumstances exist that could reasonably be expected to result in any such liability; and (vi) no material withdrawal liability (within the meaning of Section 4201(a) of ERISA) exists and no circumstances exist that could reasonably be expected to result in any such liability.

           (c) As of the date hereof, no Borrower has any obligation under any Employee Plan to provide post-employment health care benefits to any of its current or former employees, except as may be required by Section 4980B of the Code.

      Section 6.8. Taxes and Filing of Tax Returns. Each Borrower has filed all material tax returns required to have been filed and has paid all Taxes shown to be due and payable on such returns, including interest and penalties, and all other Taxes which are payable by such party, to the extent the same have become due and payable other than Taxes with respect to which a failure to pay would not have a material adverse effect on such Borrower. None of the Borrowers has any knowledge of any proposed Tax assessment against any Borrower other than customary ad valorem taxes or other Taxes to become due in the normal course of business, and all Tax liabilities of each Borrower are adequately provided for. No income tax liability of any Borrower has been asserted by the Internal Revenue Service for Taxes in excess of those already paid, the payment of which would have a material adverse affect on such Borrower.

      Section 6.9. Ownership of Assets. Each Borrower has good and indefeasible title to all of the Collateral and all other assets reflected on its most current financial statements delivered to Lenders. Except for Permitted Encumbrances, there is no Lien on any property of any Borrower, and the execution, delivery, performance or observance of the Loan Documents will not require or result in the creation of any lien on any such property. Borrowers have properly granted to Lenders a perfected security interest in all Assigned Loans and a valid first lien on all Mortgaged Properties owned by Borrowers which have not been previously released pursuant to the terms of the applicable Custodial Agreement (including, without limitation, all Assigned Loans and Mortgaged Properties included in the current Borrowing
Base). Borrowers have requested as an accommodation to Borrowers because of the number of Assigned Loans and for ease of administering the Credit Facilities that the Assigned Loans be endorsed by using an allonge endorsement and Borrowers acknowledge that, if an allonge endorsement is so used in connection with an Assigned Loan, Borrowers intend such endorsement to be a part of the Assigned Loan as fully as if such endorsement was made on the instrument itself.

      Section 6.10. Business; Compliance. Each Borrower has performed and abided by all obligations required to be performed by it under any license, permit, order, authorization, grant, contract, agreement, or regulation to which it is a party or by which it or any of its assets are bound and which, if such Borrower were to fail to perform or abide by, such failure would have a material adverse effect on the business operations of such Borrower.

      Section 6.11. Licenses, Permits. Each Borrower possesses such valid franchises, licenses, permits, consents, authorizations, exemptions and orders of Governmental Authorities, as are necessary to carry on its business as now being conducted, other than violations which would not (either individually or collectively) have a material adverse effect on the financial condition or operations of such Borrower.

      Section 6.12. Compliance with Law. The business and operations of each Borrower have been and are being conducted in accordance with all applicable laws, rules and regulations of all Governmental Authorities, other than violations which would not (either individually or collectively) have a material adverse effect on the financial condition or operations of such Borrower.

      Section 6.13. Full Disclosure. All information heretofore furnished by any Borrower (or any other party on any Borrower's behalf) to Agent and Lenders for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by any Borrower to Agent and any Lender will be, true and accurate in every material respect and shall be, to the best of the knowledge and belief of the party furnishing such information, without material omission. Each of the Borrowers has, to the best of its knowledge, disclosed to Agent in writing any and all facts which might reasonably be expected to materially and adversely affect the business, operations, prospects or condition, financial or otherwise, of any Borrower, or the ability of any Borrower to perform its obligations under this Agreement or the other Loan Documents.


     Section 6.14.  Environmental Matters.

      (a) With respect to assets of Borrowers, other than any Mortgaged Property, and except for conditions, circumstances or violations that would not, individually or in the aggregate, have a material adverse effect on the financial condition, operation or business of any Borrower, none of the Borrowers (i) knows of any environmental condition or circumstance, such as the presence of any hazardous substance (as defined in Section 7.7), adversely affecting the properties or operation of any Borrower, (ii) has received any report of a violation by any Borrower of any Applicable Environmental Law, or (iii) knows that any Borrower is under any obligation to remedy any violation of any Applicable Environmental Laws.

      (b) With respect to the Mortgaged Properties, (i) no portion of any Mortgaged Property is contaminated by any substance or material presently identified to be toxic or hazardous according to any Applicable Environmental Law, including, without limitation, any asbestos, polychlorinated biphenyl, radioactive substance, methane, volatile hydrocarbons, industrial solvents or any other material or substance which has in the past or could foreseeably at the present time or at any time in the future cause or constitute a material health, safety or other environmental hazard to any Person or property, except as otherwise disclosed in the Borrower Due Diligence Reports or otherwise disclosed in writing to Agent, (ii) none of the Borrowers nor, to the knowledge of any Borrower, any other Person has caused or suffered to occur a discharge, spillage, uncontrolled loss, seepage or filtration of oil or petroleum or chemical liquids or solids, liquid or gaseous products or hazardous waste, or hazardous substance at, upon, under or within any portion of any Mortgaged Property or any contiguous real estate which either (A) would be a violation of Applicable Environmental Law or (B) has not been remediated so as to cure any violation of Applicable Environmental Law (such remediation having been accomplished without increasing the potential environmental liability of any Borrower or Lender), (iii) none of the Borrowers nor, to the knowledge of any Borrower, any other Person has been or is involved in operations at or near any portion of any Mortgaged Property which could lead to the imposition on any Borrower or any operator of such Mortgaged Property of liability which could have a material adverse effect on the financial condition or business operations of any Borrower, or the creation of a lien on such property, under any Applicable Environmental Law, (iv) none of the Borrowers nor any other Person has permitted any tenant or occupant of any portion of any Mortgaged Property, to engage in any activity that could lead to the imposition of liability on such tenant or occupant, any Borrower or any operator of any of such property which could have a material adverse effect on the financial condition or business operations of any Borrower, or could lead to the creation of a lien on such property, under any Applicable Environmental Law, or (v) to the knowledge of any Borrower, no part of any Mortgaged Property is contaminated by any substance or material presently identified to be toxic or hazardous according to any Applicable Environmental Law, except as otherwise disclosed in the Borrower Due Diligence Reports or otherwise described in writing to Agent.

      (c) With respect to the Underlying Real Estate, to the knowledge of any Borrower, no part of any Underlying Real Estate is contaminated by any substance or material presently identified to be toxic or hazardous according to any Applicable Environmental Law, or if any part of any Mortgaged Property or any Underlying Real Estate is so contaminated the holder of the related Assigned Loan is not subject to liability resulting from such contamination because such party is a secured lender, as opposed to an owner, of such property.

      Section 6.15. Purpose of Credit. Each Borrower will use the proceeds of the Corporate Facility and the Portfolio Facility for the purposes stated in Section 2.1 hereof. No part of the proceeds of the Credit Facilities will be used, directly or indirectly, for a purpose which violates any law, rule or regulation. No Borrower will, directly or indirectly, use any of the proceeds of the Credit Facilities for the purpose of purchasing or carrying, or retiring any Debt which was originally incurred to purchase or carry, any "margin stock" as defined in the Margin Regulations, or to purchase or carry any "security that is publicly-held" within the meaning of Regulation T of the Board of Governors of the Federal Reserve System, or otherwise take or permit any action which would involve a violation of such Margin Regulations or any other regulation of such Board of Governors. Neither of the Credit Facilities is secured, directly or indirectly, in whole or in part, by collateral that includes any "margin stock" within the meaning of the Margin Regulations. No Borrower will engage principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any "margin stock" within the meaning of the Margin Regulations.

      Section 6.16. Governmental Regulations. No Borrower is subject to regulation under the Investment Advisers Act of 1940, as amended. No Borrower is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, any Margin Regulations or any other law, rule or regulation which regulates the incurrence of Debt.

      Section 6.17. Indebtedness. No Borrower is an obligor on any Debt other than Debt permitted by Section 8.6. No Borrower is (nor will any Borrower ever become) an obligor on any Debt of any Excluded Subsidiary, and none of the assets of any Borrower have been pledged to secure, or otherwise given as security for, any Debt of any Excluded Subsidiary.

      Section 6.18. Insurance. Each Borrower maintains with financially sound, responsible and reputable insurance companies or associations (or, as to workers' compensation or similar insurance, with an insurance fund or by self-insurance authorized by the jurisdictions in which it operates) insurance concerning its properties and business against such casualties and contingencies and of such types and in such amounts (and with co-insurance and deductibles) as is customary for the same or similar businesses.

      Section 6.19. Solvency. On a consolidated basis as of the Closing Date (a) the aggregate fair market value of Borrowers' assets exceeds their liabilities (whether contingent, subordinated, unmatured, unliquidated, or otherwise),
(b) Borrowers have sufficient cash flow to enable them to pay their Debts as they mature, and (c) Borrowers have a reasonable amount of capital to conduct their business as presently contemplated.

     Section 6.20. Due Diligence Procedures. The due diligence, collateral control and collection procedures used by Borrowers with respect to the Assigned Loans are no less stringent than Standard Industry Practices. All Borrower Due Diligence Reports have been prepared or reviewed by a Borrower. The factual information contained in the Borrower Due Diligence Reports, including without limitation, regarding title to and the condition of each Assigned Loan (but not including valuation amounts and cash flow projections) has not been intentionally misstated by Borrowers, and, with respect to the Asset Portfolios taken as a whole, the Borrower Due Diligence Reports accurately reflected the material facts concerning each of the Assigned Loans and Mortgaged Properties included in such Asset Portfolios at the time the Borrower Due Diligence Reports were prepared.


                          ARTICLE VII

                     AFFIRMATIVE COVENANTS

     Each Borrower covenants and agrees that, so long as Lenders' commitment to make Advances under the Credit Facilities remains in effect, any Letters of Credit remain outstanding or any of the Obligations remain unpaid:

      Section  7.1.    Information From  AMRESCO.   AMRESCO  will
deliver, or cause to be delivered, to Agent on behalf of Lenders:

           (a) As soon as available and in any event within one hundred twenty (120) days after the end of each Fiscal Year of AMRESCO, a consolidated balance sheet of AMRESCO and its Subsidiaries as of the end of such Fiscal Year and the related statements of income and cash flow for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all reported by AMRESCO in accordance with GAAP and audited by Deloitte & Touche (or its successors) or other independent public accountants reasonably acceptable to Agent.

           (b) As soon as available and in any event within forty-five (45) days after the end of each calendar quarter, a consolidating and consolidated balance sheet and related statement of income of AMRESCO and its Subsidiaries as of the end of such quarter and year-to-date, all certified by the chief financial officer or the chief accounting officer of AMRESCO as to fairness of presentation and as to whether such financial statements fairly reflect the financial condition of AMRESCO and its Subsidiaries as of the date of delivery thereof, subject to year-end adjustments. Such financial statements shall be prepared in conformity with GAAP, except that certain information and note disclosures normally included in annual financial statements prepared in accordance with GAAP may be condensed or omitted provided that the disclosures made are adequate to make the information presented not misleading, and GAAP shall be applied on a basis consistent with the financial statements referred to in Section 7.1(a).

           (c) Simultaneously with the delivery of each set of financial statements referred to in Sections 7.1(a) and (b) and each Request for Advance, a certificate of an Authorized Officer of AMRESCO, (i) setting forth in reasonable detail the calculations required to establish whether Borrowers were in compliance with the requirements of Sections 8.1 through and including Section 8.5, on the date of such financial statements, and (ii) with respect only to the financial statements delivered pursuant to Sections 7.1(a) and (b), stating, to the best of such Authorized Officer's knowledge and belief, whether or not such financial statements fairly reflect the financial condition of AMRESCO and its Subsidiaries and results of AMRESCO's and its Subsidiaries' operations as of the date of the delivery of such financial statements.

           (d) Simultaneously with the delivery of each set of financial statements referred to in Section 7.1(b), or more frequently as requested by the Required Lenders, a Compliance Letter prepared at Borrowers' expense covering the then most recent Borrowing Base Schedule.

          (e) Promptly after the filing thereof, a true, correct and complete copy of each Form 10-K and Form 10-Q and each other report filed by or on behalf of AMRESCO with the SEC.

           (f) Immediately upon the occurrence of any Default, a certificate of an Authorized Officer of AMRESCO setting forth the details thereof and the action which AMRESCO or any applicable Borrower is taking or proposes to take with respect thereto.

           (g) Within fifteen (15) days after the end of each calendar month, a current Borrowing Base Schedule, which if requested by Agent, shall include a back-up schedule listing each Assigned Loan by Asset Portfolio and designating (i) whether each such Assigned Loan is a Performing Assigned Loan or not a Performing Assigned Loan, and (ii) which Asset Portfolios are Wholly-Owned Real Estate Portfolios. AMRESCO will update the Borrowing Base Schedule each month, which updated schedule will be submitted to Agent for review and approval. The Borrowing Base Schedule so submitted by AMRESCO shall be effective unless disapproved by Agent. If Agent disapproves a Borrowing Base Schedule, the most recent Borrowing Base Schedule (with appropriate modification to reflect changes in the Borrowing
Percentages due to the passage of time) which has not been disapproved by Agent shall be deemed to be the effective Borrowing Base Schedule. AMRESCO shall also deliver a Borrowing Base Schedule with each Request for Advance if, since the date of the currently effective Borrowing Base Schedule, Borrowers have
(A) sold or otherwise disposed of either (x) an asset which contributed an amount equal to or greater than One Million and No/100 Dollars ($1,000,000.00) to the Net Investment Value of its applicable Asset Portfolio or (y) any Asset Portfolio included in the currently effective Borrowing Base or (B) desire to include new Eligible Investments in the Borrowing Base.

           (h) Prompt notification of (i) any material adverse change in the financial condition of any Borrower, including, without limitation, the occurrence of any litigation which could reasonably be expected to have a material adverse effect on any Borrower, or (ii) the occurrence of any acceleration of the maturity of any indebtedness owing by any Borrower, or any default under any indenture, mortgage, agreement, contract or other instrument to which any Borrower is a party or by which any Borrower or any properties of any Borrower are bound, if such default or acceleration might have a material adverse effect upon the financial condition of any Borrower.

           (i) From time to time such additional information regarding the financial position or business of any Borrower, and/or any Borrower's Subsidiaries as Agent, at the request of any Lender, may reasonably request, including, without limitation, financial projections of any Borrower and information concerning the insurance being maintained by Borrowers.

      Section 7.2. Business of Borrowers. The primary business of Borrowers is, and Borrowers covenant that it shall remain, mortgage banking and other similar financial services and the acquisition, ownership and disposition of Asset Portfolios either directly or through investments in Persons who acquire, own and dispose of Asset Portfolios, or other businesses ancillary or related to such primary business.

      Section 7.3. Right of Inspection. Each Borrower will permit Agent or any Lender, or any officer, employee or agent of any such party, to visit and inspect any of the assets of any
Borrower,  examine  the  books of  record  and  accounts  of  any
Borrower   (including,  without  limitation,  all  Borrower   Due
Diligence Reports), take copies and extracts therefrom, and discuss the affairs, finances and accounts of any Borrower with the respective officers, accountants and auditors of such Borrower, all at such reasonable times and as often as Agent or any Lender may reasonably require, all at the expense of Borrowers; provided, that, prior to the occurrence of a Default, each Lender will make no more than two such visits or inspections in any twelve month period. Each Lender covenants and agrees to preserve the confidentiality of any financial data concerning any Borrower, any Subsidiary of any Borrower or related to any Borrower's, or any Borrower's Subsidiaries' businesses or operations or any information with respect to which any Borrower has (a) an obligation of confidentiality to a third party (to the extent such obligation has been disclosed to such Lender) or
(b) informed such Lender of the confidential nature of the specific information, except to the extent such Lender is required to disclose such information pursuant to any applicable law, rule, regulation or order of any Governmental Authority; provided that (i) any information contained in any annual report, or any Form 10-K, Form 10-Q or Form 8-K reports (if any) which have been delivered to the SEC, or any other annual or quarterly reports to the stockholders of any Borrower subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, proxy material delivered to the stockholders of any Borrower or any report delivered to the SEC, or any other information that is in the public domain or has become publicly known, shall not in any event be deemed confidential, and
(ii) each Lender may make any information received by it available (A) to a transferee of or participant in any interest in the Loans or the Notes, provided that such transferee or participant agrees in writing to be bound by the provisions of this Section 7.3, (B) to any accountants or other professionals engaged by such Lender, provided that each such accountant or professional agrees to be bound by the provisions of this Section 7.3, or (C) in connection with the enforcement of any of the Loan Documents or any litigation in connection therewith.

     Section 7.4. Maintenance of Insurance. Each Borrower will at all times maintain or cause to be maintained insurance covering its respective risks as are customarily carried by businesses similarly situated including, without limitation, the following: (a) workmen's compensation insurance;
(b) comprehensive general public liability and property damage insurance in respect of all activities in which such Borrower might incur personal liability for the death or injury of an employee or third person, or damage to or destruction of another's property; (c) insurance against loss or damage by fire, lightning, hail, tornado, explosion and other similar risk; and
(d) comprehensive automobile liability insurance. Each Borrower shall maintain coverage with respect to the foregoing risks in such coverage amounts as are customarily carried by businesses similarly situated.

      Section 7.5. Payment of Taxes, Impositions and Claims. Each Borrower shall pay (a) all Taxes imposed upon it or any of its assets or with respect to any of its franchises, business, income or profits, and all Impositions not later than the due date thereof, or before any material penalty or interest may accrue thereon and (b) all material claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or might become a Lien on any of its assets; provided, however, payment of Taxes, Impositions or claims shall not be required if and for so long as (i) the amount, applicability or validity thereof is currently being contested in good faith by appropriate action promptly initiated and diligently conducted in accordance with good business practices and no material part of the property or assets of any Borrower are subject to levy or execution,
(ii) such Borrower as required in accordance with GAAP, shall have set aside on its books reserves (segregated to the extent required by GAAP) deemed by it to be adequate with respect thereto, and (iii) such Borrower has notified Agent of such circumstances, in detail satisfactory to Agent, and, provided further, that such Borrower shall pay any such Tax, Imposition or claim if such contest is not successful and in any event prior to the commencement of any action to realize upon or foreclose any lien against any part of the Collateral.

      Section 7.6. Compliance with Laws and Documents. Each Borrower shall at all times comply, and cause each of its Subsidiaries to comply, with all Legal Requirements, the articles of incorporation and bylaws of such Borrower, and each Borrower's Subsidiaries and any other agreement to which any Borrower, or any Subsidiary of any Borrower is a party, unless its failure to so comply alone or in the aggregate would not have a material adverse effect on the financial condition or operations of such Borrower, together with its Subsidiaries taken as a whole.

      Section 7.7. Environmental Law Compliance and Indemnity. Borrowers agree to promptly pay and discharge when due all debts, claims, liabilities and obligations with respect to any clean-up measures necessary for any Borrower to comply with Applicable Environmental Laws affecting any Borrower, provided that, with respect to any single tract or parcel of real property, any Borrower shall not be required to take such action if failure to take such action would not have a material adverse effect on the financial condition of any Borrower or would, in the reasonable opinion of Agent, have the potential for creating any liability or claim against Agent or any of the Lenders. Borrowers hereby indemnify and agree to defend and hold Agent and each Lender and its successors and assigns harmless from and against any and all claims, demands, causes of action, loss, damage, liabilities, costs and expenses (including reasonable attorneys' fees and court costs) of any and every kind or character, known or unknown, fixed or contingent, asserted against or incurred by Agent or any Lender at any time and from time to time including, without limitation, those asserted or arising subsequent to the payment or other satisfaction of the Notes and expiration of the Letters of Credit, by reason of, arising out of or related in any way to Agent's and Lenders' entering into this Agreement and the transactions herein contemplated, INCLUDING MATTERS ARISING OUT OF THE ORDINARY NEGLIGENCE OF AGENT OR ANY LENDER, BUT EXCLUDING MATTERS ARISING OUT OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF AGENT OR ANY LENDER. It shall not be a defense to the covenant of Borrowers to indemnify that the act, omission, event or circumstance did not constitute a violation of any Applicable Environmental Law at the time of its existence or occurrence. The terms "hazardous substance" and "release" shall have the meanings specified in the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), and the terms "solid waste" and "disposed" shall have the meanings specified in the Resource Conservation and Recovery Act of 1976 ("RCRA"); provided, to the extent that any other applicable laws of the United States of America or political subdivision thereof establish a meaning for "hazardous substance," "release," "solid waste," or "disposed" which is broader than that specified in either SARA or RCRA, such broader meaning shall apply. As used in this Agreement, "Applicable Environmental Law" shall mean and include the singular, and "Applicable Environmental Laws" shall mean and include the collective aggregate of the following: Any law, statute, ordinance, rule, regulation, order or determination of any governmental authority or any board of fire underwriters (or other body exercising similar functions), or any restrictive covenant or deed restriction (recorded or otherwise) affecting any Borrower pertaining to health, safety or the environment, including, without limitation, all applicable flood disaster laws and health, safety and environmental laws and regulations pertaining to health, safety or the environment, including without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 ("CERCLA"), the Resource Conservation and Recovery Act of 1976, the Superfund Amendments and Reauthorization Act of 1986, the Occupational Safety and Health Act, the Texas Water Code, the Texas Solid Waste Disposal Act, the Texas Workers' Compensation Laws, and any federal, state or municipal laws, ordinances, regulations or law which may now or hereafter require removal of asbestos or other hazardous wastes from any property of any Borrower or impose any liability on Agent or any Lender related to asbestos or other hazardous wastes in any property of any Borrower. The provisions of this
Section  7.7  shall  survive  the  repayment  of  the  Notes  and expiration of the Letters of Credit. In the event of the transfer of the Notes or any portion thereof, each Lender or any prior holder of the Notes and any participants shall continue to be benefitted by this indemnity and agreement with respect to the period of such holding of the Notes.

      Section 7.8. Covenant Compliance. Each Borrower shall perform and comply with all covenants, obligations and agreements contained in this Agreement and in the Loan Documents.

      Section 7.9. Quantity and Quality of Documents. All certificates, opinions, reports and documents to be delivered from time to time hereunder shall be in such number of counterparts as Agent may reasonably request and in form reasonably acceptable to Agent, and counterpart signature pages to any such documents may be attached to and shall, together with all counterparts, constitute one and the same document.

      Section 7.10. Use of Proceeds. Each Borrower will use the proceeds of the Credit Facilities (including the Letters of Credit) solely for the purposes represented in this Agreement and shall not use such proceeds, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any Margin Stock and none of such proceeds will be used in violation of applicable law (including, without limitation, the Margin Regulations).

      Section 7.11. Additional Documents. Each Borrower shall execute and deliver or cause to be executed and delivered to Agent upon Agent's request such other and further instruments or documents as in the judgment of Agent may be required to better effectuate the transactions contemplated herein or to conform, create, evidence, perfect, preserve or maintain the Lenders' Liens or the Lenders' rights hereunder or under the Loan Documents, and each Borrower shall do all such additional acts, give such assurances and execute such instruments as Agent may reasonably require to vest more completely in and assure to Lenders their rights under this Agreement.

      Section 7.12. Compliance With Due Diligence Standards; Offices and Files. Borrowers shall at all times comply with Standard Industry Practices and Borrowers' past procedures related to due diligence, collateral control, collection and reporting procedures with respect to all Acquired Loans. Borrowers principal office shall at all times be maintained at 1845 Woodall Rodgers Freeway, Suite 1700, Dallas, Texas, and Borrowers' books, records and files related to the Assigned Loans (including, without limitation, the Borrower Due Diligence Reports) shall at all times be maintained at Borrowers' principal office, at 5310 Harvest Hill, Suite 210, Dallas, Texas, or 10 Dorrance Street, Providence, Rhode Island, or Two Corporate Park, Suite 100, Irvine, California 92714, unless in either such instance, AMRESCO gives Agent thirty (30) days prior written notice of a change in address. Borrowers shall maintain all files related to the Assigned Loans in a reasonably prudent manner.

     Section 7.13. Appraisals. Agent may require, and Borrowers shall deliver to Agent promptly upon request therefor (but no more than once each twelve month period) with respect to any given portion of the Mortgaged Property which has a cost in excess of One Hundred Thousand and No/100 Dollars ($100,000.00) and for which the Lenders have requested the recordation of a Mortgage under this Agreement, a new appraisal for such portion of the Mortgaged Property. If required by applicable regulations, Agent may order any such appraisal directly, and Borrower shall reimburse Agent for the reasonable cost of such appraisal upon request by Agent. Agent shall provide AMRESCO with a copy of any such appraisal ordered by Agent. Each such appraisal shall be in form and substance satisfactory to Agent.


                          ARTICLE VIII

                       NEGATIVE COVENANTS

      Each Borrower covenants and agrees that without the prior written consent of the Required Lenders, so long as Lenders' commitment to make Advances under the Credit Facilities remains in effect, any Letters of Credit remain outstanding or any of the Obligations remain unpaid:

      Section 8.1. Minimum Consolidated Tangible Net Worth. Borrowers shall not permit Consolidated Tangible Net Worth to be less than the sum of (a) Seventy-Five Million and No/100 Dollars ($75,000,000.00) plus (b) fifty percent (50%) of the cumulative Consolidated Net Income for each calendar quarter commencing on September 1, 1995, through the quarter ending immediately prior to, or on, the date as of which compliance with this covenant is being measured, plus (c) the amount of any proceeds (less reasonable and customary transaction costs) received by AMRESCO from the issuance of any additional shares of stock or other equity instruments.

      Section 8.2. Consolidated Funded Debt to Consolidated Capitalization. Borrowers shall not permit Consolidated Funded Debt as a percentage of Consolidated Capitalization to be greater than seventy percent (70%) from the Closing Date to June 30, 1996, sixty-seven and one-half percent (67.5%) from July 1, 1996, through December 31, 1996, and sixty-five percent (65%) after December 31, 1996; provided, that, for the purposes of this covenant, there shall be excluded from Consolidated Funded Debt and Consolidated Capitalization, the aggregate amount of advances under the Warehouse Line of Credit which have been outstanding for six months or less as of the date compliance with this covenant is being determined.

      Section 8.3.   Coverage Ratios.  Borrowers shall not permit
(a) the Fixed Charge Coverage Ratio to be less than 2.50 to 1.00;
and (b) the Interest Coverage Ratio to be less than 3.50 to 1.00.

      Section 8.4. Consolidated Funded Debt to Consolidated EBITDA. As of the last day of any calendar quarter, Borrowers shall not permit Consolidated Funded Debt to Consolidated EBITDA (for the immediately preceding four calendar quarters) to be greater than 3.5 to 1.0 from the Closing Date to March 31, 1996;
3.25 to 1.0 from April 1, 1996, to June 30, 1996; and 3.0 to  1.0 after June 30, 1996. For the purposes of this covenant, there shall be excluded from Consolidated Funded Debt, any Nonrecourse Debt, and from Consolidated EBITDA any income or earnings from Excluded Subsidiaries.

       Section 8.5. Corporate Facility Outstandings to Consolidated EBITDA. As of the last day of any calendar quarter, Borrowers shall not permit the outstanding Corporate Facility Advances to Consolidated EBITDA (for the immediately preceding four calendar quarters) to exceed 1.75 to 1.0 from the Closing Date to December 31, 1995; 1.5 to 1.0 from January 1, 1996, to March 31, 1996; 1.25 to 1.0 from April 1, 1996, to June 30, 1996;
and 1.0 to 1.0 after June 30, 1996.

      Section 8.6. Limitation on Debt and Foreign Exchange Exposure. No Borrower shall incur any Debt, except (a) the
Credit    Facilities   (including   the   Letters   of   Credit),
(b) obligations not to exceed One Million and No/100 Dollars ($1,000,000.00) under Interest Hedge Agreements which protect against interest fluctuations under the Credit Facilities, (c) the Investment Line of Credit, the Warehouse Line of Credit, and the Residential Funding Warehousing Facility, (d) Debt between any of the Borrowers, (e) Debt secured by purchase money security interests not to exceed $250,000.00 in the aggregate at any time,
(f) Guaranties in connection with Debt otherwise permitted by this Section 8.6, (g) Guaranties in the form of indemnity obligations or typical repurchase obligations related to the sale by any Borrower of assets in the ordinary course of its business,
(h) leases of office space used by any Borrower in the ordinary course of its business, (i) Debt in respect of current accounts payable incurred in the ordinary course of any Borrower's business, (j) Approved Subordinated Debt in an amount as approved by the Required Lenders, (k) the Bridge Loan, and (l) the Debt of AMRESCO MBS I, Inc., under that certain Global Master Repurchase Agreement, dated as of September 22, 1995, by and between Nomura Grand Cayman, Ltd. and AMRESCO MBS I, Inc. No Borrower shall engage in any foreign exchange transaction or transactions which at any time in the aggregate exceed the equivalent of U.S. $10,000,000.00. No Borrower shall permit any Excluded Subsidiary to incur any Debt other than Debt of the types described in clauses (e) through (i) above and Nonrecourse Debt incurred in connection with the acquisition of loan portfolios or Debt for the acquisition of loan portfolios where recourse is limited just to such Excluded Subsidiary (provided that the aggregate of such loan portfolio-related Debt [both Nonrecourse Debt and recourse Debt] shall not exceed One Hundred Million and No/100 Dollars ($100,000,000.00) for all Excluded Subsidiaries). No Borrower or Subsidiary shall make payments on, or approve by board of director action or otherwise the payment of any amounts on, the Approved Subordinated Debt after the occurrence of a Default or, prior to the occurrence of a Default, which would exceed the scheduled payments due under the documents evidencing the Approved Subordinated Debt as approved by the Required Lenders.

      Section 8.7. Limitation on Sale of Properties. No Borrower shall sell, assign, convey, exchange, lease or otherwise dispose of any of its properties, rights, assets or business, whether now owned or hereafter acquired, except in the ordinary course of its business.

     Section 8.8. Limitations on Liens. No Borrower shall, and no Borrower shall permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its assets or to give a negative pledge to any Person with respect to any of its assets, except for (a) the Lender's Liens; (b) the Permitted Encumbrances; (c) with respect to equipment or inventory, (i) landlord's liens arising in the ordinary course of any Borrower's business and (ii) Liens on equipment or supplies hereafter
acquired  by  any  Borrower  in  the  ordinary  course  of   such
Borrower's business to secure the purchase price of such equipment or supplies and any such Lien existing on such equipment or supplies at the time of acquisition by such Borrower (individually, a "Purchase Money Lien"), provided that (A) no Purchase Money Lien shall cover any property other than the equipment or supplies so acquired, and (B) the Debt secured by such Purchase Money Lien shall not exceed one hundred percent (100%) of the purchase price of such equipment or supplies; (d) Liens on the Collateral to secure obligations under Interest Hedge Agreements related to the Credit Facilities, so long as the provider of any such Interest Hedge Agreement is a Lender and the maximum obligation so secured by the Collateral does not exceed One Million and No/100 Dollars ($1,000,000.00); (e) Liens to secure permitted Nonrecourse Debt, provided that (i) no such Lien shall cover any property other than property purchased or refinanced with proceeds of permitted Nonrecourse Debt, and (ii) the Nonrecourse Debt secured by such Lien shall not exceed one hundred percent (100%) of the purchase price of such property;
(f) liens on the Collateral securing the Bridge Loan on a pari passu basis with the Lenders' Liens; (g) the six percent (6%) net profits interest granted by AMRESCO New Hampshire, Inc. to Heller Financial, Inc. pursuant to Section 3.6 of that certain Term Loan Agreement, dated as of December 31, 1993, among AMRESCO New
Hampshire, Inc., AMRESCO Holdings, Inc. and Heller Financial, Inc.; and (h) liens involuntarily filed against any asset of any Borrower or Subsidiary, provided, that within fifteen (15) days after such filing, the applicable Borrower or Subsidiary has obtained a release of any such lien or is contesting the filing of such lien in good faith and an adequate bond has been obtained to satisfy in full any claim which such lien secures.

      Section 8.9. Limitation on Loans to Shareholders. No Borrower shall advance any Debt to any Borrower's shareholders (which prohibition includes, without limitation, the advancing of funds to the Excluded Subsidiaries), except for Debt advanced to a shareholder which is also a Borrower, without the prior written consent of the Required Lenders.

     Section 8.10. Consolidations, Mergers, Sales of Assets, and Maintenance. No Borrower shall, and no Borrower shall permit any of its Subsidiaries to, (a) consolidate or merge with or into any other Person except for (i) mergers of any Borrower into another Borrower or (ii) mergers of any Borrower (other than AMRESCO) with or into any other Person which also becomes a "Borrower" under this Agreement and delivers all Loan Documents required by this Agreement and otherwise complies with Section 5.7, so long as the tangible net worth (as determined in accordance with GAAP) of the Person which is being merged with a Borrower does not exceed Five Million and No/100 Dollars ($5,000,000.00), (b) sell, lease, abandon or otherwise transfer all or any material part of its assets to any Person, in one or a series of related transactions, other than the sale of assets singly or in bulk in the normal course of business, (c) other than in connection with
(i) a consolidation or merger permitted in clause (a) immediately above or (ii) the dissolution of any Borrower of which Agent has been notified and the distribution of all of the assets of such Borrower to another Borrower, terminate, or fail to maintain, its corporate existence or qualification, as applicable, in the state of its incorporation and any other applicable jurisdiction where the business of such Borrower requires such qualification (provided that nothing herein shall permit the dissolution of AMRESCO or the failure of AMRESCO to maintain its corporate existence and qualification to do business as elsewhere required in this Agreement), or (d) terminate, or fail to maintain, its good standing and qualification to transact business in all jurisdictions where the failure to maintain its good standing or qualification to transact business could have a material adverse effect on its financial condition or operations.

      Section  8.11.   Investments.  After the  date  hereof,  no
Borrower shall, and no Borrower shall permit any of its Subsidiaries to, directly or indirectly, make any loans, advances, extensions of credit or capital contributions to, make any investment in, or purchase any stock or securities of, or interest in, any Person (including, without limitation, a Subsidiary of any Borrower unless such Subsidiary has become a "Borrower" under this Agreement as required hereby), except for Permitted Investments; provided, that (a) the purchase price of acquisitions of corporate entities shall not exceed Twenty
Million and No/100 Dollars ($20,000,000.00) in the aggregate during the Credit Period (except that Borrowers shall be entitled to make corporate acquisitions in excess of such Twenty Million and No/100 Dollars ($20,000,000.00) limitation, by an aggregate amount equal to the proceeds received by AMRESCO [net of closing costs] from the issuance of additional common stock or other equity or other Approved Subordinated Debt, but not to exceed an additional Twenty Million and No/100 Dollars ($20,000,000.00), and only if such proceeds have not been applied to the Related Investments limitation as provided in clause (c) below), and with respect to any such corporate acquisition for which the aggregate purchase price and all the consideration for such acquisition is in excess of Seven Million Five Hundred Thousand and No/100 Dollars ($7,500,000.00), Borrowers must obtain the prior written consent of the Required Lenders and Agent to make such acquisition, (b) with respect to Related Investments, if the aggregate amount of any such Related Investment exceeds Seven Million Five Hundred Thousand and No/100 Dollars ($7,500,000.00), AMRESCO shall provide to Agent all information regarding such
Related Investment as Agent shall request, and Borrowers must obtain the prior written consent of the Required Lenders and Agent prior to making such Related Investment, (c) in no event shall the aggregate Related Investments made by Borrowers during the Credit Period exceed Forty Million and No/100 Dollars ($40,000,000.00) (based on Borrowers' costs) (except that Borrowers shall be entitled to make Related Investments in excess of said Forty Million and No/100 Dollars ($40,000,000.00) limitation, by an aggregate amount equal to the proceeds received by AMRESCO [net of closing costs] from the issuance of additional common stock or other equity or Approved Subordinated Debt, but not to exceed an additional Forty Million and No/100 Dollars ($40,000,000.00), and only if such proceeds have not been applied to the corporate acquisition limitation as provided in clause (a) above), (d) Borrowers' aggregate investment in real estate (excluding Mortgaged Properties acquired through foreclosure) as shown on Borrowers' books shall not exceed Fifteen Million and No/100 Dollars ($15,000,000.00) at any time during the Credit Period, (e) in no event shall any investments in the Excluded
Subsidiaries be permitted if (i) the aggregate amount of such investments made and not repaid at any time exceeds Twenty Million and No/100 Dollars ($20,000,000.00) or (ii) the investment in any Excluded Subsidiary exceeds forty percent (40%) of the purchase price paid by such Excluded Subsidiary for any Asset Portfolio acquired by such Excluded Subsidiary, (f) in no event shall the sum of (i) any advances, extensions of credit, or other investments made by AMRESCO or AMRESCO Capital Corporation in connection with Warehouse Line Loans or Residential Funding Loans plus (i) the aggregate amount of Warehouse Line Loans and Residential Funding Loans which continue to be held by AMRESCO, AMRESCO Capital Corporation or any Subsidiary 180 days (in the case of Warehousing Line Loans) or 60 days (in the case of Residential Funding Loans) after the origination thereof exceed Fifteen Million and No/100 Dollars ($15,000,000.00) at any time, and (g) without the prior written consent of the Required Lenders, no such Person shall acquire or invest in any Asset Portfolio if more than sixty percent (60%) of the purchase price of such Asset Portfolio is attributable to loans secured by single family residences or duplexes.

      Section 8.12. Distributions. No Borrower shall make or declare any Distributions after the occurrence of a Default. Prior to the occurrence of a Default, (a) AMRESCO shall be entitled to make Distributions in any Fiscal Year in an amount not to exceed twenty-five percent (25%) of the net income of AMRESCO (determined in accordance with GAAP) for such Fiscal Year on a consolidated basis and (b) each Borrower (other than AMRESCO) shall be entitled to make Distributions in any Fiscal Year to another Borrower.

      Section 8.13. Limitation on Contingent Liabilities. No Borrower shall create, incur, assume or suffer to exist any contingent liabilities, except for Guaranties permitted by
Section 8.6 and litigation claims which do not result in a violation of Section 9.1(i).

      Section 8.14. Transactions with Affiliates. No Borrower shall engage in any transaction with an Affiliate of any Borrower unless such transaction is generally as favorable to such Borrower as could be obtained in an arm's length transaction with an unaffiliated Person in accordance with prevailing industry customs and practices.

     Section 8.15.  Employee Plans.

           (a) Each Borrower shall, and shall cause each member of its Controlled Group (as that term is defined in the Code) to, maintain and administer any Employee Plan in accordance with the applicable requirements of the Code and ERISA. No Borrower shall permit or suffer to exist any circumstances with respect to any Employee Plan that could have a material adverse effect on such Borrower.

           (b) With respect to any Pension Plan, no Borrower shall (i) permit any accumulated funding deficiency (within the meaning of Section 412(a) of the Code), whether waived or unwaived, to exist; (ii) permit the present value of accrued benefits (based on the most recent actuarial valuation prepared for each such plan, if any, in accordance with ongoing actuarial assumptions) to exceed the current value of plan assets allocable to such benefits by a material amount; (iii) permit any reportable event (within the meaning of Section 4043 of ERISA) to occur, other than purchases and sales of securities from a plan trustee as reported in the audited financial statements of such plan; (iv) permit a prohibited transaction (within the meaning of Section 4975 of the Code) to occur which has or could have a material adverse effect on any Borrower; (v) incur any material liability to the PBGC; or (vi) incur any material withdrawal liability (within the meaning of Section 4201(a) of ERISA).

           (c) No Borrower shall incur a material obligation to provide post-employment health care benefits to any of its current or former employees, except as may be required by
Section 4980B of the Code or otherwise required by law.

      Section 8.16. Use Violations. No Borrower shall use, maintain, operate or occupy, or allow the use, maintenance, operation or occupancy of, any of its properties in any manner which (a) violates any Legal Requirement unless such violation would not have a material adverse effect on the financial condition, operations or business of any Borrower, (b) may be dangerous unless safeguarded as required by law, (c) constitutes a public or private nuisance, (d) makes void, voidable or cancelable any insurance then in force with respect thereto or
(e) makes void, voidable, or cancelable any governmental permit.

      Section 8.17. Exceptions to Covenants. No Borrower shall take or permit to be taken any action or fail to take any action which is permitted by any of the covenants contained in this Agreement if such action or omission would result in the breach of any other covenant contained in this Agreement.

      Section  8.18.   Fiscal  Year and Accounting  Methods.   No
Borrower  will change its Fiscal Year or its method of accounting
(other than changes as are concurred with by such Borrower's independent public accountants as being required by GAAP).

      Section 8.19. Governmental Regulations. No Borrower will conduct its business in such a way that it will become subject to regulation under the Investment Advisers Act of 1940, as amended. No Borrower will conduct its business in such a way that it will become subject to regulation under the Investment Company Act of 1940, as amended, or the Public Utility Holding Company Act of 1935, as amended, or any other laws, rules or regulations which regulate the incurrence of Debt.


                           ARTICLE IX

                     DEFAULTS AND REMEDIES

      Section  9.1.    Events of Default.   The  term  "Event  of
Default" as used in this Agreement, shall mean any one of the following:

           (a) The failure of any Borrower to pay when due any principal of or interest on the Notes, or any fees, charges or any other amounts payable to Agent, Arranger, or any Lender hereunder or under any of the Notes or other Loan Documents, including, without limitation, the Participation Fees, the Commitment Fees, the Agent's Administrative Fee, the Structure Fee and Letter of Credit Fees;

          (b) The failure, refusal or neglect of any Borrower to observe, perform or comply with any covenant or agreement contained in Article VIII other than Sections 8.14 and 8.15;

          (c) The failure, refusal or neglect of any Borrower to properly observe, perform or comply with any covenant, agreement or obligation contained in this Agreement, or any of the other Loan Documents [other than those covered by Sections 9.1(a) and
(b)] and the continuation of such failure, refusal or neglect for fifteen (15) days after written notice thereof has been given to AMRESCO by Agent or a representative of Agent;

           (d) Any representation, warranty, certification or statement made by any Borrower (either for itself or for any other Person) in this Agreement or by any Borrower or any other Person on behalf of any Borrower in any certificate, financial statement or other document delivered pursuant to this Agreement or any other Loan Document shall prove to have been untrue in any material respect when made or deemed to have been made;

          (e)  The occurrence of (1) any event or condition which
(i) results in the acceleration of the maturity of any Debt of any Borrower, or (ii) constitutes a default under any Debt of any Borrower, provided, that if notice is required to be given under the documents evidencing or securing such Debt prior to acceleration thereof, it shall not be an Event of Default hereunder until Borrower has received written notice of such default, (2) a default or event of default under the documents evidencing or securing the Bridge Loan (without any notice having to be given by the Bridge Loan Lender) or (3) a default or event of default under the documents evidencing or securing the Approved Subordinated Debt or the payment by any Borrower, or the approval of the board of directors of any Borrower for the payment, of amounts under the Approved Subordinated Debt in excess of the regularly scheduled payments thereunder or which would otherwise cause a violation by any Borrower of any covenant or condition contained in any of the Loan Documents;

           (f) The filing or commencement by any Borrower or any Subsidiary of any Borrower of a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect, or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or any Borrower or any Subsidiary of any Borrower shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing; provided, however, that, with respect to any violation of this Section 9.1(f) that pertains to a Subsidiary of any Borrower (which Subsidiary is not also a Borrower), it shall not be an Event of Default if such violation does not (i) otherwise result in an Event of Default or (ii) have a material adverse effect on the business, financial position or results of operations of any Borrower;

           (g) The filing or commencement of an involuntary case or other proceeding against Borrower or any Subsidiary of any Borrower seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) days; or an order for relief shall be entered against any Borrower or any Subsidiary of any Borrower under the federal bankruptcy laws as now or hereafter in effect; provided, however, that, with respect to any violation of this Section 9.1(g) that pertains to a Subsidiary of any Borrower (which Subsidiary is not also a Borrower), it shall not be an Event of Default if such violation does not (i) otherwise result in an Event of Default or (ii) have a material adverse effect on the business, financial position or results of operations of any Borrower;

           (h) The liquidation or dissolution of any Borrower, other than any liquidation or dissolution of any Borrower (other than AMRESCO) permitted by Section 8.10;

          (i) One or more judgments or orders for the payment of money aggregating in excess of $500,000.00 shall be rendered against any Borrower and/or any Subsidiary of any Borrower and such judgment or order (A) shall continue unsatisfied and unstayed (unless bonded with a supersedeas bond at least equal to such judgment or order) for a period of thirty (30) days, unless any such Borrower or Subsidiary has obtained an indemnification of the full amount of such judgment or order by a third party approved by the Required Lenders [it being acknowledged that an indemnification from any Lender or the Resolution Trust Corporation shall be deemed an approved third party for purposes of this subparagraph (i)] pursuant to a written indemnification agreement approved by the Required Lenders, or (B) is not fully paid and satisfied at least ten (10) days prior to the date on which any of its assets may be lawfully sold to satisfy such judgment or order;

          (j) The Lenders' Liens with respect to the Collateral, or any part thereof, shall not constitute first and prior liens and/or security interests; or

          (k)  There shall occur a Change in Control of AMRESCO.

     It is understood and agreed by each Borrower that any of the foregoing "Events of Default" shall constitute an Event of Default under each of the Notes, and that such "Events of Default" are cumulative and in addition to any default or events of default contained in any of the other Loan Documents, and that in the event of any discrepancy or inconsistency between any Event of Default hereunder and any default or event of default contained in any other Loan Document, the description of the Event of Default stated herein shall control.

     Section 9.2. Remedies. Upon the occurrence of an Event of Default, Agent, at the direction and election of the Required
Lenders, acting by or through any of its agents, trustees or other Persons, without notice (unless expressly provided for herein), demand or presentment (including, without limitation, notice of default, notice of intent to accelerate or of acceleration) all of which are hereby waived, and in addition to any other provision of this Agreement or any other Loan Document, to exercise any or all of the following rights, remedies and recourses:

           (a) Declare the unpaid principal balance of each of the Notes, the accrued and unpaid interest thereon and any other accrued but unpaid portion of the Obligations to be immediately due and payable, without notice (expressly including, but not limited to, notice of default, notice of intent to accelerate or of acceleration), except any notice that is expressly required by the terms of this Agreement, presentment, protest, demand or action of any nature whatsoever, each of which hereby is expressly waived by each of the Borrowers, whereupon the same shall become immediately due and payable. Notwithstanding the foregoing or anything to the contrary contained herein or in any Loan Document, upon the occurrence of an Event of Default described in Section 9.1(f) or Section 9.1(g) by any Borrower, the entire unpaid principal balance of the Notes, and all accrued, unpaid interest thereon shall automatically be accelerated and immediately be due and payable in full, without notice (expressly including, but not limited to, notice of default, intent to accelerate or of acceleration), presentment, protest, demand or action of any nature whatsoever, each of which hereby is expressly waived by each of the Borrowers; provided, however, that if accelerated automatically pursuant to this sentence, the Notes and all such indebtedness may be reinstated at the option and upon the written approval of the Required Lenders.

           (b) Enter upon the Mortgaged Property or any other Collateral or any part thereof and take exclusive possession thereof and of all books, records and accounts relating thereto (including, without limitation, all Borrower Due Diligence Reports). If any Borrower remains in possession of all or any part of the Collateral after an Event of Default occurs and is continuing and without Agent's prior written consent thereto, Agent may invoke any and all legal remedies to dispossess any
Borrower, including specifically one or more actions for declaratory or injunctive relief, forcible entry and detainer, trespass to try title and writ of restriction. Nothing contained in the foregoing sentence shall, however, be construed to impose any greater obligation or any prerequisites to acquiring possession of the Collateral or any part thereof after an Event of Default occurs than would have existed in the absence of such sentence.

           (c) Hold, lease, manage, operate or otherwise use or permit the use of the Mortgaged Property, the Assigned Loans and all other Collateral, or any part thereof, either by itself or by other Persons, in such manner, for such time and upon such other terms as Agent may deem to be prudent and reasonable under the circumstances (making such repairs, alterations, additions and improvements thereto and taking any and all other action with reference thereto, from time to time, as Agent shall deem necessary or desirable), and apply all proceeds from the
Mortgaged Property, the Assigned Loans and all other Collateral in connection therewith in accordance with the provisions of
Section 9.10 hereof.

          (d) Sell or offer for sale the Collateral, or any part thereof, in such portions, order and parcels as Agent may determine, with or without having first taken possession of same, in accordance with the provisions of the applicable Loan Documents and applicable Legal Requirements.

            (e)    Make  application  to  a  court  of  competent
jurisdiction, as a matter of strict right and, except as otherwise provided by applicable law, without notice to any Borrower or without regard to the adequacy of the Collateral for the payment of the Obligations, for the appointment of a receiver of the Collateral, or any part thereof, and, to the extent permitted by applicable law, each Borrower does hereby irrevocably consent to such appointment. Any such receiver shall have all the usual powers and duties of receivers in similar cases, including the full power to rent, maintain, sell, dispose and otherwise operate the Collateral, or any part thereof, upon such terms that may be approved by the court, and shall apply all proceeds from such operation of the Collateral in accordance with the provisions of Section 9.10 hereof.

           (f) Exercise any and all other rights, remedies and recourses granted hereunder or under the Loan Documents or otherwise now or hereafter existing in equity, at law, by virtue of statute or otherwise.

     Section 9.3.   Rights of Set-Off.

           (a) In addition to the Lender's Liens, each Borrower hereby expressly grants to Lenders the right of setoff against all deposits and other sums at any time held or credited by or due from any Lender to each Borrower, in accordance with the provisions of this Section 9.3. The rights of each Lender under this Section 9.3 are in addition to other rights and remedies (including, without limitation, other rights of setoff under law or equity) which such Lender may have under law or by agreement.

           (b) Upon the occurrence and during the continuance of any Event of Default, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, at its option, without notice or demand and without liability, to set off and apply any and all deposits (general or special, time or demand, provisional or final, excepting, however, any fiduciary or escrow accounts established by any Borrower into which only funds of unrelated third-parties are deposited, and provided that such Borrower has informed such Lender and Agent of the nature of such accounts) at any time held, and other indebtedness at any time owing, by any Lender to or for the credit or the account of any Borrower against any and all of the Obligations now or hereafter existing under this Agreement, the Notes and the other Loan Documents, in such order and manner as such Lender may determine, subject, however, to the agreements contained in Section 10.14 hereof, regardless of whether such Lender shall have made any demand under this Agreement or the Notes and although such obligations may be unmatured.

          (c) Each Borrower agrees, to the fullest extent it may effectively do so under applicable law, that each Lender and any holder of a participation in any of the Notes (with the appropriate consent of such Lender) may exercise rights of setoff or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of such Borrower in the amount of such participation.

       Section   9.4.     Remedies  Cumulative,  Concurrent   and
Non-Exclusive. Lenders shall have all rights, remedies and recourses granted in the Loan Documents, and available at law or equity and same (a) shall be cumulative and concurrent, (b) may be pursued separately, successively or concurrently against any Borrower, or any others obligated under any of the Notes, or against any one or more of them, at the sole discretion of Lenders, (c) may be exercised as often as the occasion therefor shall arise, it being agreed by each Borrower that the exercise or failure to exercise any of same shall in no event be construed as a waiver or release thereof or of any other right, remedy or recourse, and (d) are intended to be, and shall be, non-exclusive.

     Section 9.5. No Conditions Precedent to Exercise Remedies. Each Borrower and other Person hereafter obligated for payment or fulfillment of all or any part of the Obligations shall not, except as otherwise provided by applicable law, be relieved of such obligation by reason of (a) the failure of a trustee to comply with any request of any Borrower, or any other Person so obligated to foreclose the Lenders' Liens or to enforce any provisions of the Loan Documents, (b) the release, regardless of consideration, of any Person obligated with respect to the
Obligations,  or  of the Collateral or any part thereof,  or  the addition of any other property to the Collateral, (c) any agreement or stipulation between any subsequent owner of the Collateral and Agent or any Lender extending, renewing, rearranging or in any other way modifying the terms of the Loan Documents without first having obtained the consent of, given notice to or paid any consideration to any Borrower, or such other Person, and in such event, each Borrower and all such other Persons shall continue to be liable to make payments in accordance with the terms of any such extension or modification agreement unless expressly released and discharged in writing by the Required Lenders, and (d) any other act or occurrence, save and except the complete payment of the Obligations. Each Borrower waives any right to require Lenders to proceed against any other Person, exhaust any Collateral, or pursue any other remedy in Lenders' power. All dealings between Borrower and any
Lender, whether or not resulting in the creation of the Obligations, shall conclusively be presumed to have been had or consummated upon reliance upon this Agreement. Borrower authorizes Lenders, without notice or demand and without any reservation of rights against any Borrower and without affecting liability hereunder or on the Obligations, from time to time, to
(i) renew, extend for any period, accelerate, modify, compromise, settle, or release the obligation of any other Person that may be obligated with respect to any or all of the Obligations or Collateral; (ii) take and hold any other property as collateral, other than the Collateral, for the payment of any or all of the Obligations, and exchange, enforce, waive, and release any or all of the Collateral or other property; and (iii) after the occurrence of an Event of Default, apply the Collateral or other property and direct the order or manner of sale thereof in accordance with the terms of this Agreement and the Security Documents.

      Section 9.6. Release of and Resort to Collateral. The release or substitution of all or any part of the Collateral, regardless of consideration, shall not in any way impair, affect, subordinate, or release the Lenders' Liens or their status as first and prior Liens in and to any remaining Collateral. For payment and performance of the Obligations, Lenders may resort to any other security therefor held by a trustee in such order and manner as Required Lenders may elect.

      Section 9.7. Waivers. To the full extent permitted by law, each Borrower hereby irrevocably and unconditionally waives and releases (a) all benefit that might accrue to any Borrower by virtue of any present or future law exempting the Collateral from attachment, levy or sale on execution or providing for any appraisement, evaluation, stay of execution, exemption from civil process, redemption or extension of time for payment, (b) except as specifically provided for herein, all notices of any Default or Event of Default or of any trustee's or Lenders' election to exercise or his or their actual exercise of any right, remedy or recourse provided for under the Loan Documents, (c) any right to a marshalling of assets with respect to the Notes or the Letters of Credit or any of the Collateral or any Debt of any Borrower, or a sale in inverse order of alienation and (d) except as specifically provided for herein, any and all right to receive demand, grace, notice, presentment for payment, protest, notice of intention to accelerate the Obligations or notice of acceleration of the Obligations.

     Section 9.8. Discontinuance of Proceedings. In case Agent shall have proceeded to invoke any right, remedy or recourse permitted under the Loan Documents and shall thereafter elect to discontinue or abandon same for any reason, Agent shall have the unqualified right to do so and, in such event, each Borrower and Lenders shall be restored to their former positions with respect to the Obligations, the Loan Documents, the Collateral and otherwise, and the rights, remedies, recourses and powers of Agent and Lenders shall continue as if same had never been invoked.

      Section 9.9. Power of Attorney. Each Borrower hereby irrevocably appoints Agent, acting for all the Lenders, as the true and lawful attorney of such Borrower with full power of substitution for, and on behalf of such Borrower, and in its name, upon the request and instruction of Borrower and in any event after the occurrence of an Event of Default (or prior to the occurrence of any Event of Default if Agent otherwise reasonably believes it is necessary to take such action), to take any action to preserve, maintain, protect or enforce the rights and interests of such Borrower with respect to the Collateral, including, without limitation, to (i) endorse any Assigned Loans to Agent, on behalf of Lenders, or to any other Person,
(ii) enforce, cure any default or otherwise act with respect to any leases, sales contracts, management or marketing contracts or any other agreements pertaining to or affecting any of the Mortgaged Property, (iii) take all such action and to execute all such documents as Agent deems necessary or desirable to operate or preserve or protect the Assigned Loans and the collateral therefor or the Mortgaged Property, (iv) sue for, demand or collect any sums owing to any Borrower under the Assigned Loans or under leases or other agreements affecting the Mortgaged Property and (v) exercising any rights of Borrower under any purchase agreement related to any Assigned Loan. The power so vested in Agent under this Section 9.9 is one coupled with an interest and shall be irrevocable, except by written instrument executed jointly by each Borrower and Agent and filed for record in the Office of the County Clerk of Dallas County, Texas. Notwithstanding the foregoing, Agent shall be under no obligation to exercise any of the foregoing rights or take any action necessary to preserve any right in any asset subject to the Lenders' Liens against any other Person, and Agent, to the extent permitted herein or by applicable law, may exercise any of the foregoing rights without incurring any responsibility or liability to any Borrower or any other Person and without in any way affecting the Obligations or any other obligations of any Borrower to Lenders. Borrowers, jointly and severally, agree to reimburse Agent and Lenders upon demand for any costs and expenses, including, without limitation, reasonable attorneys' fees and collection costs, that Agent or any Lender may incur while acting as the attorney-in-fact of each Borrower as provided hereunder (or pursuant to the attorney-in-fact herein created), all of which costs and expenses shall be included in the Obligations.

     Section 9.10. Application of Proceeds. All payments on the Notes or the Letters of Credit received by any Lender during the existence of an Event of Default (unless otherwise elected by Lenders), and the proceeds of any sale or disposition of, and all proceeds generated by the holding, leasing, operation or other use of, the Collateral, or any part thereof, during the existence of an Event of Default and upon the exercise of Lenders' rights and remedies hereunder or under any of the Loan Documents, shall be applied by Lenders, the applicable trustee or the receiver, if one is appointed, to the extent that funds are so available therefrom, as determined by the Required Lenders (provided that, as among themselves, Lenders agree that any such proceeds shall be applied as contemplated by Article X hereof).






                           ARTICLE X

                     AGENT AND THE LENDERS

     Section 10.1.  Appointment and Authorization of Agent.

      (a) Each Lender hereby irrevocably appoints and authorizes Agent as its nominee and agent, in its name and on its behalf:
(i) to act as nominee for and on behalf of such Lender in and under all Loan Documents; (ii) to arrange the means whereby the funds of the Lenders are to be made available to Borrowers under the Loan Documents; (iii) to take such action as may be requested by any Lender under the Loan Documents (when such Lender is entitled to make such request under the Loan Documents and after such requesting Lender has obtained the concurrence of such other Lenders as may be required under the Loan Documents); (iv) to receive all documents and items to be furnished to the Lenders under the Loan Documents; (v) to promptly distribute to each Lender the material information, requests, documents and items received from Borrowers under the Loan Documents; (vi) to promptly distribute to each Lender such Lender's Loan Percentage of each payment or prepayment in accordance with the terms of the Loan Documents; and (vii) to deliver to the appropriate Persons requests, demands, approvals and consents received from the Lenders.

      (b) The obligations of Agent hereunder are only those expressly set forth herein. Each Lender and each Borrower agree that Agent is not a fiduciary for the Lenders or for Borrowers but simply is acting in the capacity described herein to alleviate administrative burdens for both Borrowers and the Lenders and that Agent has no duties or responsibilities to the Lenders or Borrowers except those expressly set forth herein. Without limiting the generality of the foregoing, Agent shall not be required to take any action or exercise any right or remedy with respect to any Default or Event of Default, except if requested by the Required Lenders. Notwithstanding the administrative authority delegated to Agent, Agent shall not cause or permit any modification of the Loan Documents or take other action relating to the Credit Facilities specifically requiring the consent or approval of the Required Lenders without such consent or approval. Action taken by Agent including, without limitation, any exercise of remedies or initiation of suit or other legal proceedings made in accordance with the instructions of the Required Lenders or as otherwise permitted by this Article X, shall be binding upon each of the Lenders.

     (c) Agent, in its capacity as a Lender, shall have the same Rights under the Loan Documents as any other Lender and may exercise the same as though it were not acting as Agent, and any resignation by Agent hereunder shall not impair or otherwise affect any Rights which it has or may have in its capacity as an individual Lender.

      (d) Agent may now or hereafter be engaged in one or more loan, letter of credit, leasing, or other financing transactions with any Borrower, act as trustee or depositary for any Borrower or otherwise be engaged in other transactions with any Borrower and/or its Affiliates (collectively, the "other activities") not the subject of the Loan Documents. Without limiting the Rights of the Lenders specifically set forth in the Loan Documents, Agent shall not be responsible to account to the Lenders for such other activities, and no Lender shall have any interest in any other activities, any present or future guaranties by or for the account of any Borrower which are not contemplated or included in the Loan Documents (any present or future offset exercised by Agent in respect of such other activities), any present or future property taken as security for any such other activities, or any property now or hereafter in the possession or control of Agent which may be or become security for the Obligations by reason of the general description of indebtedness secured or of property contained in any other agreements, documents or instruments related to any such other activities; provided that, if any payments in respect of such guaranties, such property or the proceeds thereof or any offset shall be applied to reduction of the Obligations, then each Lender shall be entitled to share in such application according to its Loan Percentage thereof.

      Section 10.2. Possession of Instruments by Agent. Agent shall exercise all rights and remedies under the Loan Documents and take all actions with respect thereto in accordance with the request or direction of the Required Lenders, or otherwise as and to the extent provided herein or in the other Loan Documents; provided, however, that Agent may take such actions in its name without the joinder of the Lenders, and Borrowers and all third parties shall be entitled to rely on the actions taken by Agent with respect to the execution by Agent of any and all agreements, financing statements, affidavits, notices or any other type of document or instrument pertaining thereto, including, without limitation, in connection with the exercise of any rights or remedies of the Lenders under the Loan Documents (and specifically including any foreclosure proceedings under any of the Security Documents or legal proceedings), and the same shall be binding upon all the Lenders as to any third party relying on such actions of Agent. Agent shall also be the named secured party or beneficiary under the Security Documents and shall take and maintain possession of all the Security Documents, as agent for and on behalf of all the Lenders, and the grant to Agent of any Lien under any Security Document shall be for the ratable benefit of the Lenders.

      Section 10.3. Expenses. Each Lender shall pay its Loan Percentage of any reasonable expenses (including, without limitation, court costs, reasonable attorneys' fees and other costs of collection) incurred by Agent in connection with any of the Loan Documents if Agent does not receive reimbursement therefor from other sources within thirty (30) days after incurred; provided that, and subject to the terms and conditions of Section 11.4, each Lender shall be entitled to receive its Loan Percentage of any reimbursement for such expenses, or part thereof, which Agent subsequently receives from such other sources.

     Section 10.4. Delegation of Duties; Reliance; Consultation. Lenders may perform any of their duties or exercise any of their Rights under the Loan Documents by or through Agent, and Lenders and Agent may perform any of their duties or exercise any of their Rights under the Loan Documents by or through their respective officers, directors, employees, attorneys, agents, or other representatives (collectively, "Representatives"). Agent, Lenders, and their respective Representatives shall (a) be entitled to rely upon (and shall be protected in relying upon) any writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telecopy, telegram, telex or teletype message, statement, order or other documents or conversation believed by any of them to be genuine and correct and to have been signed or made by the proper Person and, with respect to legal matters, upon opinion of counsel selected by Agent or such Lender, (b) be entitled to deem and treat each Lender as the owner and holder of its Loan Percentage for all purposes until, subject to Section 11.9, written notice of the assignment or transfer thereof shall have been given to and received by Agent (and, any request, authorization, consent or approval of any Lender shall be conclusive and binding on each subsequent holder, assignee, or transferee of such Lender's Loan Percentage or Participant therein until such notice is given and received), and (c) not be deemed to have notice of the occurrence of a Default or an Event of Default unless notified thereof by another Lender or AMRESCO. Agent may consult with legal counsel, independent public accountants, consultants, appraisers and other experts selected by Agent, and shall not be liable for any action taken or omitted to be taken by Agent in good faith in accordance with the advice of such counsel, accountants or experts. Any such counsel, accountants or other experts shall be engaged to represent and render services to all Lenders as a group unless otherwise specified by Agent.

     Section 10.5.  Limitation of Agent's Liability.

      (a) Neither Agent nor any of its Representatives shall be liable for any action taken or omitted to be taken by it or them under the Loan Documents in good faith and believed by it or them to be within the discretion or power conferred upon it or them by the Loan Documents or be responsible for the consequences of any error of judgment or negligence, except for gross negligence or willful misconduct, and neither Agent nor any of its Representatives has a fiduciary relationship with any Lender by virtue of the Loan Documents (provided that nothing herein shall negate the obligation of Agent to account for funds received by it for the account of any Lender).

      (b) Unless indemnified to its satisfaction against loss, cost, liability, and expense, Agent shall not be compelled to do any act under the Loan Documents or to take any action toward the execution or enforcement of the powers thereby created or to prosecute or defend any suit in respect of the Loan Documents. If Agent requests instructions from the Lenders with respect to any act or action (including, but not limited to, any failure to act) in connection with any Loan Document, Agent shall be entitled (but shall not be required) to refrain (without incurring any liability to any Person by so refraining) from such act or action unless and until it has received such instructions. In no event, however, shall Agent or any of its Representatives be required to take any action which it or they reasonably determine could incur for it or them criminal or civil liability.

      (c) Agent shall not be responsible in any manner to any Lender or any participant of a Lender for, and each Lender represents and warrants that it has not relied upon Agent in respect of, (i) the creditworthiness of Borrowers and the risks involved to such Lender, (ii) the effectiveness, enforceability, genuineness, validity, or the due execution of any Loan Document,
(iii) any representation, warranty, document, certificate, report, or statement made therein or furnished thereunder or in connection therewith, (iv) the existence, priority, or perfection of any Lien granted or purported to be granted under any Loan Document, or (v) the observation of or compliance with any of the terms, covenants, or conditions of any Loan Document on the part of Borrowers. Each Lender jointly and severally agrees to indemnify Agent and hold it harmless from and against (but limited to such Lender's Loan Percentage of) any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, reasonable expenses, and reasonable disbursements of any kind or nature whatsoever (including counsel fees and disbursements) which may be imposed on, asserted against, or incurred by Agent in any way relating to or arising out of the Loan Documents or any action taken or omitted by Agent under the Loan Documents (provided that, although Agent shall have the right to be indemnified for its ordinary negligence, Agent shall not have the right to be indemnified hereunder for its own fraud, gross negligence, or willful misconduct).

     Section 10.6. Default; Collateral. Upon the occurrence and continuance of a Default or an Event of Default, Agent shall make a recommendation to Lenders of any actions to be taken and each of the Lenders agree to promptly confer in order that Lenders can consider such course of action or any other actions to be taken for the enforcement of the Rights of Lenders; provided that Agent shall be entitled (but not obligated) to proceed to take any actions necessary in its reasonable judgment to preserve Rights, pending agreement by Lenders on the course of action to be taken. If the Required Lenders cannot agree on a course of action to be taken within sixty (60) days following Agent's initial recommendation, Agent shall thereafter take such action as Agent deems advisable to enforce the Rights of Lenders. Any action directed or approved by the Required Lenders, including without limitation, any exercise of remedies or initiation of suit or other legal proceedings, shall be binding upon each Lender. In actions with respect to any property of Borrowers, Agent is acting for the account of each Lender to the extent of each Lender's Loan Percentage. Any and all agreements to subordinate (whether made heretofore or hereafter) other indebtedness or obligations of Borrowers to the Obligations shall be construed as being for the benefit of each Lender to the extent of its respective Loan Percentage. If Agent acquires any security for the Obligations or any guaranty of the Obligations upon or in lieu of foreclosure, the same shall be held for the benefit of each Lender in proportion to such Lender's respective Loan Percentage.

      Lenders agree, among themselves, that unless otherwise agreed to by Agent and the Required Lenders, all monies collected or received by Agent in respect of the security of the Credit Facilities, directly or indirectly, shall be applied (a) to the Administrative Fee and all costs of collection or maintenance of the Collateral, and then to interest or principal as recommended by Agent and approved by the Required Lenders, (b) as to proceeds received by Lenders from the liquidation of any Eligible Investments, and related Approved Loans, included in the Collateral, such proceeds shall be applied first to reduce the Portfolio Facility and then to reduce the Corporate Facility, and
(c) to the amounts owed to any Lender under any Interest Hedge Agreement, only after payment in full of the outstanding principal and interest under the Credit Facilities and the Bridge Loan.

      Section 10.7. Lenders' Decision. Lenders agree as among themselves that any decisions or elections to be made by Lenders (and not Agent) under this Agreement and the other Loan Documents shall be made by the Required Lenders, except in the case, if any, where a specific different number or percentage of Lenders is expressly required under this Agreement or any other Loan Documents (use of the terms "Lenders" in any of the Loan
Documents, without an express provision for different voting rights other than as set forth in the definition of Required Lenders, does not imply that unanimous consent is thereby required). Agent may, at its election, request any determination, vote, consent or approval by Lenders in writing or orally (by telephone or in person). In addition, if any request by Agent for Lenders' determination or approval hereunder is made in writing and such writing contains written notice to Lenders requesting a response within five Business Days, or longer, from the date Lenders are deemed to have received notice as herein provided (and setting forth the actual date of the last day of the Lender reply period), then Lenders shall use reasonable efforts to reply within the applicable reply period, provided, that if any such Lender does not reply within the applicable reply period, such Lender shall be deemed not to have approved of or consented to or concurred with such recommendation or determination.

      Section 10.8. Limitation of Liability of Lenders. To the extent permitted by law, (a) neither Agent nor any Lender or participant of a Lender shall incur any liability to any other Lender or participant of a Lender except for acts or omissions in bad faith, and (b) neither Agent nor any Lender or participant of a Lender shall incur any liability to Borrowers or any other Person for any act or omission or any other Lender or any participant.

      Section  10.9.   Relationship of Lenders.   Nothing  herein
shall be construed as creating a partnership or venture among Agent and Lenders or among Lenders.

      Section 10.10. Debtor-Creditor Relationship. Each Lender has and shall maintain a direct creditor-debtor relationship with Borrowers and will have direct recourse, singly or in the aggregate, against Borrowers, subject to the terms and conditions of the Loan Documents. Notwithstanding the foregoing, any right, remedy, action, omission or waiver respecting this Agreement, the Notes, the Security Documents and the other Loan Documents shall only be exercised, made, taken, or permitted by Agent, acting upon the direction of the Required Lenders, as the agent for all Lenders; provided, however, that if the Required Lenders have elected and directed Agent to institute suit against any Borrower for payment of any past due amounts under the Notes or any other Obligations for which Lenders have recourse against any Borrower, or in the event of any bankruptcy proceedings or other legal proceedings relating to this Agreement against any Borrower, each Lender shall be entitled, at its option, to bring or join in such proceedings in its own name.

      Section 10.11. Credit Decisions. Each Lender acknowledges that it has, independently and without reliance upon Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and each of the other Loan Documents to which it is a party or to which Agent is a party for its benefit. Each Lender also acknowledges that it will, independently and without reliance upon Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement or with respect to the Credit Facilities.

     Section 10.12. Removal of Agent. Lenders, acting by written notice to Agent from and agreed to by all of the Lenders other than Agent, may remove for cause the then current Agent, as Agent, and appoint one of the other Lenders as the successor Agent. Upon the appointment of a successor Agent, the removed Agent and the successor Agent shall execute such documents as any Lender may reasonably request to reflect such appointment of a successor Agent and shall notify AMRESCO of such change in the Agent. The successor Agent shall be vested with all rights, powers and privileges and be bound to all duties, obligations and responsibilities of Agent in and under this Agreement and the other Loan Documents; provided, however, that until such time as AMRESCO is notified in writing signed by both the removed and successor Agents as to the appointment of the successor Agent, Borrowers shall be entitled to rely on any decision, approval or other act by the removed Agent as binding on Lenders, and may pay to Agent any amounts due or owing by Borrowers under the Loan Documents.

      Section 10.13. Resignation by Agent. An Agent's status as Agent under this Agreement shall automatically terminate fifteen
(15) days after the closing or liquidation of such Agent or fifteen (15) days after such Agent is adjudicated insolvent. Additionally, Agent may resign its position as Agent at any time by giving at least thirty (30) days written notice thereof to AMRESCO and the other Lenders. Upon any such occurrence causing a termination of Agent or the delivery of such notice of resignation from Agent, the Required Lenders and AMRESCO shall select a successor Agent. If the Required Lenders and AMRESCO cannot agree upon the choice of the successor Agent within ten
(10) days after the occurrence causing a termination in the case of a termination of Agent, or ten (10) days prior to the effective resignation date set forth in Agent's resignation notice in the case of a resignation by Agent, then the Designated Successor Agent shall become the successor Agent. AMRESCO shall be entitled to participate in the selection of the replacement Agent only prior to the occurrence of a Default. Upon any such termination or resignation, (a) the successor Agent shall automatically be vested with all rights, powers and privileges and be bound to all duties, obligations and responsibilities of Agent in and under this Agreement and the other Loan Documents and shall thereafter be deemed the "Agent" for all purposes under the Loan Documents and (b) such terminating or resigning Agent shall act only in a custodial capacity for the holding by it of any funds theretofore received from Borrowers and any such funds shall be held in trust for the benefit of the Lenders or Borrowers, as the case may be. Additionally, upon the successor Agent becoming Agent as provided in this Section 10.13, the terminating or resigning Agent and the new Agent shall execute such documents as any Lender may reasonably request to reflect such succession. All costs incurred in connection with the execution of such documents shall be paid by Lenders in proportion to each Lender's Loan Percentage.

     Section 10.14. Sharing of Payments and Setoffs. Each Lender agrees that if it should receive any amount (whether by voluntary payment, by realization upon any Collateral, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Loan Documents or otherwise) which is applicable to the payment of the principal of or interest on the Credit Facilities, of a sum which with respect to the related sum or sums received by the other Lenders exceeds such Lender's Loan Percentage, then such Lender receiving such excess payment shall purchase without recourse or warranty from the other Lenders an interest in the indebtedness of any Borrower to such Lenders in such amount as shall result in a proportional participation by all of the Lenders in such amount; provided that if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest. This Section 10.14 shall not impair the right of any Lender to exercise any right of setoff or counterclaim it may have with respect to any funds in an account pledged to such Lender to secure only indebtedness other than the Obligations, and to apply the amount received or subject to such exercise to the payment of such other indebtedness, it being expressly agreed by all the Lenders, however, that until the Obligations are paid and satisfied in full, any and all amounts received by any Lender from offset of any account of any Borrower that either (a) constitutes Collateral or (b) contains funds exclusively derived from or related to the Collateral, shall be applied to the Obligations, and not to any other indebtedness of any Borrower to such Lender, except in the case of a certificate of deposit or other designated account (but in no event any operating account of any Borrower) that is specifically pledged or assigned to a Lender as security for indebtedness other than the Obligations.

      Section 10.15. Non-advancing Lenders. In the event that any Lender shall fail or refuse to advance its Loan Percentage of any payment or reimbursement by the Lenders as required
hereunder,   or   of  any  amount  to  be  funded   pursuant   to
Section 10.3, when it is obligated to do so, Agent shall notify the other Lenders of such failure, and such remaining Lenders, or any of them, may elect, at their sole option and discretion (without any obligation whatsoever to do so), to advance such non-advancing Lender's portion, pro rata in accordance with the proportion that the Loan Percentage of each Lender electing to make such advance bears to the Loan Percentages of all Lenders electing to make such advance. Upon making any such advance, and notwithstanding anything to the contrary expressed or implied herein or in the Notes or any Loan Document, all subsequent payments made on the Credit Facilities and all proceeds realized from the sale of any Collateral securing the Credit Facilities or from the exercise of right of setoff or other remedies under this Agreement or the other Loan Documents, shall be applied, in the manner described below, only to Lenders other than the non-advancing Lender (and the non-advancing Lender shall not be entitled to receive the same), until the amounts advanced by such advancing Lenders on behalf of the non-advancing Lender (together with the interest earned thereon pursuant to this Agreement and the Notes), have been repaid in full. As among Lenders other than the non-advancing Lender, Lenders that advanced funds on behalf of the non-advancing Lender shall receive the portion the non-advancing Lender would have been entitled to receive had it advanced (together with the interest earned thereon pursuant to this Agreement and the Notes), to be applied pro rata in accordance with the amounts advanced by each such advancing Lender, until the amounts advanced by such Lenders on behalf of the non-advancing Lender (together with the interest earned thereon pursuant to this Agreement and the Notes), have been repaid in full; any Lender that advanced only on its own behalf based on its Loan Percentage shall be repaid based on such Loan Percentage. In addition, any Lenders that advance funds on behalf of a non-advancing Lender pursuant to this Section 10.15 shall (i) receive a proportionate share (based on the amounts so advanced by such Lenders) of the amount the non-advancing Lender would have been entitled to receive of any distribution of any Collateral securing the Credit Facilities in the event the same are distributed among Lenders, and (ii) have a claim against such non-advancing Lender for the amounts so advanced and shall be entitled to all rights and remedies at law or in equity to recover any unpaid amounts. A non-advancing Lender shall not be entitled to vote on any matters hereunder or related to the Credit Facilities (and its interest shall be excluded for purposes of determining the requisite percentage or number of Lenders for a vote) so long as such Lender remains a non-advancing Lender.

      Section 10.16. Benefit of Lenders. All terms, conditions and agreements set forth in this Article X, specifically including, without limitation, the provisions of Section 10.14 are for the sole and exclusive benefit of Lenders, and neither Borrowers nor any other Person shall be entitled to rely on or seek the benefit of such provisions; provided, however, that Borrowers shall be entitled to rely on any decision, approval or other act by Agent as binding Lenders.


                           ARTICLE XI

                         MISCELLANEOUS

      Section 11.1. Continuing Agreement. This is a continuing Agreement and all the rights, powers and remedies of Lenders hereunder and all agreements and obligations of Borrowers and Lenders hereunder, shall continue to exist until all Advances have been paid in full, the commitment of Lenders to make Advances hereunder has been terminated, all Letters of Credit have been terminated and all other Obligations have been paid in full.

      Section 11.2. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telecopy or similar writing), except for any telephone notices as specifically provided for herein, may be personally served or sent by telecopier, mail or the express mail service of the United States Postal Service, Federal Express or other equivalent overnight or expedited delivery service, and
(a) if given by personal service or telecopier (confirmed by telephone), it shall be deemed to have been given upon receipt;
(b) if sent by telecopier without telephone confirmation, it shall be deemed to have been given twenty-four (24) hours after being given; (c) if sent by mail, it shall be deemed to have been given upon the earlier of (i) actual receipt, or (ii) three (3) Business Days after deposit in a depository of the United States Postal Service, first class mail, postage prepaid; (d) if sent by Federal Express, the express mail service of the United States Postal Service or other equivalent overnight or expedited delivery service, it shall be deemed given upon the earlier of
(i) actual receipt or (ii) twenty-four (24) hours after delivery to such overnight or expedited delivery service, delivery charges prepaid, and properly addressed to the applicable Borrower or Lender; provided that notices to Agent under Article III and
Article IV shall not be effective until received. For purposes hereof, the address of the parties to this Agreement shall be as set forth in Schedule I attached hereto. Any party may, by proper written notice hereunder to the other parties, change the address to which notices shall thereafter be sent to it. Notwithstanding anything to the contrary implied or expressed herein, the notice requirements herein (including the method, timing or deemed giving of any notice) is not intended to and shall not be deemed to increase the number of days or to modify the method of notice or to otherwise supplement or affect the requirements for any notice required or sent pursuant to any Legal Requirement (including, without limitation, any applicable statutory or law requirement), or otherwise given hereunder, that is not required under this Agreement or the other Loan Documents. The provisions of this Section 11.2 shall control over any conflicting contractual notice provisions contained in the Loan Documents.

      Section 11.3. No Waivers. No failure or delay by Agent or any Lender in exercising any right, power or privilege hereunder or under the Notes or any other Loan Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law or in any of the other Loan Documents.

     Section 11.4. Expenses; Documentary Taxes; Indemnification. Borrowers, jointly and severally, agree to pay (a) all expenses of Agent and the reasonable fees and disbursements of legal counsel for Lenders as a group, in connection with the negotiation, documentation and closing of the Credit Facilities, and thereafter all reasonable expenses of Agent and Lenders in connection with any waiver or consent hereunder or under the Loan Documents or any amendment, supplement or replacement of any of the Loan Documents, or any Default or alleged Default hereunder; and (b) if a Default or an Event of Default occurs, all out-of-pocket expenses incurred by Agent or Lenders, including fees and disbursements of legal counsel in connection with such Event of Default and collection and other enforcement proceedings resulting therefrom (including, without limitation, any bankruptcy or other insolvency proceedings), fees of auditors and consultants incurred in connection therewith and investigation expenses incurred by Lenders in connection therewith. Borrowers shall, jointly and severally, indemnify Agent and each Lender against any Taxes (other than Taxes on the income of any Lender) imposed by reason of the execution and delivery of this Agreement or the Notes. Borrowers further shall, jointly and severally, indemnify Agent and each Lender and hold Agent and each Lender harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind (including, without limitation, the reasonable fees and disbursements of counsel for Agent and Lenders in connection with any investigative, administrative or judicial proceeding, whether or not Agent or Lenders shall be designated a party thereto) which may be incurred by Agent or any Lender relating to or arising out of this Agreement or any actual or proposed use of proceeds of the Notes or the Letters of Credit; PROVIDED THAT NEITHER AGENT NOR ANY LENDER SHALL HAVE THE RIGHT TO BE INDEMNIFIED HEREUNDER FOR
ITS OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, IT BEING THE INTENTION HEREBY THAT AGENT AND EACH LENDER SHALL BE INDEMNIFIED FOR THE CONSEQUENCES OF ITS NEGLIGENCE.

     Section 11.5. Amendments and Waivers; Consent to Deviation. Any provision of this Agreement, the Notes or the other Loan
Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by Borrowers and Required Lenders.

      Section 11.6. Survival. All representations, warranties and covenants made by any Borrower herein or in any certificate or other instrument delivered by it or on its behalf under the Loan Documents shall be considered to have been relied upon by Lenders and shall survive the delivery to Agent or Lenders of such Loan Documents or the extension of any of the Notes or the issuance of any of the Letters of Credit (or any part thereof), regardless of any investigation made by or on behalf of Agent or any Lender.

      Section 11.7. Prior Understandings; No Defenses; Release; No Oral Agreements. This Agreement supersedes all other prior understandings and agreements, whether written or not, between the parties hereto relating specifically to the transactions provided for herein. Each Borrower confirms that there are no existing defenses, claims, counterclaims or rights of offset against any Lender in connection with the negotiation, preparation, execution, performance or any other matters related to this Agreement or any of the other Loan Documents executed as of the date hereof and any of the transactions contemplated thereby, and each Borrower hereby expressly releases and discharges each Lender, and its officers and representatives, from any and all such claims, known or unknown. Each Borrower further confirms that none of the Lenders has made any agreements with, or commitments or representations to, any Borrower (either in writing or orally) other than as expressly stated herein or in the other Loan Documents executed as of the date hereof.

     THIS WRITTEN LOAN AGREEMENT, TOGETHER WITH THE OTHER WRITTEN LOAN DOCUMENTS, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENT OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

To the fullest extent applicable, each Borrower and Lender acknowledges and agrees that this Agreement and each of the Loan
Documents shall be subject to Section 26.02 of the Texas Business and Commerce Code.

      Section 11.8. Limitation on Interest. It is expressly stipulated and agreed to be the intent of Borrowers and Lenders at all times to comply with the applicable law governing the maximum rate or amount of interest payable on or in connection with the Notes, the Loans and the Letters of Credit. If the applicable law is ever judicially interpreted so as to render usurious any amount called for under the Notes or under any of the other Loan Documents, or contracted for, charged, taken, reserved or received with respect to any of the Loans or the
Letters of Credit, or if acceleration of the maturity of the Notes, any prepayment by any Borrower, or any other circumstance whatsoever, results in any Lender having been paid any interest in excess of that permitted by applicable law, then it is the express intent of Borrowers and Lenders that all excess amounts theretofore collected by Lenders be credited on the principal balance of the Notes (or, if the Notes have been or would thereby be paid in full, refunded to Borrowers), and the provisions of the Notes and the other applicable Loan Documents immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder. The right to accelerate the maturity of the Notes does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and Lenders do not intend to collect any unearned interest in the event of acceleration. All sums paid or agreed to be paid to Lenders for the use, forbearance or detention of the indebtedness evidenced hereby or by the Notes shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the rate or amount of interest on account of such indebtedness does not exceed the Maximum Lawful Rate or maximum amount of interest permitted under applicable law. The term "applicable law" as used herein shall mean the laws of the State of Texas, or DIDMCA or any other applicable United States federal law to the extent that it permits Lenders to contract for, charge, take, reserve or receive a greater amount of interest than under Texas law. The provisions of this Section 11.8 shall control all agreements between Borrowers and Lenders.

      Section 11.9. Invalid Provisions. If any provision of the Loan Documents is held to be illegal, invalid, or unenforceable under present or future laws effective during the term thereof, such provision shall be fully severable, the Loan Documents shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part thereof, and the remaining provisions thereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance therefrom. Furthermore, in lieu of such illegal, invalid, or unenforceable provision there shall be added automatically as a part of the Loan Documents a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid and enforceable.

     Section 11.10. Successors and Assigns.

      (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that (i) no Borrower shall, directly or indirectly, assign or transfer, or attempt to assign or transfer, any of its rights, duties or obligations under this Agreement without the express prior written consent of the Required Lenders, and (ii) the Lenders may not assign or transfer any of their rights or interests in this Agreement, the Notes, the other Loan Documents or the Loan, other than to an Affiliate of such Lender, except in accordance with this Section
11.10. Prior to entering into any discussions with any potential participant or assignee of its interest in the Credit Facilities, the applicable Lender shall obtain AMRESCO's prior consent (if AMRESCO's consent is required in connection with any assignment or participation) and shall cause such proposed participant or assignee to execute a confidentiality agreement to the same effect as that contained in Section 7.3 hereof.

      (b) Each Lender shall have the right, at any time and from time to time, to assign all or a part of its rights, interests and obligations under this Agreement and to sell or transfer to any Person a participation interest in such Lender's portion of the Credit Facilities, subject to and in accordance with the following provisions:

           (i) In the case of a participation, such Lender shall remain the "Lender" for all purposes under the Loan Documents (including without limitation any votes, elections or other decisions of the Lenders hereunder) and shall remain fully liable for its obligations hereunder, and Agent shall continue to deal directly and solely with such Lender under the Loan Documents and shall have no duty or obligation to deal with any participant in any manner
     (including without limitation, delivery of information or distribution of any funds to any participant).

           (ii) AMRESCO and Agent shall have given their prior written consent for such assignment or participation; provided that AMRESCO's consent shall not be unreasonably withheld or delayed, and shall not be required during the continuance of a Default.

          (iii)Any such assignment or participation must be to an Eligible Assignee and in an amount equal to or in excess of Ten Million and No/100 Dollars ($10,000,000.00), or, if less, 6% of the aggregate Available Commitment in effect from time to time.

      (c) In addition to the conditions and requirements set forth in Section 11.10(b), any assignment by any Lender shall be subject to the following conditions:

           (i) Each assignment shall be of a constant, and not a varying, percentage of all of the assigning Lender's rights and obligations under this Agreement.

           (ii) Any Assignment must include an equal interest in both Credit Facilities.

           (iii)The parties to any assignment shall execute and deliver to the Agent, for recording in the Register (as hereinafter defined), with a copy thereof to AMRESCO, an Assignment and Acceptance, substantially in the form of Exhibit H hereto (an "Assignment and Acceptance"), together with any of the Notes subject to such assignment.

      Upon execution of an Assignment and Acceptance, delivery by the transferor Lender of an executed copy thereof to AMRESCO and Agent (together with notice that payment of the purchase price, as hereinafter provided, shall have been made), and payment by such Purchaser to such transferor Lender of an amount equal to the purchase price agreed between such transferor Lender and such Purchaser, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance (which effective date shall be at least five Business Days after the execution thereof), (A) the assignee thereunder shall be a party to this Agreement as a "Lender" hereunder and, to the extent provided in such Assignment and Acceptance, shall have the rights and obligations of a Lender hereunder, and (B) the assigning Lender shall, to the extent provided in such assignment and upon payment to the Agent of the registration fee referred to in
Section 11.10(e), be released from its obligations under this Agreement, except for the confidentiality agreements contained in
Section 7.3, which shall survive any such assignment, and any such other obligations which by their nature should survive any such assignment.

       (d) By executing and delivering an Assignment and Acceptance, the parties to the assignment thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the claim, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto;
(ii) the assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower or any other Person primarily or secondarily liable in respect of any of the Obligations, or the performance or observance by any Borrower or any other Person primarily or secondarily liable in respect of any of the Obligations or any of their Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements delivered to Lenders by each Borrower and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the assigning Lender, the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee represents and warrants that it is an Eligible Assignee;(vi) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the  other  Loan Documents as are delegated to the Agent  by  the terms hereof or thereof, together with such powers as are reasonably incidental thereto; (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement and the other Loan Documents are required to be performed by it as a Lender; and (viii) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance.

      (e) Agent shall maintain a copy of each Assignment and Acceptance delivered to it and a register or similar list (the "Register") for the recordation of the names and addresses of the Lenders and the Loan Percentages of, and principal amount of the Credit Facilities owing to the Lenders from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and Borrowers, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by AMRESCO and the Lenders at any reasonable time and from time to time upon reasonable prior notice. Upon each such recordation, the assigning Lender agrees to pay to the Agent a registration fee in the sum of $3,500.00.

      (f) Upon its receipt of an Assignment and Acceptance executed by the parties to such assignment, together with each Note subject to such assignment, the Agent shall (i) record the information contained therein in the Register, and (ii) give prompt notice thereof to AMRESCO and the Lenders (other than the assigning Lender), and Schedule I shall automatically be deemed revised to reflect the name, address, Loan Amount and Loan Percentage of the new Lender and the deletion of or changed information for the assigning Lender, and Agent shall deliver to AMRESCO and the Lenders, upon request by AMRESCO or any Lender, an amended Schedule I reflecting such changes. Within five (5) Business Days after receipt of such notice, Borrower, at the Lenders' expense, shall execute and deliver to the Agent, in exchange for each surrendered Note, a new Note payable to the order of such Eligible Assignee in an amount equal to the amount assigned to such Eligible Assignee pursuant to such Assignment and Acceptance and, if the assigning Lender has retained some portion of its obligations hereunder, a new Note payable to the order of the assigning Lender in an amount equal to the amount retained by it hereunder. Such new Notes shall provide that they are replacements for the surrendered Notes, shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of the assigned Notes. The surrendered Notes shall be cancelled and returned to AMRESCO.

     (g) Any Lender may at any time pledge all or any portion of its interest and rights under this Agreement (including all or any portion of its Note) to any of the twelve Federal Reserve Banks organized under 4 of the Federal Reserve Act, 12 U.S.C. 1341. No such pledge or the enforcement thereof shall release the pledgor Lender from its obligations hereunder or under any of the other Loan Documents.

      (h) Notwithstanding anything to the contrary contained herein, a Lender may not sell or participate any of its interests for a purchase price which, directly or indirectly, reflects a discount from face value (i.e., the aggregate outstanding principal portion of the Credit Facilities to be sold or participated plus accrued and unpaid interest thereon), without first offering such sale or participation at such discounted price to the other Lenders on a pro rata basis, in which event such other Lenders shall have thirty (30) days in which to elect whether to purchase the interest to be sold.

      (i) Any participant or new Lender hereunder shall agree in writing to keep in confidence any financial information regarding any Borrower that such Purchaser or Participant may receive as provided in Section 7.3.

      Section 11.11. Senior Debt; Borrower Subordination. The indebtedness of Borrowers hereunder and under the Notes and all of the Obligations is intended to be and shall be senior to any subordinated indebtedness of any Borrower or any other indebtedness of any Borrower secured by a Lien on any portion of the Collateral (the foregoing shall not in any way imply Lenders' consent to any such subordinate debt or Liens which is not otherwise permitted by this Agreement). The Notes and any other amounts advanced to or on behalf of any Borrower or any other Person pursuant to the terms of this Agreement or any other Loan Document, shall never be in a position subordinate to any Debt of Borrower owing to any other Person, except with the knowledge and written consent of Lenders. If any Borrower is now or hereafter becomes indebted to any other Borrower, (a) such indebtedness and all interest thereon shall, at all times, be subordinate in all respects to the Obligations and to all liens, security interests and rights now or hereafter existing to secure the Obligations; and (b) any Borrower holding such inter-company indebtedness shall not be entitled after the occurrence of a Default to enforce or receive payment, directly or indirectly, of any such indebtedness until the Obligations have been fully and finally paid and performed.

     Section 11.12. Revolving Loan. Borrowers and Lenders hereby agree that, except for Section 15.10(b) thereof, the provisions of Art. 5069-15.01 et seq. of the Revised Civil Statues of Texas, 1925, as amended (regulating certain revolving credit loans and revolving triparty accounts) shall not govern or in any manner apply to the Notes, the Letters of Credit or the Loan Documents.

       Section 11.13. Construction. The parties hereto acknowledge and agree that neither this Agreement nor any other Loan Document shall be construed more favorably in favor of one than the other based upon which party drafted the same, it being acknowledged that all parties hereto contributed substantially to the negotiations and preparation of this Agreement and the other Loan Documents.

      Section 11.14. APPLICABLE LAW. THIS AGREEMENT, THE NOTES AND ALL THE LOAN DOCUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS, EXCEPT TO THE EXTENT THAT THE LAWS OF ANOTHER JURISDICTION GOVERN THE CREATION, PERFECTION OR ENFORCEMENT OF INTERESTS, OR THE REMEDIES, RELATED TO ANY PART OF THE COLLATERAL, OR TO THE EXTENT THAT UNITED STATES FEDERAL LAW APPLIES PURSUANT TO SECTION 11.8 OR OTHERWISE.

      Section  11.15.  SUBMISSION  TO  JURISDICTION;  SERVICE  OF
PROCESS.
      (a) Any legal action or proceeding with respect to this Agreement or the Notes or any document related thereto may be brought in the courts of the State of Texas or of the United States of America for the Northern District of Texas, and, by execution and delivery of this Agreement, each Borrower hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The parties hereto hereby irrevocably waive any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which any of them may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.

      (b) Each Borrower irrevocably consents to the service of process of any of the aforesaid courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such Borrower at its address provided herein.

      (c) Nothing contained in this Section 11.15 shall affect the right of the Agent, any Lender or any holder of a Note to serve process in any other manner permitted by law or commence legal proceedings or otherwise proceed against any Borrower in any other jurisdiction.

      Section 11.16. JURY TRIAL WAIVER. BORROWERS AND LENDERS EACH HEREBY WAIVE ANY RIGHT TO A JURY TRIAL WITH RESPECT TO ANY MATTER ARISING OR RELATING TO THIS AGREEMENT, THE NOTES OR THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

       Section 11.17. Counterparts. This Agreement and all amendments hereto, and all the other Loan Documents may be executed in any number of original counterparts, each of which when so executed and delivered shall be an original, and all of which, collectively, shall constitute one and the same agreement, it being understood and agreed that the signature pages may be detached from one or more counterparts and combined with the signature pages from any other counterpart in order that one or more fully executed originals may be assembled.

     Section 11.18. Inconsistent Provisions. In the event of any conflict or inconsistency between the terms of this Agreement and the terms of the other Loan Documents, the terms of this Agreement shall control.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers effective as of the Closing Date.

                              BORROWERS:

                              AMRESCO,INC., a Delaware corporation



                              By:
                                   Thomas J. Andrus,
                                   Treasurer


                              AMRESCO ASSET MARKETING ADVISORS,
                              INC.


                              By:
                                   Thomas J. Andrus,
                                   Treasurer


                              AMRESCO CANADA, INC.


                              By:
                                   Thomas J. Andrus,
                                   Treasurer


                              AMRESCO CAPITAL CORPORATION


                              By:
                                   Thomas J. Andrus,
                                   Treasurer





                              AMRESCO EQUITIES CANADA INC.


                              By:
                                   Thomas J. Andrus,
                                   Treasurer


                              AMRESCO FINANCIAL I, INC.


                              By:
                                   Thomas J. Andrus,
                                   Treasurer


                              AMRESCO FUNDING CORPORATION


                              By:
                                   Thomas J. Andrus,
                                   Treasurer


                                AMRESCO  GENERAL  PARTNERS,  INC.
                                f/k/a
                                DAPA-3, INC.


                              By:
                                   Thomas J. Andrus,
                                   Treasurer


                              AMRESCO INSTITUTIONAL, INC.


                              By:
                                   Thomas J. Andrus,
                                   Treasurer


                              AMRESCO-MBS I, INC.


                              By:
                                   Thomas J. Andrus,
                                   Treasurer


                              AMRESCO MANAGEMENT INC. f/k/a BEI
                              MANAGEMENT, INC.


                              By:
                                   Thomas J. Andrus,
                                   Treasurer


                              AMRESCO MORTGAGE CAPITAL, INC.


                              By:
                                   Thomas J. Andrus,
                                   Treasurer


                              AMRESCO NEW ENGLAND II, INC.


                              By:
                                   Thomas J. Andrus,
                                   Treasurer


                              AMRESCO NEW HAMPSHIRE, INC.


                              By:
                                   Thomas J. Andrus,
                                   Treasurer


                              AMRESCO RESIDENTIAL CREDIT
                              CORPORATION


                              By:
                                   Thomas J. Andrus,
                                   Treasurer


                              AMRESCO RHODE ISLAND, INC.


                              By:
                                   Thomas J. Andrus,
                                   Treasurer


                              AMRESCO SERVICES CANADA INC.


                              By:
                                   Thomas J. Andrus,
                                   Treasurer


                              AMRESCO SERVICES, INC.


                              By:
                                   Thomas J. Andrus,
                                   Treasurer


                              AMRESCO 1994-N2, INC.


                              By:
                                   Thomas J. Andrus,
                                   Treasurer


                              ANH, INC.


                              By:
                                   Thomas J. Andrus,
                                   Treasurer


                              ASSET MANAGEMENT RESOLUTION COMPANY


                              By:
                                   Thomas J. Andrus,
                                   Treasurer


                              BEI GOLEMBE FINANCIAL, INC.


                              By:
                                   Thomas J. Andrus,
                                   Treasurer


                              BEI INSTITUTIONAL MANAGEMENT, INC.


                              By:
                                   Thomas J. Andrus,
                                   Treasurer


                              BEI MULTI-POOL, INC.


                              By:
                                   Thomas J. Andrus,
                                   Treasurer


                              BEI PORTFOLIO INVESTMENTS, INC.


                              By:
                                   Thomas J. Andrus,
                                   Treasurer


                              BEI PORTFOLIO MANAGERS, INC.


                              By:
                                   Thomas J. Andrus,
                                   Treasurer


                              BEI REAL ESTATE SERVICES, INC.


                              By:
                                   Thomas J. Andrus,
                                   Treasurer


                              BEI REAL ESTATE SERVICES OF
                              CALIFORNIA, INC.


                              By:
                                   Thomas J. Andrus,
                                   Treasurer


                              BEI REAL ESTATE SERVICES OF
                              COLORADO, INC.


                              By:
                                   Thomas J. Andrus,
                                   Treasurer


                              BEI SANJAC, INC.


                              By:
                                   Thomas J. Andrus,
                                   Treasurer


                              BEI SOUTHWEST, INC.


                              By:
                                   Thomas J. Andrus,
                                   Treasurer


                              BEI VENTURES, INC.


                              By:
                                   Thomas J. Andrus,
                                   Treasurer


                              BEI 1992 - N1, INC.


                              By:
                                   Thomas J. Andrus,
                                   Treasurer


                              BEI 1993 - N3, INC.


                              By:
                                   Thomas J. Andrus,
                                   Treasurer




                              BEI 1994 - N1, INC.


                              By:
                                   Thomas J. Andrus,
                                   Treasurer


                              ENT GREAT LAKES, INC.


                              By:
                                   Thomas J. Andrus,
                                   Treasurer


                              ENT, INC.


                              By:
                                   Thomas J. Andrus,
                                   Treasurer


                              ENT MIDWEST, INC.


                              By:
                                   Thomas J. Andrus,
                                   Treasurer


                              ENT NEW JERSEY, INC.


                              By:
                                   Thomas J. Andrus,
                                   Treasurer


                              ENT SOUTHERN CALIFORNIA, INC.


                              By:
                                   Thomas J. Andrus,
                                   Treasurer





                              GRANITE EQUITIES, INC.


                              By:
                                   Thomas J. Andrus,
                                   Treasurer


                              HOLLIDAY FENOGLIO, INC.


                              By:
                                   Thomas J. Andrus,
                                   Treasurer


                              LIFETIME HOMES OF NEW JERSEY, INC.


                              By:
                                   Thomas J. Andrus,
                                   Treasurer


                              LIFETIME HOMES OF SOUTH
                              CAROLINA, INC.


                              By:
                                   Thomas J. Andrus,
                                   Treasurer


                              LIFETIME INVESTMENTS OF NEW
                              JERSEY, INC.


                              By:
                                   Thomas J. Andrus,
                                   Treasurer






                              PRESTON HOLLOW ASSET HOLDINGS, INC.


                              By:
                                   Thomas J. Andrus,
                                   Treasurer


                              SPINNAKER REALTY CORPORATION


                              By:
                                   Thomas J. Andrus,
                                   Treasurer


                              V.N.J. CORPORATION


                              By:
                                   Thomas J. Andrus,
                                   Treasurer


                              AGENT:

                              NATIONSBANK OF TEXAS, N.A.,
                              a national banking association, as
                              Agent for Lenders


                              By:
                                   Brian Schneider,
                                   Vice President


                              LENDERS:

                              NATIONSBANK OF TEXAS, N.A., a
                              national banking association


                              By:
                                   Brian Schneider,
                                   Vice President


                              MORGAN  GUARANTY TRUST COMPANY  OF
                              NEW YORK, a New York state bank



                              BY:
                              NAME:
                              TITLE:

                              BANK ONE, TEXAS, NA,
                              a national banking association



                              BY:
                              NAME:
                              TITLE:

                              FIRST  INTERSTATE BANK  OF  TEXAS,N.A.,
                              a national banking association



                              BY:
                              NAME:
                              TITLE:

                              BRIDGE LOAN LENDER:

                              NATIONSBANK OF TEXAS, N.A.,
                              a national banking association


                              By:
                              Brian Schneider,
                              Vice President










                    REVOLVING LOAN AGREEMENT

                          Dated as of

                       September 29, 1995

                             among

                         AMRESCO, INC.
            AND THE OTHER ENTITIES DESIGNATED HEREIN
                          as Borrowers

                              and

                   NATIONSBANK OF TEXAS, N.A.
                            as Agent

                              and

                   NATIONSBANK OF TEXAS, N.A.
            AND THE OTHER ENTITIES DESIGNATED HEREIN
                           as Lenders






                       TABLE OF CONTENTS

     ARTICLE I

     TERMS DEFINED

          Section 1.1.                                Definitions       1
          Section 1.2.         Singular and Plural of Definitions      27
          Section 1.3.                    Substantive Definitions      27
          Section 1.4.                                      Money      27
          Section 1.5.                       Captions; References      27
          Section 1.6.        Accounting Terms and Determinations      28

     ARTICLE II

     COMMITMENT

          Section 2.1.               Credit Facilities Commitment      28
          Section 2.2.                        Method of Borrowing      29
          Section 2.3.                                       Fees      32
          Section 2.4.                       Additional Borrowers      33

     ARTICLE III

     TERMS OF CREDIT FACILITIES

          Section 3.1.                                       Note      34
          Section 3.2.                                   Maturity      34
          Section 3.3.                              Interest Rate      35
          Section 3.4.                          Interest Payments      35
          Section 3.5.                        LIBOR Rate Advances      35
          Section 3.6.         Payments of Advances; Reduction of
                                                Commitment Amount      38
          Section 3.7.                         Schedules on Notes      40
          Section 3.8.          General Provisions as to Payments      40
          Section 3.9.                    Application of Payments      41
          Section 3.10.   Post-Default Interest;  Past  Due Principal
                          and Interest                                 41
          Section 3.11.   Computation of Interest and Fees             41
          Section 3.12.                          Capital Adequacy      41
          Section 3.13.                Deposit of Cash Collateral      42

     ARTICLE IV

                     CONDITIONS TO FUNDING

          Section  4.1.        Conditions To Initial  Advance  or
                               Letter of Credit                        44
          Section 4.2.                 Conditions To All Advances      46
          Section 4.3.            Conditions to Letters of Credit      46



     ARTICLE V

                           COLLATERAL

     Section 5.1.                                        Security      47
     Section 5.2.                 Requirements For Assigned Loans      47
     Section 5.3.           Requirements for Mortgaged Properties      48
     Section 5.4.                                       Recording      48
     Section 5.5.                            Timing of Deliveries      49
     Section 5.6.                              Agent's Discretion      49
     Section 5.7.                        Lockbox; Lockbox Account      49


                           ARTICLE VI

                 REPRESENTATIONS AND WARRANTIES

          Section 6.1.           Existence and Power of Borrowers      50
          Section 6.2.                               Subsidiaries      50
          Section 6.3.               Authorization; Contravention      50
          Section 6.4.                    Enforceable Obligations      51
          Section 6.5.                      Financial Information      51
          Section 6.6.                                 Litigation      51
          Section 6.7.                                      ERISA      51
          Section 6.8.            Taxes and Filing of Tax Returns      52
          Section 6.9.                        Ownership of Assets      52
          Section 6.10.                      Business; Compliance      53
          Section 6.11.                         Licenses, Permits      53
          Section 6.12.                       Compliance with Law      53
          Section 6.13.                           Full Disclosure      53
          Section 6.14.                     Environmental Matters      53
          Section 6.15.                         Purpose of Credit      55
          Section 6.16.                  Governmental Regulations      55
          Section 6.17.                              Indebtedness      55
          Section 6.18.                                 Insurance      56
          Section 6.19.                                  Solvency      56
          Section 6.20.                  Due Diligence Procedures      56

     ARTICLE VII

                     AFFIRMATIVE COVENANTS

          Section 7.1.                   Information From AMRESCO      56
          Section 7.2.                      Business of Borrowers      58
          Section 7.3.                        Right of Inspection      59
          Section 7.4.                   Maintenance of Insurance      59
          Section 7.5.          Payment of Taxes, Impositions and
                                Claims                                 60
          Section 7.6.         Compliance with Laws and Documents      60
          Section 7.7. Environmental Law Compliance and Indemnity      60
          Section 7.8.                        Covenant Compliance      62
          Section 7.9.          Quantity and Quality of Documents      62
          Section 7.10.                           Use of Proceeds      62
          Section 7.11.                      Additional Documents      62
          Section 7.12.Compliance  With  Due  Diligence Standards;
                       Offices and Files                               62
          Section 7.13.                                Appraisals      63

     ARTICLE VIII

                       NEGATIVE COVENANTS

          Section 8.1.  Minimum Consolidated Tangible Net Worth      63
          Section 8.2.  Consolidated  Funded Debt to Consolidated
                        Capitalization                               63
          Section 8.3.                           Coverage Ratio      64
          Section 8.4.  Consolidated  Funded   Debt   to
                                             Consolidated EBITDA     64
          Section 8.5.  Corporate Facility Outstandings to
                                             Consolidated EBITDA     64
          Section  8.6. Limitation on  Debt  and  Foreign Exchange
                                                          Exposure   64
          Section 8.7.            Limitation on Sale of Properties   65
          Section 8.8.                        Limitations on Liens   65
          Section 8.9.         Limitation on Loans to Shareholders   66
          Section 8.10. Consolidations, Mergers, Sales  of Assets,
                          and Maintenance                            66
          Section 8.11.                             Investments      66
          Section 8.12.                           Distributions      68
          Section 8.13.      Limitation on Contingent Liabilities    68
          Section 8.14.              Transactions with Affiliates    68
          Section 8.15.                            Employee Plans    68
          Section 8.16.                            Use Violations    69
          Section 8.17.                   Exceptions to Covenants    69
          Section 8.18.        Fiscal Year and Accounting Methods    69
          Section 8.19.                  Governmental Regulations    69

                           ARTICLE IX

                     DEFAULTS AND REMEDIES

          Section 9.1.                          Events of Default      70
          Section 9.2.                                   Remedies      72
          Section 9.3.                          Rights of Set-Off      74
          Section 9.4.        Remedies Cumulative, Concurrent and
                                                    Non-Exclusive      75
          Section 9.5.        No Conditions Precedent to Exercise
                                                         Remedies      75
          Section 9.6.        Release of and Resort to Collateral      76
          Section 9.7.                                    Waivers      76
          Section 9.8.              Discontinuance of Proceedings      76
          Section 9.9.                          Power of Attorney      76
          Section 9.10.                   Application of Proceeds      77


     ARTICLE X

                     AGENT AND THE LENDERS

          Section 10.1.    Appointment and Authorization of Agent      78
          Section 10.2.        Possession of Instruments by Agent      79
          Section 10.3.                                  Expenses      79
          Section 10.4.    Delegation of Duties; Reliance;
                                                     Consultation      80
          Section 10.5.           Limitation of Agent's Liability      80
          Section 10.6.                       Default; Collateral      81
          Section 10.7.                         Lenders' Decision      82
          Section 10.8.        Limitation of Liability of Lenders      83
          Section 10.9.                   Relationship of Lenders      83
          Section 10.10.             Debtor-Creditor Relationship      83
          Section 10.11.                         Credit Decisions      83
          Section 10.12.                         Removal of Agent      84
          Section 10.13.                     Resignation by Agent      84
          Section 10.14.         Sharing of Payments and Setoffs.      85
          Section 10.15.                   Non-advancing Lenders.      85
          Section 10.16.                       Benefit of Lenders      86


     ARTICLE XI

                         MISCELLANEOUS

          Section 11.1.                      Continuing Agreement      86
          Section 11.2.                                   Notices      87
          Section 11.3.                                No Waivers      87
          Section 11.4.              Expenses; Documentary Taxes;
                                                 Indemnification       88
          Section 11.5.        Amendments and Waivers; Consent to
                                                        Deviation      88
          Section 11.6.                                  Survival      88
          Section 11.7.         Prior Understandings; No Defenses;
                                      Release; No Oral Agreements      89
          Section 11.8.                    Limitation on Interest      89
          Section 11.9.                        Invalid Provisions      90
          Section 11.10.                   Successors and Assigns      90
          Section 11.11.      Senior Debt; Borrower Subordination      94
          Section 11.12.                           Revolving Loan      94
          Section 11.13.                             Construction      94
          Section 11.14.                           APPLICABLE LAW      95
          Section 11.15.      SUBMISSION TO JURISDICTION; SERVICE
                                                       OF PROCESS      95
          Section 11.16.                        JURY TRIAL WAIVER      95
          Section 11.17.                             Counterparts      95
          Section 11.18.                  Inconsistent Provisions      96


                     SCHEDULES AND EXHIBITS

SCHEDULE I     - LENDERS AND BORROWERS
SCHEDULE II    - COMMITMENT FEE PERCENTAGE; LIBOR MARGIN
EXHIBIT A      - CORPORATE FACILITY NOTE
EXHIBIT A-1    - PORTFOLIO FACILITY NOTE
EXHIBIT B      - COLLATERAL ASSIGNMENT
EXHIBIT C      - PLEDGE AGREEMENT
EXHIBIT D      - REQUEST FOR ADVANCE
EXHIBIT D-1    - FORM OF COMPLIANCE LETTER
EXHIBIT E      - SECURITY AGREEMENT
EXHIBIT F      - LOCKBOX AGREEMENT
EXHIBIT G      - SUPPLEMENT TO SCHEDULE I
EXHIBIT H      - ASSIGNMENT AND ACCEPTANCE